UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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The Hershey Company

(Name of Registrant as Specified In Its Charter)

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The Hershey Company

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	April 30, 2013, at 10:00 a.m. Eastern Daylight Time

PLACE	GIANT Center 550 West Hersheypark Drive Hershey, PA 17033

ITEMS OF BUSINESS	(1)	Elect ten directors.

	(2)	Ratify the appointment of KPMG LLP as the Company’s independent auditors for 2013.

	(3)	Approve, on a non-binding advisory basis, a resolution approving executive compensation.

	(4)	Discuss and take action on any other business that is properly brought before the meeting.

WHO CAN VOTE?	You can vote at the meeting and at any adjournment or postponement of the meeting if you were a stockholder at the close of business on March 4, 2013, the record date for the annual meeting.

By order of the Board of Directors,

Leslie M. Turner

Senior Vice President,

General Counsel and Secretary

March 19, 2013

Your vote is important. Instructions on how to vote are contained in our proxy statement and in the Notice of Internet Availability of Proxy Materials. Please cast your vote by telephone or over the Internet as described in those materials. Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date and return the proxy/voting instruction card in the envelope provided.

The Hershey Company

100 Crystal A Drive

Hershey, Pennsylvania 17033

March 19, 2013

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on April 30, 2013

The Board of Directors of The Hershey Company, a Delaware corporation, is furnishing this proxy statement to you in connection with the solicitation of proxies for our 2013 annual meeting of stockholders. The meeting will be held on April 30, 2013, at 10:00 a.m. Eastern Daylight Time, or EDT, at GIANT Center, 550 West Hersheypark Drive, Hershey, Pennsylvania 17033. Valid proxies received in connection with the annual meeting may be voted at the annual meeting and at any adjournments or postponements of that meeting.

Important Notice Regarding the Availability of Proxy Materials for the

2013 Annual Meeting of Stockholders to be held on April 30, 2013

Our notice of annual meeting and proxy statement, annual report to stockholders, electronic proxy card and other annual meeting materials are available on the Internet at www.proxyvote.com. We intend to begin mailing our Notice of Internet Availability of Proxy Materials to stockholders on or about March 19, 2013. At that time, we also will begin mailing paper copies of our proxy materials to stockholders who requested them. Please see page 2 of this proxy statement for more information on how these materials will be distributed.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Annual Meeting Information

What is a proxy statement and why is it important?

We hold a meeting of stockholders annually. This year’s meeting will be held on April 30, 2013. There will be certain items of business that must be voted on by our stockholders at the meeting, and our Board of Directors is seeking your proxy to vote on these items. This proxy statement contains important information about The Hershey Company and the matters that will be voted on at the meeting. Please read these materials carefully so that you have the information you need to make informed decisions. Throughout this proxy statement, we will refer to ourselves as “The Hershey Company,” “Hershey,” “we,” “our” or the “Company.”

How are proxy solicitation and other required annual meeting materials distributed?

The Securities and Exchange Commission, or SEC, has adopted rules that allow us to mail a notice to our stockholders advising that our proxy statement, annual report to stockholders, electronic proxy card and related materials are available for viewing, free of charge, on the Internet. Stockholders may then access these materials and vote over the Internet or request delivery of a full set of materials by mail or email. We have elected to utilize this process for the 2013 annual meeting. We intend to begin mailing the required notice, called Notice of Internet Availability of Proxy Materials, or Notice, to stockholders on or about March 19, 2013. The proxy materials will be posted on the Internet, at www.proxyvote.com, no later than the day we begin mailing the Notice. If you receive a Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

The Notice of Internet Availability of Proxy Materials contains important information, including:

•	The date, time and location of the annual meeting;

•	A brief description of the matters to be voted on at the meeting;

•	A list of the proxy materials available for viewing on www.proxyvote.com and the control number you will use to access the site; and

•	Instructions on how to access and review the proxy materials online, how to vote your shares over the Internet, and how to get a paper or email copy of the proxy materials, if that is your preference.

These rules give us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage.

What is a proxy?

A proxy is your legal designation of another person to vote the stock that you own. The person you designate to vote your shares is also called a proxy. We have provided an electronic proxy card at www.proxyvote.com that you will use to vote your shares online or by telephone. If you requested a paper copy of our proxy materials, you also can vote using the proxy card enclosed with those materials. On our proxy card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the annual meeting. When you submit a valid proxy, the people named on the proxy card as proxies are required to vote your shares at the annual meeting in the manner you have instructed. Please turn to page 4 for more information about voting your shares.

What is the record date and why is it important?

The record date is the date used by our Board of Directors to determine which stockholders of the Company are entitled to receive notice of, and vote on the items presented at, the annual meeting. Our Board established March 4, 2013, as the record date for the 2013 annual meeting.

What is the difference between a registered stockholder and a stockholder who owns stock in street name?

If you hold shares of Hershey stock directly in your name, you are a registered stockholder. If you own your Hershey shares indirectly through a broker, bank or other holder of record, those shares are held in street name.

How do I gain admission to the annual meeting?

If you owned Hershey stock on the record date, you may attend the annual meeting. If you are a registered stockholder, you must bring with you the Notice of Internet Availability of Proxy Materials and a government-issued photo identification (such as a valid driver’s license or passport) to gain admission to the meeting. If you did not receive a Notice because you elected to receive a paper copy of the proxy materials, please bring the admission ticket printed on the top half of the proxy card supplied with those materials, together with your government-issued photo identification, to gain admission to the meeting. If you receive your proxy materials by email, please call our Investor Relations Department at (800) 539-0261 and request an admission ticket for the meeting.

If you hold your shares in street name and want to attend the meeting, you must bring your government-issued photo identification, together with:

•	The Notice of Internet Availability of Proxy Materials you received from your broker, bank or other holder of record; or

•	A letter from your broker, bank or other holder of record indicating that you were the beneficial owner of Hershey stock as of the record date for the meeting; or

•	Your most recent account statement indicating that you were the beneficial owner of Hershey stock as of the record date for the meeting.

What will occur at the annual meeting?

Following opening remarks, stockholders will be offered an opportunity to submit completed voting ballots on the proposals to be presented at this year’s meeting. Following the vote, we will provide an update on our business followed by an opportunity for stockholders to ask questions. Finally, we will provide a preliminary report on the votes cast for each of the proposals presented at the meeting.

What proposals will I be voting on, and how does the Board of Directors recommend I vote?

Proposal		Board Recommendation
No. 1	Election of ten directors, each to serve until the next annual meeting of stockholders and until his or her successor has been properly elected and qualified	FOR all nominees

No. 2	Ratification of the Audit Committee’s selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2013	FOR

No. 3	Approval, on a non-binding advisory basis, of a resolution approving the Company’s executive compensation	FOR

What other matters might arise at the meeting?

We are not aware of any other matters that will be brought before the stockholders at the annual meeting. Except under very limited circumstances, stockholder proposals and nominations for director had to be submitted to us in advance and meet certain requirements in order to be eligible for consideration at the meeting. We described those requirements in our 2012 proxy statement. If any other item of business is properly presented for a vote at the annual meeting, the proxies will vote validly-executed proxies returned to us in accordance with their best judgment. Procedures for submitting stockholder proposals and nominations for director for the 2014 annual meeting are described beginning on page 87.

Voting Information

Does Hershey have more than one class of stock outstanding?

We have two classes of stock outstanding, Common Stock and Class B Common Stock. As of the record date for the annual meeting, there were 162,966,507 shares of Common Stock outstanding and 60,628,737 shares of Class B Common Stock outstanding. All of the outstanding shares of Common Stock and Class B Common Stock are entitled to be voted at the meeting.

What are the voting rights of each class of stock?

You may cast one vote for each share of Common Stock that you held as of the close of business on the record date. You may cast ten votes for each share of Class B Common Stock that you held as of the close of business on the record date.

What is a quorum and why is it important?

A quorum is the minimum number of votes entitled to be cast that must be present, either in person or by proxy, at the annual meeting in order to conduct business at the annual meeting. Votes will be deemed to be “present” at the meeting if a stockholder of record:

•	Attends the meeting in person; or

•	Properly submits a proxy in advance of the meeting by Internet, telephone or proxy card.

On most matters, the votes of the holders of the Common Stock and Class B Common Stock are counted together. However, there are some matters that must be voted on only by the holders of one class of stock. We will have a quorum for all matters to be voted on at the annual meeting if the following number of votes is present, in person or by proxy:

•	For any matter requiring the vote of the Common Stock voting separately: a majority of the votes of the Common Stock outstanding on the record date.

•	For any matter requiring the vote of the Class B Common Stock voting separately: a majority of the votes of the Class B Common Stock outstanding on the record date.

•

For any matter requiring the vote of the Common Stock and Class B Common Stock voting together without regard to class: a majority of the votes of the Common Stock and Class B Common Stock outstanding on the record date.

It is possible that we could have a quorum for certain items of business to be voted on at the annual meeting and not have a quorum for other matters. If that occurs, we will proceed with a vote only on the matters for which a quorum is present.

Abstentions are counted as being present and entitled to vote in determining whether a quorum is present. Shares as to which “broker non-votes” exist will be counted as present and entitled to vote in determining whether a quorum is present for any matter requiring the vote of the Common Stock and Class B Common Stock voting together as a class, but will not be counted as present and entitled to vote in determining whether a quorum is present for any matter requiring the vote of the Common Stock or Class B Common Stock voting separately as a class. A “broker non-vote” occurs when a nominee, such as a broker, bank or other holder of record, holding shares for a street name owner, cannot vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions on how to vote from the street name owner.

What vote is required to approve each proposal?

Proposal No. 1: Election of Directors. Ten directors are to be elected at our annual meeting. As required by our certificate of incorporation and by-laws:

•	One-sixth of the total number of our directors (which equates presently to two directors) will be elected by the holders of our Common Stock voting separately as a class.

•	The remaining eight directors will be elected by the holders of our Common Stock and Class B Common Stock voting together without regard to class.

You can cast your vote “FOR” any or all of the director nominees named on the proxy card or “WITHHOLD” your vote on any or all of the nominees. Please refer to the voter website, www.proxyvote.com, for voting instructions. If you requested a paper copy of the proxy materials, voting instructions are contained on the proxy card enclosed with those materials.

Directors will be elected by plurality. That means the nominees who receive the greatest number of properly cast “FOR” votes will be elected.

Robert M. Malcolm and Anthony J. Palmer have been nominated by the Board for election by the holders of our Common Stock voting separately at the 2013 annual meeting. The other director nominees have been nominated for election by the holders of our Common Stock and Class B Common Stock voting together. Please go to page 27 for more information about Proposal No. 1.

Proposal Nos. 2 and 3. Each of Proposal Nos. 2 and 3 will be approved if the holders of record of our Common Stock and Class B Common Stock representing a majority of the votes present (in person or by proxy) and entitled to vote at the annual meeting vote in favor of each proposal. We have provided additional information about these proposals in this proxy statement.

How can I vote my shares before the meeting?

If you are a registered stockholder, there are three ways to vote your shares before the meeting:

•

By Internet (www.proxyvote.com): Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on April 29, 2013. Have your Notice of Internet Availability of Proxy Materials or proxy card with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•

By telephone (800-690-6903): Submit your vote by telephone until 11:59 p.m. EDT on April 29, 2013. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you call and then follow the instructions you receive from the telephone voting site.

•

By mail: If you requested a paper copy of the proxy materials, mark, sign and date the proxy card enclosed with those materials and return it in the postage-paid envelope we have provided. To be valid, proxy cards must be received before the start of the annual meeting. Proxy cards should be returned to The Hershey Company, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

If your shares are held in street name, your broker, bank or other holder of record may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.

Further instructions on how to vote your shares are provided on the Notice of Internet Availability of Proxy Materials, the voter website, www.proxyvote.com and elsewhere in this proxy statement. If you requested a paper copy of the proxy materials, voting instructions also are contained on the proxy card enclosed with those materials.

Can I vote at the meeting?

If you are a registered stockholder, you can vote at the meeting any shares that were registered in your name as the stockholder of record as of the record date.

If your shares are held in street name, you are not a holder of record of those shares and cannot vote them at the annual meeting unless you have a legal proxy from the holder of record. If you plan to attend and vote your street-name shares at the annual meeting, you should request a legal proxy from your broker, bank or other holder of record and bring it with you to the meeting.

If you plan to vote at the meeting, please pick up a ballot at the designated voting booth upon your arrival. You may then either deposit your ballot in any of the designated ballot boxes located inside the meeting room before the meeting begins or submit your ballot to a meeting usher at the time designated during the meeting. Ballots will not be distributed during the meeting. Shares may not be voted after the polls close.

Whether or not you plan to attend the meeting, we strongly encourage you to vote by proxy prior to the meeting.

Can I revoke my proxy or change my voting instructions once submitted?

If you are a registered stockholder, you can revoke your proxy and change your vote prior to the annual meeting by:

•	Sending a written notice of revocation to our Corporate Secretary at 100 Crystal A Drive, Hershey, Pennsylvania 17033 (the notification must be received by the close of business on April 29, 2013);

•	Voting again by Internet or telephone prior to 11:59 p.m. EDT on April 29, 2013 (only the latest vote you submit will be counted); or

•	Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the annual meeting).

If your shares are held in street name, you should contact your broker, bank or other holder of record about revoking your voting instructions and changing your vote prior to the meeting.

If you are eligible to vote at the annual meeting, you also can revoke your proxy or voting instructions and change your vote at the annual meeting by submitting a written ballot before the polls close.

What will happen if I submit my proxy but do not vote on a proposal?

If you submit a valid proxy but fail to provide instructions on how you want your shares to be voted, properly submitted proxies will be voted:

•	“FOR” the election of all director nominees;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent auditors; and

•	“FOR” the approval of the Company’s executive compensation.

If any other item is properly presented for a vote at the meeting, the shares represented by your properly submitted proxy will be voted at the discretion of the proxies.

What will happen if I neither submit my proxy nor vote my shares in person at the annual meeting?

If you are a registered stockholder, your shares will not be voted.

If your shares are held in street name, your broker, bank or other holder of record may vote your shares on certain “routine” matters. The ratification of independent auditors is currently considered to be a routine matter. On this matter, your broker, bank or other holder of record can:

•	Vote your street-name shares even though you have not provided voting instructions; or

•	Choose not to vote your shares.

The other matters you are being asked to vote on are not routine and cannot be voted by your broker, bank or other holder of record without your instructions. When a broker, bank or other holder of record is unable to vote shares for this reason, it is called a “broker non-vote.”

Are abstentions and broker non-votes counted in the vote totals?

If you mark or vote “abstain” on either Proposal No. 2 or 3, the abstention will have the effect of being counted as a vote “AGAINST” the proposal. Broker non-votes with respect to Proposal Nos. 1, 2 and 3 are not included in vote totals and will not affect the outcome of the vote on those proposals.

How do I vote if I am a participant in one of the Company’s 401(k) Plans?

If you are a participant in either The Hershey Company 401(k) Plan or The Hershey Company Puerto Rico 401(k) Plan, you may have certain voting rights regarding shares of our Common Stock credited to your account in the plan. You do not own these shares. They are owned by the plan trustee.

The plan provides you with voting rights based on the number of shares of Hershey Common Stock that were constructively invested in your plan account as of the close of business on the record date. We originally contributed these shares to the plan on your behalf as matching or supplemental retirement contributions. You may vote these shares in much the same way as registered stockholders vote their shares, but you have an earlier deadline. Your vote must be received by the plan trustee by 11:59 p.m. EDT on April 25, 2013. You may vote these shares by following the instructions provided on the Notice of Internet Availability of Proxy Materials and on the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, you also may vote by mail by signing, dating and returning the proxy/voting instruction card included with those materials.

By submitting voting instructions, you will direct the plan trustee:

•	How to vote the shares of Common Stock allocated to your account in the plan; and

•	How to vote a portion of the shares of Common Stock allocated to the accounts of other participants in the plan who have not submitted voting instructions by the deadline.

The plan trustee will submit one proxy to vote all shares of Common Stock in the plan. The trustee will vote the shares of participants submitting voting instructions in accordance with their instructions and will vote the remaining shares of Common Stock in the plan in the same proportion as the final votes of all participants who actually voted. Please note that, if you do not submit voting instructions for the shares of Common Stock in your account by the voting deadline, those shares will be included with the other undirected shares and voted by the trustee as described above. Because the trustee submits one proxy to vote all shares of Common Stock in the plan, you may not vote plan shares in person at the annual meeting.

How do I vote my shares in the Company’s Automatic Dividend Reinvestment Service Plan?

Computershare, our transfer agent, has arranged for any shares that you hold in the Automatic Dividend Reinvestment Service Plan to be included in the total registered shares of Common Stock shown on the Notice of Internet Availability of Proxy Materials or proxy card we have provided you. By voting these shares, you also will be voting your shares in the Automatic Dividend Reinvestment Service Plan.

Additional Information about the Annual Meeting

Who will pay the cost of soliciting votes for the annual meeting?

We will pay the cost of preparing, assembling and furnishing proxy solicitation and other required annual meeting materials. We do not use a third-party solicitor. It is possible that our directors, officers and employees might solicit proxies by mail, telephone, telefax, electronically over the Internet or by personal contact, without receiving additional compensation. We will reimburse brokers, banks and other nominees, fiduciaries and custodians who nominally hold shares of our stock as of the record date for the reasonable costs they incur furnishing proxy solicitation and other required annual meeting materials to street-name holders who beneficially own those shares on the record date.

What is householding?

The SEC has adopted rules that allow us to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our proxy solicitation and other required annual meeting materials to two or more stockholders sharing the same address. We may do this only if the stockholders at that address share the same last name or if we reasonably believe that the stockholders are members of the same family. If we are sending a Notice, the envelope must contain a separate Notice for each stockholder at the shared address. Each Notice must contain a unique control number that each stockholder will use to gain access to our proxy materials and vote online. If we are mailing a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card.

We believe this rule is beneficial to both our stockholders and to us. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, stockholders at a shared address may revoke their consent to the householding program and receive their Notice in a separate envelope, or, if they have elected to receive a full copy of our proxy materials in the mail, receive a separate copy of these materials. If you have elected to receive paper copies of our proxy materials and want to receive a separate copy of these materials for our 2013 annual meeting, please call our Investor Relations Department, toll free, at (800) 539-0261. If you consented to the householding program and wish to revoke your consent for future years, simply call, toll free, (800) 542-1061, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

What does it mean if I received more than one Notice or proxy card?

You probably have multiple accounts with us and/or brokers, banks or other holders of record. You should vote all of the shares represented by these Notices/proxy cards. Certain brokers, banks and other holders of record have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your broker, bank or other holder of record for more information. Additionally, our transfer agent, Computershare, can assist you if you want to consolidate multiple registered accounts existing in your name. To contact our transfer agent, write to Computershare, P.O. Box 43006, Providence, Rhode Island 02940-3006; or for overnight delivery, to Computershare, 250 Royall Street, Canton, Massachusetts 02021-1011; or call:

•	(800) 851-4216 Domestic Holders

•	(201) 680-6578 Foreign Holders

•	(800) 952-9245 Domestic TDD line for hearing impaired

•	(312) 588-4110 Foreign TDD line for hearing impaired

Will you publish the results of voting?

Preliminary results of voting will be announced at the annual meeting. We also will publish voting results in a current report on Form 8-K that we will file with the SEC within four business days following the meeting. If the Inspector of Elections for the annual meeting has not yet certified the voting results as final on the day we file the Form 8-K, we will note in the filing that the results are preliminary and publish the final results in a subsequent Form 8-K within four business days after the final voting results are known. The final results also will be posted in the “Investors” section of the Company’s website, www.thehersheycompany.com, as soon as they are certified by the Inspector of Elections for the annual meeting. Questions also may be directed to our Investor Relations Department at (800) 539-0261.

GOVERNANCE OF THE COMPANY

What is corporate governance?

Corporate governance is the process by which companies govern themselves.

At The Hershey Company, day-to-day business activities are carried out by our employees under the direction and supervision of our Chief Executive Officer, or CEO. The Board of Directors oversees these activities. In doing so, each director is required to use his or her business judgment in the best interests of the Company. The Board’s responsibilities include:

•	Review of the Company’s performance, strategies and major decisions;

•	Oversight of the Company’s compliance with legal and regulatory requirements and the integrity of its financial statements;

•	Oversight of management, including review of the CEO’s performance and succession planning for key management roles; and

•	Oversight of compensation for the CEO, key executives and the Board, as well as oversight of executive compensation policies and programs.

What principles has the Board established with respect to corporate governance?

The general principles governing the functions of our Board and its committees are contained in the following documents:

•

Corporate Governance Guidelines: Our Corporate Governance Guidelines provide the basic framework for the Board’s role in the governance of the Company. The guidelines include the Board’s policies regarding director independence, qualifications, responsibilities, access to management and outside advisors, compensation, continuing education, oversight of management succession and stockholding requirements. They also provide a process for directors to annually evaluate the performance of the Board.

•

Board Committee Charters: The Board has adopted a charter for each standing committee of the Board – the Audit Committee, the Compensation and Executive Organization Committee, the Finance and Risk Management Committee, the Governance Committee and the Executive Committee. The charters comply with the requirements of the Sarbanes-Oxley Act of 2002, rules of the SEC and listing standards of the New York Stock Exchange. We believe the charters reflect current best practices in corporate governance.

•

Code of Ethical Business Conduct: The Board has adopted a Code of Ethical Business Conduct. Adherence to this Code assures that our directors, officers and employees are held to the highest standards of integrity. The Code covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Audit Committee oversees the Company’s communication of, and compliance with, the Code.

You can view the Corporate Governance Guidelines, committee charters and Code of Ethical Business Conduct in the Investors section of our website, www.thehersheycompany.com. We will post amendments to any of these documents on our website as soon as possible after the effective date of the amendment. If any amendment or waiver of the Code of Ethical Business Conduct applies to directors or executive officers, our posting will appear within four business days of the amendment or waiver.

What is the composition of the Board and how often are members elected?

There currently are ten members of the Board. Each member’s term will expire at the annual meeting. As discussed in greater detail beginning on page 27, the Board is recommending that you reelect each of these ten members for an additional one-year term at the annual meeting.

Which directors are independent, and how does the Board make that determination?

The Board determines which of our directors are independent. For a director to be considered independent under the listing standards of the New York Stock Exchange, the Board must affirmatively determine that the director has no direct or indirect material relationship with The Hershey Company. The Board has adopted categorical standards for independence that the Board uses in determining which directors are independent. Rather than have one set of standards for Board members as a whole and additional standards for Audit Committee members, as permitted by the New York Stock Exchange, the Board bases its determination of independence for all directors on the more stringent standards applicable to Audit Committee members. These standards are contained in our Corporate Governance Guidelines, which are available for viewing in the Investors section of our website, www.thehersheycompany.com.

Applying the categorical standards for independence, the listing standards of the New York Stock Exchange and rules of the SEC, the Board determined that the following directors recommended for election at the annual meeting are independent: Pamela M. Arway, Robert F. Cavanaugh, Charles A. Davis, Robert M. Malcolm, James M. Mead, James E. Nevels, Anthony J. Palmer, Thomas J. Ridge and David L. Shedlarz. The Board determined that John P. Bilbrey, President and Chief Executive Officer of The Hershey Company, is not independent because he is an executive officer of the Company.

Although there were no transactions, relationships or arrangements of the type or category described under the categorical standards that would disqualify any of the directors, other than Mr. Bilbrey, from being independent, in making its independence determinations with respect to Messrs. Cavanaugh, Mead and Nevels, the Board considered each of their roles as independent members of the board of directors of Hershey Trust Company and the board of managers (governing body) of Milton Hershey School and certain transactions the Company had or may have with these entities.

Hershey Trust Company, as trustee for the trust established by Milton S. and Catherine S. Hershey that has as its sole beneficiary Milton Hershey School, is our controlling stockholder. Throughout this proxy statement, as the context permits, we refer to Hershey Trust Company, in its capacity as trustee for the benefit of Milton Hershey School, as the “Milton Hershey School Trust.” Hershey Trust Company, the Milton Hershey School Trust and companies owned by the Milton Hershey School Trust are considered affiliates of the Company under SEC rules. During 2012, we had a number of transactions with the Milton Hershey School Trust and companies owned by the Milton Hershey School Trust involving the purchase and sale of goods and services in the ordinary course of business and the leasing of real estate at market rates. We have outlined these transactions in greater detail in the section entitled “Certain Transactions and Relationships,” beginning on page 84 of this proxy statement. We have provided information about Company stock owned by the Milton Hershey School Trust and by Hershey Trust Company as investments beginning on page 37.

Messrs. Cavanaugh, Mead and Nevels do not receive any compensation from The Hershey Company, from Hershey Trust Company or from Milton Hershey School other than compensation they receive or will receive in the ordinary course as board members of each of those entities. In addition, Messrs. Cavanaugh, Mead and Nevels do not participate in Board decisions in connection with the Company’s transactions with the Milton Hershey School Trust and companies owned by the Milton Hershey School Trust. The Board therefore concluded that the relationships Messrs. Cavanaugh, Mead and Nevels have with the Company, other than as directors of the Company, are not material.

Do our independent directors meet separately in regularly-scheduled executive sessions, and, if so, who presides at those meetings?

Our independent directors meet regularly in executive session at the conclusion of every Board meeting and at other times as the independent directors deem necessary. Each executive session is chaired by James E. Nevels, our Chairman of the Board. In the Chairman’s absence, executive sessions are chaired by an independent director assigned on a rotating basis. Members of the Audit Committee, Compensation and Executive Organization Committee, Finance and Risk Management Committee, Governance Committee and Executive Committee also meet regularly in executive session at the conclusion of committee meetings. Additional information about executive sessions is contained in our Corporate Governance Guidelines, which are available for viewing in the Investors section of our website, www.thehersheycompany.com.

Can I communicate with directors?

You may communicate with our directors in several ways. Communications regarding accounting, internal accounting controls or auditing matters may be addressed to the Audit Committee at the following address:

Audit Committee

c/o Corporate Secretary

The Hershey Company

100 Crystal A Drive

P.O. Box 810

Hershey, PA 17033-0810

You also may email the Audit Committee at auditcommittee@hersheys.com. Finally, you may submit your comments, confidentially and anonymously, if you desire, to the Audit Committee by calling the Hershey Concern Line at (800) 362-8321 or by accessing the Hershey Concern Line website at www.HersheysConcern.com.

You may contact the independent directors at the following address:

Independent Directors

c/o Corporate Secretary

The Hershey Company

100 Crystal A Drive

P.O. Box 810

Hershey, PA 17033-0810

You also may email the independent directors at independentdirectors@hersheys.com or contact the independent directors using the Hershey Concern Line telephone number or website noted above.

The Audit Committee will address communications from any interested party in accordance with our Board-approved Procedures for Submission and Handling of Complaints Regarding Compliance Matters, which are available for viewing in the Investors section of our website at www.thehersheycompany.com. Communications to the Audit Committee, independent directors and Hershey Concern Line are processed by the Office of General Counsel. The Office of General Counsel reviews and summarizes these communications and provides reports to the Audit Committee on a periodic basis. Communications regarding any accounting, internal control or auditing matter are reported immediately to the Audit Committee, as are allegations about our officers. Solicitations, junk mail and obviously frivolous or inappropriate communications are not forwarded to the Audit Committee, but copies are retained and made available to any director who wishes to review them.

How often did the Board meet in 2012?

The Board held six regular meetings and two special meetings in 2012. Each director attended at least 87% of all of the meetings of the Board and committees of the Board on which he or she served in 2012. Average attendance for all of these meetings equaled 97%.

What is the Company’s policy regarding Board members’ attendance at the annual meeting?

Directors are expected to attend our annual meetings of stockholders. All of the ten directors standing for election at our 2012 annual meeting, held on May 1, 2012, were in attendance at that meeting.

What is the Board’s leadership structure, and why is it the best structure for the Company at this time?

The Board’s current leadership structure separates the roles of the Chairman of the Board of Directors and the Chief Executive Officer. Our Chairman of the Board presides at all Board and stockholder meetings, approves the agendas for all Board meetings and sees that all orders, resolutions and policies adopted or established by the Board are carried into effect. The Board has determined that our Chairman is an independent member of the Board under the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines. Our Chief Executive Officer is responsible for the Company’s strategic focus and oversees the day-to-day operations of the Company. He also serves as a member of the Board and is the primary liaison between the Board and Company management.

Our Board believes that separation of the roles of Chairman and Chief Executive Officer is the best governance model for the Company at this time. Under this model, our Chairman can devote his attention to assuring that the Company has the proper governance controls in place, that our Board is properly structured from the standpoints of membership, size and diversity, and that management has the support it needs from the Board to carry out the Company’s strategic priorities. The Chief Executive Officer, relieved of the duties normally performed by the Chairman, is free to focus his entire attention on growing and strengthening the business.

What is the Board’s role in risk oversight?

Our Board takes an active role in risk oversight. In August 2009, the Board established a Finance and Risk Management Committee. This Committee was established, in part, to enhance the Board’s oversight of how senior management manages the material risks facing the Company.

The Finance and Risk Management Committee is composed of independent directors and operates in accordance with a written charter. The Committee meets periodically with management to discuss risk topics pursuant to the Committee’s rolling agenda. Reports are then provided by the Committee to the Board at the Board’s next regularly-scheduled meeting. The Chair of the Finance and Risk Management Committee also meets at least annually with the Audit Committee to discuss the Company’s risk management programs. The Audit Committee includes a summary of these discussions in its report to the Board at the Board’s next regularly-scheduled meeting.

In addition, when setting the performance measures and goals for the Company’s incentive plans for 2012 and 2013, the Compensation and Executive Organization Committee of the Board received management’s views on whether the incentive plans’ measures or goals may encourage inappropriate risk-taking by the Company’s officers or employees. Management noted, and the Committee concurred and reported to the full Board, that the performance measures and goals were tied to the Company’s strategic objectives and achievable financial performance centered on the Company’s publicly-announced financial expectations. As such, the incentive plans were believed not to encourage risk-taking outside of the range of risks contemplated by the Company’s business plan.

What are the committees of the Board and what are their functions?

The Board has five standing committees: Audit, Compensation and Executive Organization, Finance and Risk Management, Governance, and Executive. The Board also establishes, from time to time, committees of limited duration for a special purpose. Our Corporate Governance Guidelines require that every member of the Audit Committee, Compensation and Executive Organization Committee, Finance and Risk Management Committee, and Governance Committee be independent.

Audit Committee	11 meetings in 2012

Members:	Charles A. Davis (Chair) Pamela M. Arway James M. Mead James E. Nevels

Independence:	The Board determined that all directors on this Committee are independent under applicable listing standards of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and the Company’s Corporate Governance Guidelines.

Responsibilities:	Assists the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors and the performance of the independent auditors and the Company’s internal audit function;

Directly oversees and has direct responsibility for the appointment, compensation, retention and oversight of the work of the independent auditors;

Approves all audit and non-audit engagement fees and terms with the independent auditors;

Reviews and oversees, in consultation with the Finance and Risk Management Committee, the guidelines and policies governing the process by which the Company assesses and manages risk; and

Administers our Procedures for Submission and Handling of Complaints Regarding Compliance Matters.

Charter:	A current copy of the charter of the Audit Committee may be viewed on the Company’s website at www.thehersheycompany.com in the Investors section. The charter prohibits any member of the Audit Committee from serving on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of the director to effectively serve on the Committee. Should the Board ever make such a determination, it will be posted on the Company’s website.

Qualifications:	The Board has determined that all directors on this Committee are financially literate. The Board also determined that Messrs. Davis, Mead and Nevels qualify as “audit committee financial experts” as defined in SEC regulations and that each has accounting or related financial management expertise.

Compensation and Executive Organization Committee	8 meetings in 2012

Members:	Robert F. Cavanaugh (Chair) Pamela M. Arway Robert M. Malcolm Anthony J. Palmer David L. Shedlarz

Independence:	The Board determined that all directors on this Committee are independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Responsibilities:	Establishes the compensation of the Company’s executive officers (other than the Chief Executive Officer) and oversees the compensation policies and programs for all executive officers;

Evaluates the performance of and recommends to the independent directors of the full Board as a group the compensation of the Company’s Chief Executive Officer;

Reviews and recommends to the full Board the form and amount of director compensation;

Grants performance stock units, stock options, restricted stock units and other rights under the Long-Term Incentive Program of the Company’s Equity and Incentive Compensation Plan (“Incentive Plan”);

Establishes target-award levels and makes awards under the Annual Incentive Program of the Incentive Plan;

Administers the Incentive Plan;

Monitors executive compensation arrangements for consistency with corporate objectives and stockholders’ interests;

Reviews the executive organization of the Company; and

Monitors the development of personnel available to fill key executive positions as part of the succession planning process.

Charter:	A current copy of the charter of the Compensation and Executive Organization Committee may be viewed on the Company’s website at www.thehersheycompany.com in the Investors section.

The Compensation and Executive Organization Committee recommends or establishes director and executive officer compensation in accordance with the authority granted by its charter and the Board-approved compensation plans the Committee oversees. The Committee may delegate its responsibilities under limited circumstances to a subcommittee composed only of a subset of Committee members. Also, under the terms of the Board- and stockholder-approved Incentive Plan, the Committee is authorized to provide our CEO with limited authority to make stock-based awards to employees other than executive officers in connection with recruitment, retention, performance recognition or promotion. The Incentive Plan does not authorize our CEO to make grants to our executive officers.

The Committee engaged Mercer (US) Inc. (“Mercer”), an executive compensation consultant, to provide independent assistance to the Committee with respect to the Committee’s development and refinement of our compensation policies and the Committee’s assessment of whether our compensation programs support our business objectives, are market competitive and are cost-efficient.

Under its engagement letter with the Committee, Mercer has acknowledged that the firm is retained by and performs its service for the Committee while working with management to provide advice, counsel and recommendations that reinforce the Company’s business strategy, economics, organization and management approach. Mercer has provided and continues to provide services and products to the Company in addition to its work for the Committee, including services related to global compensation studies and surveys for various geographies. Mercer and its affiliates also provide products and services to the Company that are unrelated to compensation, including expatriate consulting services (provided by Mercer), international benefit claims processing services (provided by Mercer), corporate identity consulting services (provided by Lippincott) and property insurance consulting services (provided by Marsh USA Inc. and Marsh INSCO LLC). The Committee reviews and pre-approves all fees for services related to executive and director compensation provided by Mercer, as well as fees for compensation-related products and services provided to the Company in the United States if such fees exceed, in the aggregate, $10,000. The Committee also reviews fees paid to Mercer for compensation-related products or services provided to the Company outside the United States. The Committee has no role in the engagement of Mercer or Mercer affiliates that provide products or services to the Company that are unrelated to compensation, however, the Committee reviews the fees for such products and services concurrently with its review of compensation-related fees paid to Mercer.

The fees paid to Mercer and its affiliates for services provided in 2012 were as follows:

Services related to executive and director compensation		$348,058
Other services:
• Compensation-related products and services	$744,862
• Services unrelated to compensation	$828,936

• Total other services		$1,573,798

The Committee also has received and discussed with Mercer its letter to the Committee addressing factors relevant under SEC rules in assessing whether Mercer’s work for the Committee has raised any conflicts of interest as well as Mercer’s belief that no conflict of interest exists in its role as an adviser to the Committee. The factors addressed included the extent of any business or personal relationships with any member of the Committee or any executive officer of the Company; Mercer and its affiliates’ provision of other services to the Company; the level of fees received from the Company as a percentage of total revenue of Mercer’s parent company; the policies and procedures employed by Mercer to avoid conflicts of interest; and any ownership of Company stock by individuals employed by Mercer to advise the Committee. After considering these and other factors in their totality, no conflicts of interest with respect to Mercer’s advice were identified by the Committee.

Mercer provides the Committee with advice, counsel and recommendations with respect to the composition of the peer group and competitive data used for benchmarking our compensation program and financial performance. The Committee uses this and other information provided by Mercer to reach an independent recommendation regarding compensation to be paid to our CEO. The Committee’s final recommendation is then given to the independent directors of our Board for review and final approval.

In establishing compensation levels and awards for executive officers other than our CEO, the Committee takes into consideration the recommendations of Mercer and Company management, evaluations by our CEO of each officer’s individual performance and Company performance. The Committee evaluates director compensation primarily on the basis of peer group data used for benchmarking director compensation provided by Mercer.

Please turn to page 42 for additional information regarding our executive compensation programs and page 23 for information regarding compensation of our directors.

Finance and Risk Management Committee	7 meetings in 2012

Members:	David L. Shedlarz (Chair) Robert F. Cavanaugh Robert M. Malcolm Anthony J. Palmer Thomas J. Ridge

Independence:	The Board determined that all directors on this Committee are independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Responsibilities:	Assists the Board in fulfilling its oversight responsibilities relating to the Company’s management of its assets, liabilities and risks;

Reviews and makes recommendations regarding capital projects, acquisitions and dispositions of assets and changes in capital structure;

Reviews the Company’s annual budget and monitors performance against operational plans;

Recommends the terms of the Company’s principal banking relationships, credit facilities and commercial paper programs; and

Reviews and oversees, in consultation with the Audit Committee, the guidelines and policies governing the process by which the Company assesses and manages risk.

Charter:	A current copy of the charter of the Finance and Risk Management Committee may be viewed on the Company’s website at www.thehersheycompany.com in the Investors section.

Governance Committee	5 meetings in 2012

Members:	Pamela M. Arway (Chair) Robert F. Cavanaugh James E. Nevels Thomas J. Ridge

Independence:	The Board determined that all directors on this Committee are independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Responsibilities:	Reviews and makes recommendations on the composition of the Board and its committees;

Identifies, evaluates and recommends candidates for election to the Board consistent with the Board’s membership qualifications;

Reviews and makes recommendations to the full Board on corporate governance matters, including the Company’s Corporate Governance Guidelines;

Administers the Company’s Related Person Transaction Policy as directed by the Board; and

Evaluates the performance of the full Board, its independent committees and each director.

Charter:	A current copy of the charter of the Governance Committee may be viewed on the Company’s website at www.thehersheycompany.com in the Investors section.

Executive Committee	No meetings in 2012

Members:	James E. Nevels (Chair) Pamela M. Arway Robert F. Cavanaugh Charles A. Davis David L. Shedlarz

Responsibilities:

Manages the business and affairs of the Company, to the extent permitted by the Delaware General Corporation Law, when the Board is not in session.

A subcommittee consisting of the independent directors on this Committee who are not affiliated with Hershey Trust Company, Hershey Entertainment & Resorts Company and/or Milton Hershey School, or any subsidiary, division or affiliate of any of the foregoing, reviews and approves in advance any transaction not in the ordinary course of business between the Company and any of these entities, unless the Board or Corporate Governance Guidelines specify a different approval process. Currently, our Corporate Governance Guidelines provide that, unless directed otherwise by the independent members of our Board who have no affiliation with any of the above entities, such transactions will be reviewed and approved in advance by a special committee consisting of the directors elected by the holders of our Common Stock voting separately, and only in the absence of such directors will the subcommittee of this Committee approve such transactions. For more information regarding the review, approval or ratification of transactions involving the Company and these entities, please refer to the section entitled Certain Transactions and Relationships beginning on page 84.

Charter:	A current copy of the charter of the Executive Committee may be viewed on the Company’s website at www.thehersheycompany.com in the Investors section.

How are nominees for the Board selected?

The Governance Committee is responsible for identifying and recommending to the Board candidates for Board membership. The Milton Hershey School Trust, our controlling stockholder, also may from time to time recommend to the Governance Committee, or elect outright, individuals to serve on our Board.

The Governance Committee considers recommendations from directors, stockholders (including the Milton Hershey School Trust) or other sources. Occasionally, the Governance Committee engages a paid third-party consultant to assist it in identifying and evaluating director candidates. The Governance Committee has sole authority under its charter to retain, compensate and terminate these consultants. The Governance Committee has established a policy that it will not recommend a candidate to the full Board until all members of the Committee have interviewed and approved the candidate for nomination.

Our Corporate Governance Guidelines describe the experience, qualifications, attributes and skills sought by the Board of any Board nominee. Generally, the Board seeks individuals with skills and backgrounds that will complement those of other directors and maximize the diversity and effectiveness of the Board as a whole.

In reviewing the qualifications of prospective directors, the Board considers factors it deems appropriate, including the candidate’s:

•	Integrity;

•	Judgment;

•	Skill;

•	Diversity;

•	Ability to express informed, useful and constructive views;

•	Experience with businesses and other organizations of comparable size;

•	Ability to commit the time necessary to learn our business and to prepare for and participate actively in committee meetings and in Board meetings;

•	Experience and how it relates to the experience of the other Board members; and

•	Overall desirability as an addition to the Board and its committees.

The Board seeks individuals having knowledge and experience in such disciplines as finance, international business, marketing, mergers and acquisitions, supply chain management, information technology, human resources and consumer products. The Board also seeks individuals who bring unique and varied perspectives and life experiences to the Board. As such, the Governance Committee assists the Board by recommending prospective director candidates who will enhance the overall diversity of the Board. The Board views diversity broadly, taking into consideration the age, professional experience, race, education, gender and other attributes of its members.

The Governance Committee does not distinguish between nominees recommended by stockholders and other nominees. However, stockholders desiring to nominate a director candidate at the annual meeting must comply with certain procedures. We explained the procedures for nominating a director candidate at this year’s annual meeting in our 2012 proxy statement. If you are a stockholder and desire to nominate a director candidate at next year’s annual meeting, you must comply with the procedures for nomination set forth in the section entitled “Information about the 2014 Annual Meeting,” beginning on page 87. Stockholders who do not intend to nominate a director at an annual meeting may recommend a director candidate to the Governance Committee for consideration at any time. Stockholders desiring to do so must submit their recommendation in writing to The Hershey Company, c/o Corporate Secretary, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810, and include in the submission all of the information that would be required if the stockholder nominated the candidate at an annual meeting as described above and in the section beginning on page 87. The Governance Committee may require the nominating stockholder to submit additional information before considering the candidate.

Does the Board impose a maximum age limit for directors?

Our Corporate Governance Guidelines provide that directors will not be nominated for reelection after their 72nd birthday. All of the directors standing for election at the 2013 annual meeting of stockholders satisfied the applicable age requirement at the time of their nomination.

DIRECTOR COMPENSATION

How are directors compensated?

The Company maintains a Directors’ Compensation Plan designed to:

•	Attract and retain highly-qualified, non-employee directors; and

•	Align the interests of non-employee directors with those of our stockholders by paying a portion of their compensation in units representing shares of our Common Stock.

Directors who are employees of the Company receive no additional compensation for their service on our Board. Mr. Bilbrey, our current President and Chief Executive Officer, is the only employee of the Company who also served as a director during 2012 and thus received no additional compensation for his Board service.

The Board targets non-employee director compensation at the 50th percentile of compensation paid to directors at a peer group of companies we call the Compensation Peer Group. Information about the Compensation Peer Group is included in the Compensation Discussion and Analysis beginning on page 42. Each year, with the assistance of the Compensation and Executive Organization Committee and the Committee’s compensation consultant, the Board reviews the compensation paid to directors at companies in the Compensation Peer Group and establishes its compensation in accordance with its target. As a result of its review in December 2011, the Board made the following changes to director compensation for 2012:

•

Increased the annual fee paid to the chairs of the Audit Committee, the Compensation and Executive Organization Committee and the Finance and Risk Management Committee, from $10,000 to $15,000, effective January 1, 2012.

Therefore, compensation paid to non-executive directors in 2012 was as follows:

•	Annual retainer for Chairman of the Board	$195,000
•	Annual retainer for other non-employee directors	$90,000
•	Annual restricted stock unit award	$120,000
•	Annual fee for chairs of the Audit Committee, Compensation and Executive Organization Committee and Finance and Risk Management Committee	$15,000
•	Annual fee for the chair of the Governance Committee	$10,000

Payment of Annual Retainer and Committee Chair Fees

Non-employee directors may elect to receive all or a portion of the annual retainer in cash or Common Stock. Non-employee directors also may elect to defer receipt of the retainer or committee chair fees until the date their membership on the Board ends. Committee chair fees that are not deferred are paid only in cash. Non-employee directors choosing to defer all or a portion of their retainer or committee chair fees may invest the deferred amounts in two ways:

•

In a cash account that values the performance of the investment based upon the performance of one or more third-party investment funds, as selected by the director. These investment funds were selected from the mutual funds or other investment options available to all employees participating in our 401(k) Plan. Amounts invested in the cash account are paid only in cash.

•

In a deferred common stock unit account that we value according to the performance of our Common Stock, including reinvested dividends. Amounts invested in the deferred common stock unit account are paid in shares of Common Stock.

Restricted Stock Units

Restricted stock units, or RSUs, are granted quarterly to non-employee directors on the first day of January, April, July and October. In 2012, the number of RSUs granted in each quarter was determined by dividing $30,000 by the average closing price of a share of our Common Stock on the New York Stock Exchange on the last three trading days preceding the grant date. RSUs awarded to non-employee directors vest one year after the date of grant, or earlier upon termination of the director’s membership on the Board by reason of retirement (termination of service from the Board after the director’s 60th birthday), death or disability, for any reason after a change in control, or such other circumstances as the Board may determine. Once vested, RSUs are paid to directors only in shares of Common Stock or, at the option of the director, deferred as common stock units under the Directors’ Compensation Plan until the director’s membership on the Board ends. Dividend equivalent units are credited at regular rates on the RSUs during the restriction period and, upon vesting of the RSUs, are paid currently in shares of Common Stock or deferred as common stock units together with RSUs the director has deferred. As of March 4, 2013, Messrs. Davis, Malcolm, Mead, Nevels, Ridge and Shedlarz had attained retirement age for purposes of the vesting of RSUs.

Other Compensation, Reimbursements and Programs

The Board occasionally establishes committees of limited duration for special purposes. The Board will consider paying additional compensation to non-employee directors who serve on special committees, generally $1,250 per meeting, if the special committee holds six or more meetings, each lasting one hour or more. No director received compensation for service on a special committee in 2012.

Prior to 1997, directors participated in our Directors’ Charitable Award Program. No directors have been added to the program since 1996 and our obligations under the program were not affected by the service of any director during 2012. Under the program, upon the participating director’s death, the Company makes a charitable gift to an educational institution designated by the director. The amount of the donation varies, depending upon the director’s length of service, with a maximum donation of $1 million after five years of service. As of December 31, 2012, there were 16 former directors who participated in the program for whom we are committed to make charitable contributions aggregating $15.8 million. No current director participates in this program.

We reimburse our directors for travel and other out-of-pocket expenses they incur when attending Board and committee meetings and for minor incidental expenses they incur when performing directors’ services. We also provide reimbursement for at least one director continuing education program each year. Directors receive travel accident insurance while traveling on the Company’s business and receive discounts on the purchase of our products to the same extent and on the same terms as all of our employees. Directors also are eligible to participate in the Company’s Gift Matching Program. Under the Gift Matching Program, the Company will match, upon a director’s request, contributions made by the director to one or more charitable organizations, on a dollar-for-dollar basis up to a maximum aggregate contribution of $5,000 annually.

We do not award stock options or maintain a non-equity incentive plan or defined benefit pension plan for our non-employee directors.

The following table and explanatory footnotes provide information with respect to the compensation paid or provided to non-employee directors during 2012 in accordance with the policies and programs described above.

Director Compensation

2012

Name	Fees Earned and/or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Pamela M. Arway	100,000	120,000	5,000	225,000
Robert F. Cavanaugh	105,000	120,000	4,750	229,750
Charles A. Davis	105,000	120,000	5,000	230,000
Robert M. Malcolm	90,000	120,000	5,000	215,000
James M. Mead	90,000	120,000	5,000	215,000
James E. Nevels	195,000	120,000	5,000	320,000
Anthony J. Palmer	90,000	120,000	—	210,000
Thomas J. Ridge	90,000	120,000	5,000	215,000
David L. Shedlarz	105,000	120,000	—	225,000

(1)	This column includes amounts earned and/or paid in cash or shares of Common Stock at the election of the director or deferred by the director under the Directors’ Compensation Plan. A director may choose to have his or her retainer and committee chair fee deferred in the form of cash or Common Stock until his or her membership on the Board ends. Amounts credited as earnings on amounts deferred under the Directors’ Compensation Plan are based on mutual funds or other investment options available to all participants in our 401(k) Plan or our Common Stock and, accordingly, the earnings credited during 2012 were not “above market” or “preferential” earnings.

The following table sets forth the portion of fees paid in cash or Common Stock, and the portion deferred with respect to retainers and fees earned during 2012:

	Immediate Payment			Deferred and Investment Election
Name	Cash Paid ($)	Value Paid in Shares of Common Stock ($)	Number of Shares of Common Stock (#)	Value Deferred to a Cash Account ($)	Value Deferred to a Common Stock Unit Account ($)	Number of Deferred Common Stock Units (#)
Pamela M. Arway	100,000	—	—	—	—	—
Robert F. Cavanaugh	105,000	—	—	—	—	—
Charles A. Davis	105,000	—	—	—	—	—
Robert M. Malcolm	90,000	—	—	—	—	—
James M. Mead	90,000	—	—	—	—	—
James E. Nevels	136,500	58,500	883	—	—	—
Anthony J. Palmer	—	90,000	1,358	—	—	—
Thomas J. Ridge	—	—	—	—	90,000	1,359
David L. Shedlarz	105,000	—	—	—	—	—

(2)	This column presents the dollar amount recognized as expense during 2012 for financial statement reporting purposes with respect to RSUs awarded to the directors during 2012. RSUs awarded to directors are charged to expense in the Company’s financial statements at the grant date fair value on each quarterly grant date. The target annual grant date fair value of the RSUs for each director during 2012 was $120,000.

The following table provides information with respect to the number and market value of deferred common stock units and RSUs held by each director as of December 31, 2012, based on the $72.22 closing price of our Common Stock as reported by the New York Stock Exchange on December 31, 2012, the last trading day of the year. The information presented includes the accumulated value of each director’s common stock units and RSUs. Balances shown below include dividend equivalent units credited in the form of additional common stock units on retainers and committee chair fees that have been deferred as common stock units and dividend equivalent units credited in the form of additional common stock units on RSUs.

Name	Number of Deferred Common Stock Units (#)	Market Value of Retainers and Committee Chair Fees Deferred to the Common Stock Unit Account as of December 31, 2012 ($)	Number of RSUs (#)	Market Value of RSUs as of December 31, 2012 ($)
Pamela M. Arway	—	—	1,853	133,824
Robert F. Cavanaugh	31,700	2,289,374	1,853	133,824
Charles A. Davis	—	—	1,853	133,824
Robert M. Malcolm	—	—	2,000	144,440
James M. Mead	1,470	106,163	1,853	133,824
James E. Nevels	—	—	1,853	133,824
Anthony J. Palmer	—	—	1,853	133,824
Thomas J. Ridge	22,766	1,644,161	1,853	133,824
David L. Shedlarz	—	—	1,853	133,824

(3)	This column represents the Company match for contributions made by the director to one or more charitable organizations during 2012 under the Gift Matching Program.

Have there been any changes to director compensation since the end of 2012?

Following a review of competitive data, the Board elected to increase the annual retainer paid to the Chairman of the Board from $195,000 to $215,000, effective January 1, 2013. Except for this change, all other elements of director compensation described above remain unchanged for 2013.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

How many directors are standing for election?

Ten directors are to be elected at the annual meeting. Each director is expected to serve until the next annual meeting and until his or her successor has been elected and qualified.

What happens if a nominee becomes unavailable for election?

All nominees for election as director have indicated their willingness to serve if elected. If a nominee becomes unavailable for election for any reason, the proxies will have discretionary authority to vote for a substitute.

Who are the nominees?

The Board unanimously recommends the following nominees for election at the annual meeting, each of whom is currently a member of the Board. These nominees were recommended to the Board by the Governance Committee. In making its recommendation, the Governance Committee considered the experience, qualifications, attributes and skills of each nominee as set forth in the biographies below. The Governance Committee also reviewed each director’s past performance on our Board, as reflected in the Committee’s annual evaluation of Board and individual director performance. This evaluation considers, among other things, each director’s individual contributions to the Board, the director’s ability to work collaboratively with other directors and the effectiveness of the Board as a whole.

PAMELA M. ARWAY, age 59, has been a Hershey director since May 2010. She chairs the Governance Committee and is a member of the Audit Committee, the Compensation and Executive Organization Committee and the Executive Committee. Ms. Arway retired in October 2008 as Senior Advisor to the Chairman and Chief Executive Officer of American Express Company, Inc., New York, New York, a global payments, network and travel company. She held that position during 2008 until her retirement. From October 2005 to January 2008, she was President, Japan/Asia Pacific/Australia Region, American Express International, Inc., Singapore; from December 2004 to October 2005, she was Chief Executive Officer, American Express Australia Ltd., Sydney, Australia; and from July 2000 to December 2004, she was Executive Vice President and General Manager, Corporate Travel North America, American Express Company, Inc. Throughout her 21-year career with American Express Company, Inc., Ms. Arway gained experience in the areas of finance, marketing, international business, government affairs, consumer products and human resources. She has been a director of DaVita HealthCare Partners, Inc., since July 2009. Ms. Arway holds a bachelor’s degree in languages from Memorial University of Newfoundland and a Masters of Business Administration degree from Queen’s University, Kingston, Ontario, Canada.
____________________

JOHN P. BILBREY, age 56, has been a Hershey director since June 2011. He was elected President and Chief Executive Officer of The Hershey Company effective May 17, 2011. From November 2010 to May 2011, he was Executive Vice President, Chief Operating Officer, and from December 2007 until November 2010, he was Senior Vice President, President Hershey North America. From November 2005 to December 2007, he was Senior Vice President, President International Commercial Group, and was Senior Vice President, President Hershey International from November 2003 until November 2005. As our President and Chief Executive Officer, Mr. Bilbrey is responsible for day-to-day global operations and commercial activities and has a thorough and comprehensive knowledge of all aspects of the Company’s business. He has extensive experience in the consumer packaged goods and fast-moving consumer goods categories in the United States and international markets and has the benefit of having served as both a Chief Executive Officer and Chief Operating Officer of the Company. Prior to joining Hershey, Mr. Bilbrey held executive positions at Mission Foods and Danone Waters of North America, Inc., a division of Groupe Danone, Paris, France, responsible for all operations of Groupe Danone’s North American water division. He also served in positions of increasing responsibility in the United States as well as numerous international assignments during his 22 years at The Procter & Gamble Company. Mr. Bilbrey has been a director of McCormick & Company, Incorporated since November 2005. He holds a bachelor’s degree in psychology from Kansas State University.

____________________

ROBERT F. CAVANAUGH, age 54, has been a Hershey director since October 2003. He chairs the Compensation and Executive Organization Committee and is a member of the Finance and Risk Management Committee, the Governance Committee and the Executive Committee. Mr. Cavanaugh is Chairman of the board of directors of Hershey Trust Company and the board of managers of Milton Hershey School. He is one of three representatives of the Milton Hershey School Trust currently serving on our Board. Mr. Cavanaugh, a 1977 graduate of Milton Hershey School, brings unique perspectives to our Board not only as a representative of our largest stockholder, but also of the school that is its sole beneficiary. Mr. Cavanaugh is the Chief Executive Officer of ValueRock Investment Partners, Irvine, California, an owner/operator of real estate properties located throughout the western United States. He has held this position since January 2013. From October 2011 to January 2013, Mr. Cavanaugh was Chief Investment Officer of Vestar Development Company, Phoenix, Arizona, one of the leading privately held real estate companies in the western United States. From October 1999 to October 2011, he was Managing Director of DLJ Real Estate Capital Partners, Los Angeles, California, a leading global real estate private equity firm. Prior to joining DLJ Real Estate Capital Partners, Mr. Cavanaugh held positions with Deutsche Bank Securities (where he founded and oversaw that firm’s real estate investment banking effort on the West Coast), Goldman, Sachs & Co. and LaSalle Partners. He has experience in investment banking, finance, real estate and risk management. Mr. Cavanaugh holds a bachelor’s degree in economics, cum laude, from the Wharton School of the University of Pennsylvania and a Masters of Business Administration degree from Harvard Business School where he earned academic honors.

____________________

CHARLES A. DAVIS, age 64, has been a Hershey director since November 2007. He chairs the Audit Committee and is a member of the Executive Committee. Mr. Davis is Chief Executive Officer of Stone Point Capital LLC, Greenwich, Connecticut, a global private equity firm. Mr. Davis has held that position since June 2005 when the firm was established. Prior to that, Mr. Davis was with MMC Capital, Inc., the private equity business of Marsh & McLennan Companies, Inc., serving as President from April 1998 to December 2002, Chief Executive Officer from January 1999 to May 2005 and Chairman from January 2002 to May 2005. He also served as a Vice Chairman of Marsh & McLennan Companies, Inc., a global professional services firm and the parent of MMC Capital, Inc., from September 1999 to May 2005. Prior to joining MMC Capital, Inc. in 1998, Mr. Davis spent 23 years at Goldman, Sachs & Co. where he served as head of Investment Banking Services worldwide, co-head of the Americas Group, head of the Financial Services Industry Group, a member of the International Executive Committee and a General Partner. He has experience in finance, investment banking, international business and real estate, in addition to having experience as a chief executive officer, and qualifies as an audit committee financial expert. Mr. Davis has been a director of AXIS Capital Holdings Limited since November 2001 and a director of The Progressive Corporation since October 1996. Mr. Davis was formerly a director of Merchants Bancshares, Inc., from June 1985 to February 2008. Mr. Davis holds a bachelor’s degree from the University of Vermont and a Masters of Business Administration degree from Columbia University Graduate School of Business.

____________________

ROBERT M. MALCOLM, age 60, has been a Hershey director since December 2011. He is a member of the Compensation and Executive Organization Committee and the Finance and Risk Management Committee. He has been nominated for election by the holders of the Common Stock voting separately as a class. Mr. Malcolm retired in December 2008 as President, Global Marketing, Sales & Innovation of Diageo PLC, London, UK, the world’s leading premium drinks company. He held that position from June 2002. From September 2001 to June 2002, he was President, Global Market, Sales and Innovation for Guinness UDV, a division of Diageo. From December 1999 to September 2001, Mr. Malcolm served as Global Marketing Director – United Distillers & Vintners, a division of Diageo, and was based in London. At the time of his retirement, Mr. Malcolm was responsible for strategy, equity management, innovation and global orchestration for more than 120 brands, as well as functional performance for both the marketing and global sales organization. Prior to joining Diageo, Mr. Malcolm spent 24 years at The Procter & Gamble Company in positions of increasing responsibility, departing in June 1999 as Vice President, General Manager, Beverages Europe, Middle East, Africa. He is a globally recognized expert in strategic marketing and is currently a professor at the Wharton School of the University of Pennsylvania, in the Wharton MBA and Executive programs. He has experience in international business and in the marketing and sales of consumer products, including consumer packaged goods and fast moving consumer goods. Mr. Malcolm serves on the board of directors of the American Marketing Association, on the advisory boards of Just Marketing, Inc. and Effective Brands and is a senior advisor to Boston Consulting Group. He was formerly a director of Logitech International S.A. from June 2007 to September 2010. Mr. Malcolm holds a bachelor’s degree in marketing and a Masters of Business Administration degree in marketing, both from the University of Southern California.
____________________

JAMES M. MEAD, age 67, has been a Hershey director since April 2011. He is a member of the Audit Committee. Mr. Mead is a director and non-executive president of Hershey Trust Company and a member of the board of managers of Milton Hershey School. He is one of three representatives of the Milton Hershey School Trust serving on our Board. In addition to bringing to our Board the perspectives of the Milton Hershey School Trust, Mr. Mead brings extensive business and leadership experience. He is founder and President of JM Mead, LLC, Camp Hill, Pennsylvania, an economic advisory firm serving the health care industry. He has held that position since July 2004. He also has been a partner in Radius Ventures, LLC, New York, New York, a venture capital firm focused on leading-edge health and life sciences companies, since June 2005 and serves on the board of directors of several privately held health care and health care technology firms. He also serves as Vice Chairman of the Board of Capital BlueCross, Harrisburg, Pennsylvania, a full-service managed care and health insurance provider, after having served that firm for 20 years as its President and Chief Executive Officer from 1984 to 2004. Mr. Mead was a member of the board of directors of the Federal Reserve Bank of Philadelphia from 1991 to 1996 and served as its Chairman from 1994 until 1996. He is actively involved in other professional and community board activities, including as board member and treasurer of the North American branch of the International Life Sciences Institute, Washington, D.C. He has experience in finance, marketing, insurance, information technology and risk management, in addition to having experience as a chief executive officer, and qualifies as an audit committee financial expert. Mr. Mead holds a bachelor’s degree in economics and a Masters of Arts degree from The Pennsylvania State University.
____________________

JAMES E. NEVELS, age 61, has been a Hershey director since November 2007 and the Chairman of the Board of Directors since February 2009. He also chairs the Executive Committee and is a member of the Audit Committee and the Governance Committee. Mr. Nevels is a director of Hershey Trust Company and the board of managers of Milton Hershey School. He is one of three representatives of the Milton Hershey School Trust currently serving on our Board. In addition to bringing to our Board the perspectives of the Milton Hershey School Trust, Mr. Nevels has extensive finance and leadership experience and qualifies as an audit committee financial expert. He is Chairman of The Swarthmore Group, Philadelphia, Pennsylvania, a minority-owned investment-advisory firm, which he founded in 1991. In 2004, he was appointed by the President of the United States to a three-year term on the advisory committee to the Pension Benefit Guaranty Corporation, where he served as Chairman from 2005 to 2007. In 2001, he was appointed by the Governor of Pennsylvania as Chairman of the Philadelphia School Reform Commission overseeing the turnaround of the Philadelphia School System, at that time the seventh largest school district in the United States. He has been a member of the board of directors of the Federal Reserve Bank of Philadelphia since January 2010, and in January 2012 was appointed Deputy Chairman of the board. Mr. Nevels was formerly a director of Tasty Baking Company from May 2005 to May 2011. He holds a bachelor’s degree, cum laude and Phi Beta Kappa, in political science and philosophy from Bucknell University, a Masters of Business Administration degree from the Wharton School of the University of Pennsylvania and a Juris Doctor degree from University of Pennsylvania Law School.
____________________

ANTHONY J. PALMER, age 53, has been a Hershey director since April 2011. He is a member of the Compensation and Executive Organization Committee and the Finance and Risk Management Committee. He has been nominated for election by the holders of Common Stock voting separately as a class. Mr. Palmer is President of Global Brands and Innovation of Kimberly-Clark Corporation, Dallas, Texas, a manufacturer and marketer of various personal care and health care products worldwide. He has held that position since April 2012. He was Senior Vice President and Chief Marketing Officer of Kimberly-Clark Corporation from October 2006 to March 2012. From June 2002 to September 2006, he worked at the Kellogg Company, Battle Creek, Michigan, and was a member of the Worldwide Leadership Team of Kellogg Company from February 2003. From June 2002 to February 2003, he served as Kellogg’s Vice President of Business Development and Innovation. From February 2003 to August 2004, he was President of Kellogg’s Natural, Frozen and Warehouse Club division, and from August 2004 to September 2006 he was Managing Director of Kellogg’s United Kingdom and Ireland businesses. Prior to June 2002, he held various positions of significant responsibility in the consumer products field, including marketing and general management positions with the Minute Maid division of the Coca-Cola Company USA and as region director for Coca-Cola in Austral-Asia. He has experience in the areas of consumer packaged goods, fast moving consumer packaged goods, international business, marketing and human resources. He holds a bachelor’s degree in business marketing from Monash University in Melbourne, Australia, and a Masters of Business Administration degree, with distinction, from the International Management Institute, Geneva, Switzerland.
____________________

THOMAS J. RIDGE, age 67, has been a Hershey director since November 2007 and is a member of the Finance and Risk Management Committee and the Governance Committee. Mr. Ridge is President and Chief Executive Officer of Ridge Global, LLC, Washington, D.C., a global strategic consulting company. He has held that position since July 2006. Additionally, in April 2010, Mr. Ridge became a partner in Ridge Policy Group, Harrisburg, Pennsylvania and Washington, D.C., a bi-partisan, full-service government affairs and issue management group. From April 2005 to July 2006, he was President and Chief Executive Officer of Thomas Ridge LLC. From October 2001 to February 2005, Mr. Ridge was Secretary of the U.S. Department of Homeland Security. Prior to his service as Secretary of Homeland Security, he was Governor of Pennsylvania from 1995 to 2001. Mr. Ridge’s background and experience have prepared him well for membership on our Board. As President and Chief Executive Officer of Ridge Global, he leads a team of international experts that helps businesses and governments address issues such as risk management, global trade security, technology integration and crisis management. As a partner in Ridge Policy Group, he provides strategic advice to clients to assist them in navigating the complexities of state and local government and raising awareness of their products and services that are relevant to government markets. As twice-elected Governor of Pennsylvania, he earned a reputation for high standards and results and championed issues such as health care and the environment. As Secretary of the Department of Homeland Security, he formed a new agency from 22 agencies employing more than 180,000 employees. Mr. Ridge has been a director of Exelon Corporation since May 2005, a director of FS Investment Corporation since November 2011 and a director of LifeLock, Inc. since March 2010. He previously served as a director of Brightpoint, Inc., Geospatial Holdings, Inc., Vonage Holdings Corp. and The Home Depot, Inc. Mr. Ridge holds a bachelor’s degree, cum laude, from Harvard University and a Juris Doctor degree from The Dickinson School of Law of The Pennsylvania State University.

____________________

DAVID L. SHEDLARZ, age 64, has been a Hershey director since August 2008. He chairs the Finance and Risk Management Committee and is a member of the Compensation and Executive Organization Committee and the Executive Committee. Mr. Shedlarz retired in December 2007 as Vice Chairman of Pfizer Inc., New York, New York, a pharmaceutical, consumer and animal products health company. He held that position from July 2005. From January 1999 to July 2005, he was Pfizer’s Executive Vice President and Chief Financial Officer. Mr. Shedlarz spent the majority of his professional career with Pfizer. At the time of his retirement in 2007, Mr. Shedlarz was responsible for operations including the animal health business, finance, accounting, strategic planning, business development, global sourcing, manufacturing, information systems and human resources. During his time at Pfizer, Mr. Shedlarz also gained extensive experience in international business. Mr. Shedlarz has been a director of Pitney Bowes, Inc. since May 2001 and a member of the Teachers Insurance and Annuity Association Board of Trustees since March 2007. Mr. Shedlarz holds a bachelor’s degree in economics and mathematics from Oakland/Michigan State University and a Masters of Business Administration degree in finance and accounting from the New York University, Leonard N. Stern School of Business.

____________________

How many votes will be required to elect a nominee to the Board?

For nominees to be elected by the holders of the Common Stock and Class B Common Stock voting together:  The nominees receiving the greatest number of votes of the Common Stock and Class B Common Stock, in descending order, will be elected to the positions to be filled.

For nominees to be elected by the holders of the Common Stock voting separately as a class:  The nominees receiving the greatest number of votes of the Common Stock, in descending order, will be elected to the positions to be filled.

What is the Board’s recommendation for voting on Proposal No. 1?

The Board of Directors unanimously recommends that stockholders vote FOR the nominees listed above.

AUDIT COMMITTEE REPORT

To Our Stockholders:

Our role as the Audit Committee of the Board of Directors is to prepare this report and to assist the Board in its oversight of:

•	The integrity of the Company’s financial statements;

•	The Company’s compliance with legal and regulatory requirements;

•	The independent auditors’ qualifications and independence; and

•	The performance of the independent auditors and the Company’s internal audit function.

Our Committee operates under a written charter that was last amended and restated by the Board on December 4, 2012. The charter may be viewed on the Company’s website at www.thehersheycompany.com in the Investors section.

Our duties as a Committee include overseeing the Company’s management, internal auditors and independent auditors in their performance of the following functions, for which they are responsible:

Management

•	Preparing the Company’s financial statements;

•	Establishing effective financial reporting systems and internal controls and procedures; and

•	Reporting on the effectiveness of the Company’s internal control over financial reporting.

Internal Audit Department

•	Independently assessing management’s system of internal controls and procedures; and

•	Reporting on the effectiveness of that system.

Independent Auditors

•	Auditing the Company’s financial statements;

•	Expressing an opinion about the financial statements’ conformity with U.S. generally accepted accounting principles; and

•	Annually auditing the effectiveness of the Company’s internal control over financial reporting.

We meet periodically with management, the internal auditors and independent auditors, independently and collectively, to discuss the quality of the Company’s financial reporting process and the adequacy and effectiveness of the Company’s internal controls. Prior to the Company filing its Annual Report on Form 10-K for the year ended December 31, 2012, with the SEC, we also:

•	Reviewed and discussed the audited financial statements with management and the independent auditors;

•

Discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

Received the written disclosures and the letter from the independent auditors in accordance with applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and

•	Discussed with the independent auditors their independence from the Company.

We are not employees of the Company and are not performing the functions of auditors or accountants. We are not responsible as a Committee or individually to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. In carrying out our duties as Audit Committee members, we have relied on the information provided to us by management and the independent auditors. Consequently, we do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based on the reports and discussions described in this report, and subject to the limitations on our role and responsibilities as a Committee referred to above and in our charter, we recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 22, 2013.

Submitted by the Audit Committee of the Company’s Board of Directors:

Charles A. Davis, Chair

Pamela M. Arway

James M. Mead

James E. Nevels

INFORMATION ABOUT OUR INDEPENDENT AUDITORS

Who are the Company’s current independent auditors?

KPMG LLP, an independent registered public accounting firm, has audited the Company’s financial statements since May 10, 2002.

What were KPMG LLP’s fees for professional services to the Company in fiscal years 2011 and 2012?

KPMG LLP’s fees were as follows:

For the Fiscal Years Ended December 31,	2012	2011
Audit Fees	$3,848,590	$3,080,000
Audit-Related Fees(1)	1,307,391	275,838
Tax Fees(2)	212,400	64,137
All Other Fees(3)	219,331	40,125

Total Fees	$5,587,712	$3,460,100

(1)	Fees associated primarily with services related to due diligence for potential business acquisitions, auditing of employee benefit plans and regulatory reporting.

(2)	Fees pertaining primarily to assistance with the preparation of tax returns, tax audits and customs assistance for the Company’s foreign subsidiaries.

(3)	In fiscal 2011, KPMG LLP acquired the business of a consulting firm that was providing services to the Company prior to the acquisition. The fees are associated with professional services rendered in connection with the Company’s global shared services organization.

What is the Audit Committee’s policy regarding pre-approval of audit and non-audit services performed by the Company’s independent auditors?

The Audit Committee pre-approves all audit and non-audit services performed by KPMG LLP. The Committee is authorized by its charter to delegate to one or more of its members the authority to pre-approve any audit or non-audit services, provided that the approval is presented to the Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all services provided by KPMG LLP in 2012.

PROPOSAL NO. 2 – APPOINTMENT OF INDEPENDENT AUDITORS

What is the Board proposing?

The Board is proposing that stockholders ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent auditors for 2013. The Audit Committee and the Board consider KPMG LLP to be well-qualified for that role.

Is stockholder ratification necessary or required?

The Audit Committee is not required to obtain stockholder ratification of its appointment of KPMG LLP. However, the Audit Committee recommended to the Board that stockholders be given the opportunity to vote on KPMG LLP’s appointment at the annual meeting.

What will happen if the appointment of KPMG LLP is not ratified by the stockholders?

If stockholders do not ratify the appointment of KPMG LLP as the Company’s independent auditors for 2013, the Audit Committee will reconsider its appointment.

How many votes will be required for ratification?

KPMG LLP’s appointment as the Company’s independent auditors for 2013 will be considered ratified if a majority of the votes of the shares of the Common Stock and Class B Common Stock present and entitled to vote at the annual meeting are cast for the proposal.

Will representatives of KPMG LLP attend the annual meeting?

Representatives of KPMG LLP will attend the annual meeting, will have the opportunity to make a statement, if they so desire, and will respond to questions.

What is the Board’s recommendation for voting on Proposal No. 2?

The Board of Directors unanimously recommends that stockholders vote FOR Proposal No. 2.

OWNERSHIP OF THE COMPANY’S SECURITIES

When are shares “beneficially owned”?

Shares are beneficially owned when a person has voting or investment power over the shares or the right to acquire voting or investment power within 60 days. Voting power is the power to vote the shares. Investment power is the power to direct the sale or other disposition of the shares.

What information is presented in the following table?

This table shows the number of Company shares beneficially owned by:

•	Stockholders who we believe owned more than 5% of our outstanding Common Stock or Class B Common Stock, as of March 4, 2013; and

•

Our directors, the executive officers named in the Summary Compensation Table on page 60 (we refer to these officers as “named executive officers”), and all directors, named executive officers and other executive officers as a group, as of March 4, 2013.

Unless we have indicated otherwise in a footnote, the individuals and entities listed in the table have sole voting and investment power over the shares listed.

Holder	Common Stock(1)	Exercisable Stock Options(2)	Percent of Common Stock(3)	Class B Common Stock	Percent of Class B Common Stock(4)
Hershey Trust Company and the Milton Hershey School Trust(5) 100 Mansion Road Hershey, PA 17033 Milton Hershey School(5) Founders Hall Hershey, PA 17033	12,513,621	—	7.7	60,612,012	99.9
Hershey Trust Company(6)	389,000	—	**	—	—
Humberto P. Alfonso	44,654	240,341	**	—	—
Pamela M. Arway*	5,206	—	**	—	—
John P. Bilbrey*	54,944	120,631	**	—	—
Michele G. Buck	160	68,265	**	—	—
Robert F. Cavanaugh*	1,000	—	**	—	—
Charles A. Davis*	13,184	—	**	—	—
Robert M. Malcolm*	1,142	—	**	—	—
James M. Mead*	700	—	**	—	—
James E. Nevels*	19,857	—	**	—	—
Terence L. O’Day	—	62,906	**	—	—
Anthony J. Palmer*	5,381	—	**	—	—
Thomas J. Ridge*	—	—	**	—	—
David L. Shedlarz*	11,129	—	**	—	—
Leslie M. Turner	—	—	**	—	—
All directors, named executive officers and other executive officers as a group (17 persons)	180,149	610,141	**	—	—

*	Director

**	Less than 1%

(1)	Amounts listed for named executive officers and other executive officers include, if applicable, shares of Common Stock allocated by the Company to the officer’s account in The Hershey Company 401(k) Plan. Amounts listed also include the following restricted stock units, or RSUs, that will vest and be paid to the following holders within 60 days of March 4, 2013:

•	RSUs held by directors:

Pamela M. Arway	499
Charles A. Davis	499
Robert M. Malcolm	499
James E. Nevels	499
Anthony J. Palmer	499
David L. Shedlarz	499

•	571 RSUs held by executive officers who are not named executive officers.

Amounts listed also include shares for which certain of the directors and named executive officers share voting and/or investment power with one or more other persons as follows: Ms. Arway, 4,707 shares owned jointly with her spouse; Mr. Cavanaugh, 1,000 shares owned jointly with his spouse; Mr. Malcolm, 643 shares owned jointly with his spouse; Mr. Nevels, 16,192 shares owned jointly with his spouse and 3,166 shares owned jointly with another individual; and Mr. Palmer, 4,882 shares owned jointly with his spouse.

(2)	This column reflects stock options that were exercisable by the named executive officers and the executive officers as a group on March 4, 2013. No executive officer holds stock options that will become exercisable within 60 days of March 4, 2013.

(3)	Based upon 162,966,507 shares of Common Stock outstanding on March 4, 2013.

(4)	Based upon 60,628,737 shares of Class B Common Stock outstanding on March 4, 2013.

(5)	Reflects stockholdings as of March 4, 2013. The Milton Hershey School Trust has the right at any time to convert its Class B Common Stock shares into Common Stock shares on a share-for-share basis. If on March 4, 2013, the Milton Hershey School Trust converted all of its Class B Common Stock shares to Common Stock, the Milton Hershey School Trust would own beneficially 73,125,633 shares of our Common Stock (12,513,621 Common Stock shares plus 60,612,012 converted Class B Common Stock shares), or 32.7% of the 223,578,519 shares of Common Stock outstanding following the conversion (calculated as 162,966,507 Common Stock shares outstanding prior to the conversion plus 60,612,012 converted Class B Common Stock shares). For more information about the Milton Hershey School Trust, Hershey Trust Company, Milton Hershey School and the ownership and voting of these securities, please turn to pages 40 and 41.

(6)	Reflects stockholdings as of March 4, 2013. Please turn to pages 40 and 41 for more information about shares of Common Stock held by Hershey Trust Company as investments.

Do the directors and named executive officers listed in the beneficial ownership table above hold additional Company securities not reflected in that table?

Our directors and named executive officers hold certain Company securities not reflected in the beneficial ownership table above. We are not permitted to show these securities in the beneficial ownership table because they will not convert, or cannot be converted, to actual shares of Common Stock over which the holder will have voting or investment power within 60 days of our March 4, 2013, record date. These securities include:

•	Certain unvested RSUs or deferred common stock units held by our directors and named executive officers; and

•	Certain unvested stock options held by our named executive officers.

We have added the table below to show these holdings by our directors and named executive officers as of March 4, 2013. You can find additional information about RSUs and deferred common stock units held by directors in the Director Compensation section beginning on page 23. You can find additional information about stock options, RSUs and deferred common stock units held by the named executive officers in the Executive Compensation section beginning on page 42.

Holder	Shares Underlying RSUs and Common Stock Units Not Beneficially Owned	Shares Underlying Stock Options Not Beneficially Owned
Humberto P. Alfonso	2,250	133,234
Pamela M. Arway*	1,274	—
John P. Bilbrey*	71,741	496,602
Michele G. Buck	77,437	116,209
Robert F. Cavanaugh*	33,970	—
Charles A. Davis*	1,274	—
Robert M. Malcolm*	1,274	—
James M. Mead*	3,740	—
James E. Nevels*	1,274	—
Terence L. O’Day	39,070	117,709
Anthony J. Palmer*	1,274	—
Thomas J. Ridge*	25,036	—
David L. Shedlarz*	1,274	—
Leslie M. Turner	28,000	53,505

*	Director

What is the Milton Hershey School Trust?

In 1909, Milton S. and Catherine S. Hershey established a trust having as its sole beneficiary Milton Hershey School, a non-profit school for the full-time care and education of disadvantaged children located in Hershey, Pennsylvania. Hershey Trust Company, a state-chartered trust company, is trustee for the benefit of Milton Hershey School. Throughout this proxy statement, as the context permits, we refer to Hershey Trust Company, in its capacity as trustee for the benefit of Milton Hershey School, as the “Milton Hershey School Trust.”

What is the relationship of the Milton Hershey School Trust and Hershey Trust Company to The Hershey Company?

The Milton Hershey School Trust is our controlling stockholder. It will have the right to cast 7.7% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock voting separately and 80.4% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock and Class B Common Stock voting together. The board of directors of Hershey Trust Company, as trustee for the benefit of Milton Hershey School, with the approval of the board of managers (governing body) of Milton Hershey School, decides how funds held by the Milton Hershey School Trust will be invested. The board of directors of Hershey Trust Company, as trustee for the benefit of Milton Hershey School, generally decides how shares of The Hershey Company held by the Milton Hershey School Trust will be voted.

As of the record date, Hershey Trust Company also held 389,000 shares of our Common Stock as investments. The board of directors or management of Hershey Trust Company decides how these shares will be voted.

In all, Hershey Trust Company, as trustee for the benefit of Milton Hershey School and as direct owner of investment shares, will be entitled to vote 12,902,621 shares of our Common Stock and 60,612,012 shares of our Class B Common Stock at the annual meeting. Stated in terms of voting power, Hershey Trust Company will have the right to cast 7.9% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock voting separately and 80.5% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock and Class B Common Stock voting together at the annual meeting.

Our certificate of incorporation contains the following important provisions regarding Class B Common Stock and the Milton Hershey School Trust’s ownership of that stock:

•

All holders of Class B Common Stock, including the Milton Hershey School Trust, may convert any of their Class B Common Stock shares into shares of our Common Stock at any time on a share-for-share basis.

•

All shares of Class B Common Stock will automatically be converted to shares of Common Stock on a share-for-share basis if the Milton Hershey School Trust, or any successor trustee, or Milton Hershey School, as appropriate, ceases to hold more than 50% of the total Class B Common Stock shares outstanding and at least 15% of the total Common Stock and Class B Common Stock shares outstanding.

•

We must obtain the approval of the Milton Hershey School Trust, or any successor trustee, or Milton Hershey School, as appropriate, before we issue any Common Stock or take any other action that would deprive the Milton Hershey School Trust, or any successor trustee or Milton Hershey School, as appropriate, of the ability to cast a majority of the votes on any matter where the Class B Common Stock is entitled to vote, either separately as a class or together with any other class.

What is the governance structure of Milton Hershey School and Hershey Trust Company?

All of the outstanding shares of Hershey Trust Company are owned by itself, as trustee for the benefit of Milton Hershey School. The members of the board of managers of Milton Hershey School are appointed by and from the board of directors of Hershey Trust Company. There are nine members of the board of directors of Hershey Trust Company. There are nine members of the board of managers of Milton Hershey School. Robert F. Cavanaugh, James M. Mead and James E. Nevels, each currently a director of our Company, are members of the board of directors of Hershey Trust Company and board of managers of Milton Hershey School. Directors of Hershey Trust Company and members of the Milton Hershey School board of managers individually are not considered to be beneficial owners of the shares of Hershey Common Stock and Class B Common Stock held by Hershey Trust Company, as trustee for the benefit of Milton Hershey School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses and analyzes the decisions we made concerning the compensation of Hershey’s executive officers. It also describes the process for determining executive compensation and the factors considered in determining the amount of compensation awarded to our named executive officers.

The named executive officers are: J. P. Bilbrey, our Chief Executive Officer, or CEO; H. P. Alfonso, our Chief Financial Officer, or CFO; and M. G. Buck, T. L. O’Day and L. M. Turner, who were the three highest paid of our other executive officers during 2012.

What material highlights and events affected decision-making regarding 2012 named executive officer compensation? What actions were taken in response to those highlights and events?

•	Following our strong 2011 financial performance, in February 2012 we announced higher performance expectations for 2012:

-	Full-year 2012 net sales to increase 5% to 7% over 2011; and

-

2012 “adjusted earnings per share-diluted” to increase 9% to 11% (we define “adjusted earnings per share-diluted” as diluted earnings per share of our Common Stock, excluding adjustments as described beginning on page 19 of the 2012 Annual Report to Stockholders that accompanies this proxy statement).

We incorporated our expectations into the performance goals set for our 2012 annual incentive program, the One Hershey Incentive Program, or OHIP. Growth in adjusted earnings per share-diluted also was included as a performance goal in the long-term incentive program.

•

Our positive sales and earnings momentum continued throughout 2012. We benefited from core brand growth, new product introductions, pricing gains and acquisitions. Our investments in brand building, marketing, advertising and supply chain management contributed to our success in what was otherwise a challenging economic environment. Overall, we achieved:

-	Net sales growth of 9.3%; and

-	Adjusted earnings per share-diluted of $3.24, an increase of 14.5% over 2011.

As a result, our executive officers earned above-target annual cash incentive awards under the OHIP for 2012.

•	Our stockholders have been rewarded as a result of our success. Total shareholder return, or TSR, was 19.6% during 2012, reflecting:

-	A 16.9% increase in our stock price during 2012; and

-	A dividend yield of 2.2%, which included two increases of over 10% each to our dividend during 2012.

Our TSR of 117.8% for the three years ended in 2012 was at the top of our financial peer group, almost 30 percentage points higher than any other company in our financial peer group and more than triple that of the Standard & Poor’s 500 Index.

This TSR performance, together with the financial performance we generated during 2010, 2011 and 2012, merited substantially above-target payouts of performance stock unit, or PSU, awards for the three-year performance period ended in 2012.

•

In July 2012, Ms. Turner joined our senior management team as Senior Vice President, General Counsel and Secretary. We granted a sign-on bonus and stock awards to Ms. Turner as an inducement to join Hershey and to replace awards she forfeited upon leaving her prior employer.

Additional information and analysis regarding these events and actions is provided in the series of questions and answers below.

What are the objectives of our executive compensation program?

We create a strong alignment between the interests of our executive officers and our stockholders by designing compensation programs that help achieve our business strategies, which build stockholder value over the long term. We do this by:

•	Considering industry and market practices to establish pay levels that attract, retain and motivate executive talent;

•

Cultivating a high performance culture by linking the compensation of our named executive officers directly to Company financial and stock performance, in general, variable compensation represented between 65% and 84% of our named executive officers’ target total direct compensation;

•	Setting challenging individual goals that directly link each executive’s compensation to the Company’s overall strategic goals;

•

Using our Common Stock for long-term incentive compensation to ensure that a significant amount of the executive officers’ total compensation earned fluctuates with the long-term market value of our Common Stock; and

•	Requiring substantial stock ownership by all executives.

These actions are described in the discussion that follows.

What do we reward?

We engage our executive officers and employees by creating a high performance culture that recognizes both Company and individual performance. We reward results.

A significant amount of our executive officers’ pay depends upon achieving our financial goals. If performance falls below our goals, incentive pay will be lower than target or not paid at all. If we achieve strong financial performance relative to our goals, and our stock price appreciates, executives will earn significant rewards from long-term incentives tied to our Common Stock. If our stock price lags, compensation realized under these equity programs will be reduced or eliminated.

Achievement of individual performance objectives is considered in the determination of base salary and annual incentive compensation. Our performance management and compensation programs effectively align employee performance with Company performance and encourage a results-oriented culture, which brings increased value to our stockholders.

What was the result of the “say-on-pay” vote at our 2012 annual meeting of stockholders? What was our response?

At our annual meeting of stockholders in May 2012, our stockholders overwhelmingly approved our “say-on-pay” resolution with more than 95% of the votes cast by the holders of Common Stock and Class B Common Stock approving the 2011 executive compensation described in our 2012 proxy statement. Our approach to executive compensation in 2012 is substantially the same as the approach stockholders approved in 2011. In keeping with the preference expressed by our stockholders at the 2011 annual meeting of stockholders, our Board has committed to having an annual “say-on-pay” vote (as described beginning on page 83).

Who is responsible for making executive compensation decisions?

The Compensation and Executive Organization Committee of our Board of Directors, or the Committee, has primary responsibility for making executive compensation decisions. Our CEO’s compensation is approved by the independent members of the Board of Directors based on the recommendations of the Committee.

What process does the Committee follow to implement the executive compensation program?

The Committee operates under a charter approved by the Board of Directors and carries out the responsibilities outlined on pages 17 through 19 of the proxy statement. Information from Mercer (US) Inc., or Mercer, the Committee’s independent executive compensation consultant, input from our CEO (except for matters regarding his own pay) and assistance from our internal compensation specialists is used by the Committee to make decisions and conduct its annual review of the Company’s executive compensation program.

The Committee works with a rolling agenda. Its heaviest workload occurs during the first quarter of the year, as decisions are made with respect to annual and long-term incentives earned for the prior year’s performance and it finalizes the design, target-setting and compensation levels for the current year’s base salaries and incentive programs. The Committee also reviews and approves this Compensation Discussion and Analysis. During the second and third quarters, the Committee reviews materials relating to peer group composition, tally sheets, competitive pay analysis and other information that forms the foundation for future decisions. The Committee uses the third and fourth quarters to finalize decisions relating to the peer group and plan design for use in the upcoming year.

Does the Committee use benchmarking in its decision-making? What peer group is used?

The Committee’s annual compensation review for 2012 included an analysis of data compiled by Mercer, comparing the Company’s executive compensation levels against a peer group of publicly-held consumer products companies that we call the Compensation Peer Group.

Companies in the Compensation Peer Group used to benchmark executive and director pay levels for 2012 were:

Brown-Forman Corporation	Hormel Foods Corporation
Campbell Soup Company	Kellogg Company
ConAgra Foods, Inc.	McCormick & Company, Incorporated
Constellation Brands, Inc.	Molson Coors Brewing Company
Dean Foods Company	Ralcorp Holdings, Inc.
Dr Pepper Snapple Group, Inc.	Sara Lee Corporation
Energizer Holdings, Inc.	The Clorox Company
General Mills, Inc.	The J. M. Smucker Company
H. J. Heinz Company

The Compensation Peer Group companies were selected by the Committee following a review by Mercer of publicly held companies offering products/services similar to ours, with revenue and market capitalization within a reasonable range of our revenue and market capitalization. The 2012 Compensation Peer Group was composed of companies with annual revenues ranging from $3.3 billion to $14.8 billion and market capitalization ranging from $2.2 billion to $24.0 billion (as measured in the second quarter of 2011). When compared to this Compensation Peer Group, Hershey’s annual revenues and market capitalization of $5.7 billion and $12.8 billion, as measured in the second quarter of 2011, were at the 50th and 83rd percentiles, respectively. All of the companies in our 2012 Compensation Peer Group were included in our 2011 Compensation Peer Group. Two companies included in 2011, Flowers Foods, Inc. and Del Monte Foods Company, were removed for 2012 based on Mercer’s review and recommendation. Mercer recommended removal of Flowers Foods, Inc. because its revenue fell below the desired range. Del Monte Foods Company was removed because it ceased being a public company during 2011.

Mercer’s benchmarking of senior executive compensation is based primarily on the Compensation Peer Group. Data from the Compensation Peer Group is supplemented by composite data from consumer products companies ranging in size from $3 billion to $15 billion in approximate annual sales. This information is included in three national surveys conducted by Hewitt, Mercer and

Towers Watson. The use of the survey composite provides us with broader, industry-specific information regarding pay levels at consumer products companies not only for our executive officers but also for other officers within the Company.

Mercer provided the Committee and Company with a report summarizing executive compensation levels at the 25th, 50th and 75th percentiles of the Compensation Peer Group and the survey composite data for positions comparable to those held by each of our executive officers. The Committee also received an analysis from Mercer comparing the target total cash compensation (base salary plus target annual incentive) and target total direct compensation (base salary plus target annual incentive plus value of long-term incentives) for each of the executive officers against these benchmarks. For retention and competitive considerations, the Company targets each executive officer’s total cash compensation and total direct compensation levels at the 50th percentile of the Compensation Peer Group data or survey composite data applicable to his or her position. The Committee’s final determinations with respect to base salary, target annual incentive compensation and target long-term incentive compensation reflect consideration of the Company’s and the executive officer’s performance, internal comparisons and other factors. As a result of these factors, the target total cash compensation and target total direct compensation of our named executive officers in 2012 generally fell between the 25th and 65th percentiles.

What other information does the Committee consider when making executive compensation decisions?

In addition to the benchmark and other competitive landscape data, the Committee also receives and considers “tally sheet” information (as described below) relating to the CEO and each member of the senior executive team. Much of this information is reflected on pages 60 through 82 of this proxy statement.

During 2012, the Committee received detailed tally sheets prepared by management and reviewed by Mercer. Each tally sheet captures comprehensive compensation, benefits and stock ownership data for each member of the senior executive team, including the CEO. The tally sheets provide the Committee with a complete picture of each executive’s current and projected compensation and the amount of each element of compensation or other benefit the executive would receive in the event of voluntary or involuntary termination, retirement, disability or death. The Committee considers this information, as well as the benchmark information, when making compensation decisions.

Do costs and tax rules play a role?

An important factor in the Committee’s deliberations is the anticipated cost of the various components of executive compensation. Accounting treatment is also taken into consideration in the design and implementation of the annual and long-term incentive programs.

Section 162(m) of the Internal Revenue Code, or IRC, limits the Company’s ability to deduct certain compensation in excess of $1 million paid to our CEO or to other named executive officers. This limitation does not apply to our CFO, to compensation paid after termination of employment or to compensation that qualifies as “performance-based” under applicable Internal Revenue Service regulations. The Committee has considered the effect of section 162(m) of the IRC on the Company’s executive compensation program. It is the Committee’s opinion that, in administering the incentive compensation components of the Company’s executive compensation program, it will attempt to satisfy the requirements for deductibility under section 162(m) of the IRC. However, the Committee is authorized to exercise discretion in structuring incentive compensation awards and in determining payments in relation to levels of achievement of performance goals and believes that the total compensation program for executive officers should be managed in accordance with the objectives outlined in the Company’s compensation philosophy and in the best overall interests of the Company’s stockholders. Accordingly, compensation paid by the Company may not be deductible because such compensation exceeds the limitations, or does not meet the “performance-based” or other requirements, for deductibility under section 162(m) of the IRC.

Section 409A of the IRC specifies certain rules and limitations regarding the operation of our Deferred Compensation Plan and other retirement programs. Failure to comply with these rules could subject participants in those plans and programs to additional income tax and interest penalties. We believe our plans and programs comply with section 409A of the IRC.

What are the individual components of the executive compensation program and why does the Company choose to use these components of pay? What percentage of the named executive officers’ target compensation is dependent on performance?

Our core executive compensation program includes three key elements as summarized in the following table.

Element	Purpose	Percent of Named Executive Officers’ Target Total Direct Compensation (%)
Base salary	• Foundation of overall pay package • Attract and retain executives with proven skills and leadership abilities that will enable us to be successful	16 to 33
One Hershey Incentive Program (Annual Cash Bonus)	• Variable compensation tied to achievement of short-term (annual) financial goals • Reward executives for successful execution of strategic priorities	19 to 21
Long-Term Incentive Awards (PSUs and Stock Options)

•    Performance-oriented pay that rewards long-term financial performance and stockholder value creation

•    Longer-term vesting and payment provisions balance compensation opportunity and risk and encourage sustained performance and retention

47 to 64

The following charts illustrate the target total direct compensation of our CEO and our named executive officers.

How are base salaries determined?

The initial base salary for a new executive officer reflects his or her responsibilities and experience, salaries paid by other companies for comparable executive talent and consideration of the base salary necessary to recruit the individual to Hershey. A similar approach is applied when adjusting an executive’s base salary to reflect a promotion or significant change in job responsibilities.

Salary reviews for incumbent officers are generally conducted annually at the beginning of the year. Each executive officer’s base salary is compared to the range of the 25th to 75th percentiles of the base salary level for the comparable position at the companies in our Compensation Peer Group and the survey composite. Base salaries are targeted at the median, or 50th percentile. Base salary adjustments, if any, are made after considering peer group comparisons, Company performance against financial goals, and individual executive performance as evaluated by the Committee and independent members of the Board in the case of our CEO, or by the CEO in the case of other members of the leadership team. If an executive officer has responsibility for a particular business unit, the business unit’s financial results also will be strongly considered.

On the basis of the foregoing considerations, the Committee, and all independent directors in the case of our CEO, approved base salaries for 2012 as follows:

Name	2012 Base Salary	% Increase from 2011
J. P. Bilbrey	$1,091,800	3.0%
H. P. Alfonso	600,000	4.3%
M. G. Buck	505,000	4.1%
T. L. O’Day	515,000	4.8%
L. M. Turner	475,000	—(1)

(1)	Ms. Turner joined the Company in July 2012.

See Column (c) of the Summary Compensation Table beginning on page 60 for information regarding the base salary earned by each of our named executive officers during 2012.

How is the Company’s annual incentive program designed? How are target annual incentive amounts and required performance goals established?

Our executive officers, as well as all other salaried employees globally, are eligible to receive an annual cash incentive award under the One Hershey Incentive Program, or OHIP, of our stockholder-approved Equity and Incentive Compensation Plan, which we refer to as the Incentive Plan.

The OHIP links, where appropriate, the executive’s payout opportunity to measures he or she can affect most directly. For 2012, our CEO and all executive officers reporting directly to him (including the named executive officers) had common financial objectives tied to total Company performance consistent with their responsibility to manage the entire Company. Total Company performance targets are established in the context of our announced expectations for financial performance, prior year results and market conditions. Nominal or no incentive compensation is paid for missing targets while an appropriate and competitive degree of upside is included to motivate and reward above-target performance.

In 2012, participating executive officers were eligible to earn individual OHIP awards, expressed as a percentage of base salary, contingent upon attainment of Company and individual performance objectives. If target levels are achieved, each of the named executive officers would be eligible to receive an annual incentive award based on the following target percentages:

Name	2012 Target One Hershey Incentive Program Percentage (% of Base Salary)
J. P. Bilbrey	120%
H. P. Alfonso	75%
M. G. Buck	75%
T. L. O’Day	65%
L. M. Turner	60%

In determining the target percentage for each of the executive officers, the Committee compared the level of target total cash compensation (base salary and target OHIP award) to the benchmark range of the median percentile level for his or her counterparts in the Compensation Peer Group, the survey composite or a blend of the two. For each of the named executive officers, the target total cash compensation generally fell between the 25th and 65th percentiles of target total cash compensation for comparable positions.

The final award earned under the OHIP by participating executive officers is determined by multiplying the executive officer’s base salary, the applicable target percentage, and performance scores ranging from 0% to 200% based on Company performance and performance against individual objectives, which are called Strategic Bonus Goals, or SBGs. The Company performance goals are established at the beginning of each year by the Committee. Individual SBGs also are established at that time. If performance scores exceed the objectives, an individual executive officer may receive more than his or her target percentage. If scores are below target, the executive’s OHIP payout will be below his or her target percentage, subject to no award if performance is below threshold levels. For executive officers in 2012, the weighting of Company financial performance metrics accounted for 65% of their target award under the program. The remaining 35% of the target award was based upon individual performance toward achievement of up to five SBGs.

The 65%/35% weighting of Company financial performance and individual performance reflected a change from the 75%/25% split used in prior years. The Committee raised the SBG weighting to increase focus upon execution of the Company’s top strategic priorities.

What were the performance targets under the 2012 OHIP? Were they achieved? What were the final OHIP payouts for 2012?

The financial performance metrics for our executive officers’ OHIP awards reflected our results-oriented, pay-for-performance compensation philosophy. The Company performance objectives for the 2012 OHIP participants centered on the following targets:

•	Consolidated net sales of $6.543 billion, a 7.6% increase from 2011;

•	Adjusted earnings per share-diluted of $3.10, a 9.5% increase from 2011; and

•

Operating cash flow of $885 million, a level representing achievement of 101.6% of the strong operating cash flow generated in 2011. Operating cash flow is defined as the average of cash from operations less pension contributions and commodities hedging transactions, measured in five 12-month periods ending on the last day of fiscal year 2011 and each quarter of fiscal year 2012.

We achieved above-target performance in net sales and adjusted earnings per share-diluted and achieved 94% of target for operating cash flow. Our financial performance during 2012 and the resulting financial performance scores were as follows:

Metric	2012 Target ($)	2012 Actual ($)	Target Award (%)	Performance Score (%)
Net Sales	6.543 billion	6.644 billion	50.00	72.47
Adjusted Earnings per Share-Diluted	3.10	3.24	40.00	76.75
Operating Cash Flow	885 million	829 million	10.00	0.00
Total One Hershey Incentive Program Company Score			100.00	149.22

For 2012, 65% of the OHIP award for each of the named executive officers was based on the Company performance score of 149.22%. The remainder of the OHIP award was determined by individual performance ratings based on achievement of SBGs and adherence to our Company values. In 2012, all of the named executive officers demonstrated our Company values and no reductions were made for the values modifier.

The individual SBGs and weightings for each of the named executive officers other than Ms. Turner were established in February 2012 based on strategic objectives for each officer tied to our top priorities for the year. Ms. Turner’s SBGs were established shortly after she joined the Company in July 2012.

Following the close of 2012, the Committee provided the independent directors with an assessment and scoring of Mr. Bilbrey’s performance, and Mr. Bilbrey provided the Committee with his assessment and scoring of each named executive officer’s performance relative to these performance goals. Each of our named executive officers produced successful or top-tier achievement against his or her 2012 SBGs, meriting scores above 100%.

The SBGs for Mr. Bilbrey centered on growth in our North American business coupled with expansion in focus geographies, talent and leadership initiatives, succession planning and insights-driven performance. Based upon our overall strong financial results and execution evidenced by solid performance in North America, growth in key geographies and portfolio expansion, strategic leadership in development of our talent and organizational structure, and the success of our insights-driven performance strategy, the Committee recommended to the independent directors, and the independent directors agreed, that Mr. Bilbrey earned an individual performance score of 200%.

The SBGs for Mr. Alfonso, our Executive Vice President, Chief Financial Officer and Chief Administrative Officer, included integration of our new general ledger and financial analysis database to support financial reporting and decision-making, a leadership role in the analysis and structuring of financing and acquisition-related initiatives, and talent development. Based upon successful integration of the ledger and financial analysis database, his leadership relating to enhancing our capabilities with respect to acquisitions and contributions to the execution of acquisition transactions and integration, Mr. Bilbrey recommended, and the Committee agreed, that Mr. Alfonso earned an individual performance score of 145%.

For Ms. Buck, our Senior Vice President, Chief Growth Officer, the individual SBGs centered on expansion in global focus markets, expansion of our consumer-centric portfolio in key geographies and talent development. Based upon successful redesign of our global research and development, or R&D, organization, including the launch of our new R&D center in China, and the development of talent to implement our strategic initiatives, Mr. Bilbrey recommended, and the Committee agreed, that Ms. Buck earned an individual performance score of 145%.

The SBGs for Mr. O’Day, our Senior Vice President, Global Operations, centered on delivery of Project Next Century objectives and optimization of the global operations network. Based on the achievement of our Project Next Century objectives and the resulting positive impact on our financial results for 2012, and the expansion of our global operations network, Mr. Bilbrey recommended, and the Committee agreed, that Mr. O’Day earned an individual performance score of 170%.

For Ms. Turner, who joined us as Senior Vice President, General Counsel and Secretary in July 2012, the individual SBGs centered on legal support for strategic initiatives, corporate governance, talent management and development of a robust global ethics and compliance program. Based upon progress achieved on projects initiated during her short tenure with the Company, Mr. Bilbrey recommended, and the Committee agreed, that Ms. Turner earned an individual performance score of 115%.

Based upon a 65% weight for the Company financial score of 149.22% of target and a 35% weight for their individual performance scores, our named executive officers earned the following 2012 OHIP awards:

2012 One Hershey Incentive Program Awards
Name	Award Target (%)	Award Target ($)	Company Financial Performance Score (65% Weighting) (%)	Individual Performance Score (35% Weighting) (%)	Combined Percent of Target Earned (%)	2012 OHIP Award ($)
J. P. Bilbrey	120	1,310,160	149.22	200	166.99	2,187,876
H. P. Alfonso	75	450,000	149.22	145	147.74	664,843
M. G. Buck	75	378,750	149.22	145	147.74	559,577
T. L. O’Day	65	334,750	149.22	170	156.49	523,860
L. M. Turner	60	137,019	149.22	115	137.24	188,049

See Column (g) of the Summary Compensation Table for information relating to the amount of OHIP payments made to the named executive officers.

In addition to a payment under the OHIP, Ms. Turner also received a sign-on bonus in the amount of $50,000 at the time she joined us in July 2012 and a bonus of $100,000 at the time her OHIP payment was made. These bonus payments were made to induce Ms. Turner to join us and to make up for compensation Ms. Turner forfeited as a result of leaving her prior employer. These payments are reflected in Column (d) of the Summary Compensation Table.

What are the elements of the long-term incentive program?

We use awards of PSUs, stock options and RSUs to provide long-term incentive compensation that aligns the interests of our executives with our stockholders. These awards are made under the long-term incentive program of the Incentive Plan. The Committee customarily awards long-term incentive grants, including stock options, to executive officers and various other management and professional employees in February of each year, following the release of fourth quarter and annual financial results.

The Committee, and the independent directors in the case of our CEO, determines the value of long-term incentive awards made to an executive officer by comparing the executive’s target total direct compensation (the sum of base salary, target OHIP award and the value of the long-term incentive award) to the 50th percentile level of target total direct compensation of his or her counterparts in the Compensation Peer Group and survey composite data. The target award percentages approved in February 2012 (and July 2012 for Ms. Turner), expressed as a percentage of base salary, were:

Name	Target Long-Term Incentive Award Percentage (% of Salary)
J. P. Bilbrey	400
H. P. Alfonso	210
M. G. Buck	190
T. L. O’Day	170
L. M. Turner	140

In determining the value of the long-term incentive awards, the Committee values PSUs using the average of the daily closing prices of the Company’s Common Stock in the December preceding the start of the performance cycle. The Committee values RSUs using the closing price of our Common Stock on the New York Stock Exchange on the date of the award and values stock options using the value of the stock options at the date of grant as determined for financial reporting purposes (the Black-Scholes value). Overall, after taking into account the long-term incentive awards made in 2012, the target total direct compensation of our named executive officers was generally between the 30th and 60th percentiles of total direct compensation for the comparable positions in the Compensation Peer Group and survey composite data.

How are PSU awards structured? What performance goals are used? What were the results at year-end 2012?

PSUs are granted to those executive officers and other senior executives in a position to affect the Company’s long-term results. At the start of each three-year cycle, a contingent target number of PSUs is established for each executive. This target is expressed as a percentage of the executive’s annual base salary and determined as part of a total compensation package based on the applicable Compensation Peer Group and survey composite benchmarks. The PSU award generally represents approximately one-half of the recipient’s long-term incentive compensation target award. Dividends are not paid on PSU awards during the three-year performance cycle.

The performance objectives for the 2010-2012 performance cycle awarded in 2010 were based upon the following metrics:

•	Three-year relative TSR versus the Financial Peer Group (described below);

•	Three-year compound annual growth in adjusted earnings per share-diluted measured against an internal target; and

•	Annual (as opposed to three-year) growth in adjusted earnings per share-diluted measured against an internal target for each year of the three-year performance cycle.

The Committee selected these metrics to measure performance against internal targets aligned with our stockholders’ interests and investment returns offered by our peer companies. Based on input from Mercer, the Committee selected 14 food, beverage and consumer products companies with a median revenue of $7.9 billion, for use in assessing our Company’s 2010-2012 TSR against the food and beverage industry. We refer to these companies as our Financial Peer Group. The Financial Peer Group is a high-performing group of companies with whom we compete for investors in the food and beverage industry.

Companies included in the 14-member 2010 Financial Peer Group were:

Cadbury plc	Hormel Foods Corporation
Campbell Soup Company	Kellogg Company
Dean Foods Company	Kraft Foods Inc.
Del Monte Foods Company	McCormick & Company, Incorporated
Dr Pepper Snapple Group, Inc.	Molson Coors Brewing Company
General Mills, Inc.	Sara Lee Corporation
H. J. Heinz Company	The J. M. Smucker Company

Due to the acquisition of Cadbury plc by Kraft Foods Inc. in 2010, the privatization of the Del Monte Foods Company in 2011, and the spin-offs by Kraft Foods Inc. and Sara Lee Corporation during 2012, the Committee removed these companies from the Financial Peer Group for the purpose of measuring three-year relative TSR for the 2010-2012 performance cycle and, to the extent applicable, the 2011-2013 and 2012-2014 performance cycles.

The Committee approves the annual adjusted earnings per share-diluted target for each year of the three-year performance cycle at the beginning of the performance year. The annual component allows the Committee to establish performance targets that reflect current business conditions, thus strengthening the link between pay and performance for each year of the three-year cycle. Payment of any amounts earned, including amounts based on the annual performance goals, will be made in shares of our Common Stock at the conclusion of the three-year performance cycle. The maximum award for any participant in a performance cycle is 250% of the contingent target award.

Targets for the 2010-2012 performance cycle and the Company’s TSR and financial performance during the 2010-2012 performance cycle were as follows:

2010-2012 PSU Performance Cycle
Metric	Target (Increase vs. Prior Year Actual Performance)		Actual Performance (Increase vs. Prior Year)		Target Award (%)	Performance Score (%)
Total Shareholder Return (TSR)	50th Percentile		100th Percentile		50.00	125.00
Three-year Compound Annual Growth Rate (CAGR) in Adjusted Earnings per Share-Diluted	7.0% CAGR		14.3% CAGR		12.50	31.25
2010 Adjusted Earnings per Share-Diluted	$2.34 (7.8% increase)		$2.55 (17.5% increase)		12.50	31.25
2011 Adjusted Earnings per Share-Diluted	$2.76 (8.2% increase)		$2.82 (10.6% increase)	(1)	12.50	15.00
2012 Adjusted Earnings per Share-Diluted	$3.10 (9.5% increase)	(1)	$3.24 (14.5% increase)	(1)	12.50	23.99
Total					100.00	226.49

(1)	In 2012, the Company began excluding non-service related pension costs from the calculation of adjusted earnings per share-diluted. We believe that by excluding non-service related pension costs we are providing investors with a better understanding of the underlying profitability of our ongoing business. For 2011, the adjusted earnings per share-diluted excluding the non-service related pension costs was $2.83. For 2012, the target and actual adjusted earnings per share-diluted excluding the non-service related pension costs was $3.10 and $3.24, representing an increase over the comparable value in 2011 of 9.5% and 14.5%, respectively.

At the conclusion of each three-year and annual performance period, the Committee reviews the level of performance achieved and the percentage, if any, of the applicable portion of the target number of PSUs earned. In determining the final performance cycle score, negative adjustments may be made by the Committee to the Company’s performance score to take into account extraordinary or unusual items occurring during the period. No adjustments were made in determining the 226.49% performance score or the number of PSUs earned by our named executive officers for the 2010-2012 performance cycle described above.

The performance objectives for the 2011-2013 performance cycle and 2012-2014 performance cycle were based upon the following metrics:

•	Three-year relative TSR versus the Financial Peer Group with target requiring 50th percentile performance;

•	Three-year compound annual growth in adjusted earnings per share-diluted measured against an internal target consistent with our long-term financial goal of 6% to 8% annual growth;

•

Annual (as opposed to three-year) growth in adjusted earnings per share-diluted measured against an internal target for each year of the three-year performance cycle with target performance consistent with our growth expectations at the start of the year; and

•	For the 2012–2014 performance cycle, three-year compound annual growth in organic net sales outside the United States and Canada, measured against an internal target.

The relative weighting of the performance metrics is set forth in the table below.

2011-2013 and 2012-2014 PSU Performance Cycles
	Weighting
Metric	2011-2013 (%)	2012-2014 (%)
Total Shareholder Return (TSR)	50.00	50.00
Three-year Compound Annual Growth Rate (CAGR) in Adjusted Earnings per Share-Diluted	12.50	15.00
Annual Adjusted Earnings per Share-Diluted for each year	12 1/2 / year	6 2/3 / year
Three-year Compound Annual Growth Rate (CAGR) in Organic Net Sales outside the United States and Canada	—	15.00
Total	100.00	100.00

The Committee introduced organic net sales growth outside of the United States and Canada as a performance metric for the 2012-2014 performance cycle in recognition of our strategic initiatives emphasizing the contributions that international sales growth can make to our long-term success.

The actual Company results for 2012 of $3.24 of adjusted earnings per share-diluted reflected a 14.5% increase from 2011 and exceeded the 2012 target of $3.10. As a result, 23.99% of the final award was earned for this metric in the 2011-2013 performance cycle. As a result of the difference in weighting, 12.80% of the final award was earned for this metric in the 2012-2014 performance cycle. These PSUs will be paid at the end of each of the applicable three-year performance cycles to participating executives who are entitled to payouts under the terms of the program.

See Column (e) of the Summary Compensation Table on page 60, Columns (f) through (h) of the Grants of Plan-Based Awards table on page 64, Columns (i) and (j) of the Outstanding Equity Awards table on page 66 and Columns (d) and (e) of the Option Exercises and Stock Vested table on page 68 for more information about PSUs awarded to the named executive officers.

How are stock options used within the Company’s long-term incentive program? What process is followed in the granting of stock options?

Stock options are an important element of our long-term incentive program enabling us to align the interests of executives with those of stockholders. In general, stock options are awarded annually to the Company’s senior executive group as well as to other key managerial employees. Stock options entitle the holder to purchase a fixed number of shares of Common Stock at a set price during a specified period of time. The right to exercise the options is subject to a vesting schedule. Because stock options vest over time, and only have value if the price of our Common Stock increases, they encourage efforts to enhance long-term stockholder value.

The Committee sets guidelines for the value of stock options to be awarded based on competitive compensation data. In 2012, the target number of stock options awarded to each executive officer was determined by multiplying the executive’s base salary by one-half of his or her target long-term incentive award percentage divided by the Black-Scholes value of each option on the grant date. The Black-Scholes option-pricing model is described in Note 17 to the Consolidated Financial Statements contained in the 2012 Annual Report to Stockholders that accompanies this proxy statement. The actual number of options awarded may vary from the target level based on an executive’s individual performance evaluation.

Stock options awarded in 2012 vest in equal increments over four years and have a ten-year term. As required by the stockholder-approved Incentive Plan, the options have an exercise price equal to the closing market price of the Common Stock on the New York Stock Exchange on the date of the award.

To ensure flexibility in providing awards for recruitment, retention, performance recognition or in conjunction with a promotion, the Committee is authorized under the Incentive Plan to establish a stock option pool, an RSU pool and a separate CEO discretionary equity pool for use by our CEO for such purposes. The pools are available for approximately 12 months from the date created. The Committee determines whether to establish any or all of these three pools annually. Options and RSUs remaining in any pool at the end of the period do not carry over to pools established for a subsequent period. The CEO may not make discretionary awards from any pool to the Company’s executive officers. Stock option and RSU awards from the CEO pools as well as awards from the CEO discretionary equity pool are made monthly according to an annually pre-determined schedule. The exercise price for the options is based on the closing price of our Common Stock on the date of the award.

See Column (f) of the Summary Compensation Table, Columns (j) through (l) of the Grants of Plan-Based Awards table, Columns (b) through (f) of the Outstanding Equity Awards table and Columns (b) and (c) of the Option Exercises and Stock Vested table for more information on stock options awarded to the named executive officers.

How are RSUs used within the long-term incentive program?

The Committee awards RSUs to executive officers and other senior executives from time to time as special incentives. RSUs also are awarded by the Committee to replace compensation forfeited by newly-hired executive officers and by the CEO to employees other than executive officers from the RSU pool described above. In 2012, the Committee did not make any RSU awards to any of the executive officers, except for Ms. Turner. Ms. Turner received an award of 28,000 RSUs at the time she was hired by Hershey. The RSU award was made to replace compensation forfeited when she left her prior employer to join the Company. The award will vest in 25% increments over four years and is payable upon vesting in shares of Common Stock, net of applicable taxes, subject to continued employment.

What retirement benefits are provided to the executive officers?

Based on their date of hire, executive officers participate in the same defined benefit pension and defined contribution 401(k) plans as do other salaried employees of the Company. IRC regulations do not permit the Company to use base salary and other compensation paid above certain limits to determine the benefits earned by the executive officers under tax-qualified plans. The Company maintains a defined benefit Supplemental Executive Retirement Plan, or DB SERP, a defined contribution Supplemental Executive Retirement Plan, or DC SERP, a defined benefit Compensation Limit Replacement Plan, or CLRP, and a Deferred Compensation Plan to provide these and additional benefits that are comparable to those offered by our competitors. Under the provisions of the Deferred Compensation Plan, our named executive officers may elect to defer payments from the DB SERP, DC SERP, CLRP, the OHIP, and PSU and RSU awards, but not stock options.

The DB SERP was closed to new participants in 2006. No new participants have been or will be added to the DB SERP. Executive officers and Senior Vice Presidents reporting to the CEO not eligible for the DB SERP are considered by the Committee for participation in the DC SERP. In comparison, the DC SERP typically yields a lower benefit than the DB SERP upon retirement. Executive officers eligible for the Company’s qualified defined benefit pension plan who are not eligible for the DB SERP participate in the CLRP. The Company believes that the DB SERP, DC SERP, CLRP and Deferred Compensation Plan help, in the aggregate, to attract and retain executive talent, as similar plans are often components of the executive compensation programs within our Compensation Peer Group. The DC SERP was established as part of our Deferred Compensation Plan and is not a separate plan.

See the Pension Benefits table and accompanying narrative beginning on page 69 and the Non-Qualified Deferred Compensation table and accompanying narrative beginning on page 70 for more information regarding the DB SERP, DC SERP, CLRP and other retirement benefits.

What role do executive perquisites play in the total compensation package for the executive officers?

Executive perquisites are kept by the Committee to a minimal level relative to an executive officer’s total compensation and do not play a significant role in our executive compensation program. See the footnotes to Column (i) of the Summary Compensation Table for information regarding the perquisites received by our named executive officers.

Our CEO and the other named executive officers are eligible to participate in our Gift Matching Program on the same basis as other employees, retirees or their spouses. Through the Gift Matching Program, we match contributions made to one or more accredited colleges or universities on a dollar-for-dollar basis up to a maximum aggregate contribution of $5,000 per employee annually. These matching contributions are not considered compensation and are not included in Column (i) of the Summary Compensation Table.

Has the Company implemented provisions designed to protect the Company, such as conditioning compensation on restrictive covenants?

Beginning in 2008, the Company initiated a program requiring executive officers to enter into an Executive Confidentiality and Restrictive Covenant Agreement, or ECRCA, as a condition of receiving PSUs and other long-term incentive awards or, for new executive officers, as a condition of their employment. The terms of the ECRCA prohibit the executive from disclosing the Company’s confidential information, competing with the Company in specific categories for a period of 12 months following termination of the executive’s employment, recruiting or soliciting the Company’s employees, or disparaging the Company’s reputation in any way. Failure to comply with the provisions of the ECRCA may result in cancellation of the unvested portion of PSU and RSU awards, cancellation of any unexercised stock options and a requirement for repayment of amounts received from equity awards during the officer’s last year of employment, as well as any amounts received from the DB SERP or DC SERP.

Has the Company entered into any employment agreements with or does the Company provide severance or change in control plans for its executive officers?

We have not entered into employment agreements with any named executive officer, except for Mr. Bilbrey, our CEO.

During 2012, we entered into an employment agreement with Mr. Bilbrey. The Committee and independent members of the Board determined that doing so was appropriate since we had entered into an employment agreement with Mr. Bilbrey’s predecessor, and believed we would have been required to enter into an employment agreement with any individual recruited to become our CEO from another company.

All of the named executive officers participate in our Executive Benefits Protection Plan (Group 3A), or EBPP 3A. The EBPP 3A is intended to help us attract and retain qualified management employees and maintain a stable work environment in the event of activity that could potentially result in a change in control. The severance protection provided under EBPP 3A upon a change in control is “double trigger” as the terms of the plan generally provide that a covered executive, whose employment with the Company terminates in qualifying circumstances within two years after a change in control of the Company, is entitled to certain severance payments and benefits. The EBPP 3A also provides severance benefits in the event of involuntary termination without Cause unrelated to a change in control, or voluntary termination for Good Reason within two years after election of a new CEO. Cause and Good Reason are defined in the EBPP 3A.

We amended and restated the EBPP 3A in 2011 to remove the golden parachute excise tax gross-up feature. We did not provide an excise tax gross-up to Mr. Bilbrey under his employment agreement. As a result, no executive officer or other employee of the Company is entitled to receive an excise tax gross-up.

See the discussion beginning on page 73 for information regarding the EBPP 3A and payments that would be due to our named executive officers under that plan in the event of termination of employment or a change in control.

Do we require our executive officers to hold Company stock?

The Company believes that requiring executive officers to hold significant amounts of our Common Stock strengthens the alignment of the executive officers with the interest of stockholders and promotes achievement of long-term business objectives. Our executive stock ownership policy has been in place for more than 20 years. Ownership requirements were updated in 2008 to better align with external market comparisons provided by Mercer.

Executives with stock ownership requirements have five years from their initial election to their position to accumulate and hold the minimum number of shares required. For purposes of this requirement, “shares” include shares of our Common Stock that are owned by the executive, unvested time-based RSUs, PSUs earned for the annual segments of open performance cycles, as well as vested RSUs and PSUs that have been deferred by the executive as common stock units under our Deferred Compensation Plan. It is anticipated that executives will hold a significant number of the shares earned from PSU and RSU awards and the exercise of stock options to satisfy their obligations. Currently, minimum stockholding requirements for executive officers and other executives range from one to five times base salary, as described in the table below. The dollar value of shares which must be acquired and held equals a multiple of the individual executive’s base salary. Stockholding requirements are updated whenever a change in base salary occurs.

Position	Stock Ownership Level
CEO	5 times base salary
COO	4 times base salary
CFO and Senior Vice Presidents	3 times base salary
Other executives subject to stockholding requirements	1 times base salary

Failure to reach the minimum within the five-year period results in a notification letter to the executive, with a copy to the CEO, and a requirement that future stock option exercises and PSU payments be settled by retaining at least 50% of the shares of Common Stock received until the minimum ownership level is attained. The Committee receives an annual summary of each individual executive’s ownership status to monitor compliance.

As of March 4, 2013, the record date for the annual meeting, all of the named executive officers exceeded their ownership requirements.

Compensation Committee Report

To Our Stockholders:

We have reviewed and discussed with management the Compensation Discussion and Analysis, beginning on page 42. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation and Executive Organization Committee of the Board of Directors:

Robert F. Cavanaugh, Chair

Pamela M. Arway

Robert M. Malcolm

Anthony J. Palmer

David L. Shedlarz

The independent members of the Board of Directors who are not members of the Compensation and Executive Organization Committee join in the Compensation Committee Report with respect to the approval of Mr. Bilbrey’s compensation.

Charles A. Davis

James M. Mead

James E. Nevels

Thomas J. Ridge

Summary Compensation Table

The following table and accompanying footnotes provide information regarding compensation earned, held by, or paid to, individuals holding the positions of Chief (Principal) Executive Officer and Chief (Principal) Financial Officer during 2012 and the three most highly compensated of our other executive officers. We refer to these executive officers as our named executive officers. The following table provides information with respect to 2012, 2011 and 2010 compensation, if reported in our prior years’ proxy statements. Ms. Turner joined the Company during 2012 and Ms. Buck was not a named executive officer in the Company’s 2010 proxy statement; therefore, information on Ms. Turner’s 2011 and 2010 compensation and Ms. Buck’s 2010 compensation is not required to be included in the table.

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non- Equity Incentive Plan Compen- sation(5) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(6) ($)	All Other Compen- sation(7) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. P. Bilbrey President and CEO	2012 2011 2010	1,095,999 945,538 625,577	— — —	2,817,355 3,760,073 600,699	2,183,606 1,742,167 720,013	2,187,876 1,541,698 993,192	3,839,163 2,455,275 1,204,919	165,651 182,122 70,407	12,289,650 10,626,873 4,214,807
H. P. Alfonso Executive Vice President, CFO and Chief Administrative Officer	2012 2011 2010	602,308 544,021 515,000	— — —	798,084 716,683 490,991	630,010 504,017 489,265	664,843 557,340 662,042	51,897 44,517 34,318	204,310 216,134 196,377	2,951,452 2,582,712 2,387,993
M. G. Buck Senior Vice President, Chief Growth Officer	2012 2011	506,942 466,552	— —	591,344 488,220	575,728 412,676	559,577 420,125	762,787 729,351	51,878 55,752	3,048,256 2,572,676
T. L. O’Day Senior Vice President, Global Operations	2012 2011 2010	516,981 491,400 468,000	— — —	574,359 579,423 388,476	525,342 501,231 460,537	523,860 468,247 565,896	— — —	205,849 222,709 195,590	2,346,391 2,263,010 2,078,499
L. M. Turner Senior Vice President, General Counsel and Secretary	2012	230,192	150,000	2,415,066	332,538	188,049	—	80,407	3,396,252

(1)	Column (c) reflects annual base salary earned, on an accrual basis, for the years indicated and includes Internal Revenue Code, or IRC, section 125 deductions pursuant to The Hershey Company Flexible Benefits Plan and amounts deferred by the named executive officers in accordance with the provisions of The Hershey Company 401(k) Plan, or 401(k).

(2)	With the exception of Ms. Turner, Column (d) indicates that no discretionary bonuses were paid to the named executive officers. Ms. Turner, who joined the Company in July 2012, received a $150,000 cash award as a sign-on award and to replace awards forfeited at her prior employer.

(3)	Column (e) includes the aggregate grant date fair value of contingent target PSU awards for the 2012-2014 performance cycle and, with the exception of Ms. Turner, for the 2012 adjusted earnings per share-diluted component of the 2011-2013 and 2010-2012 performance cycles. With the exception of Ms. Turner, Column (e) reflects the grant date fair value of the PSUs awarded to each named executive officer in February 2012. The amount listed in Column (e) for Ms. Turner includes contingent target units for the 2012-2014 performance cycle granted in July 2012 upon her hire.

The number and grant date fair value of the PSUs awarded each named executive officer are shown on the Grants of Plan-Based Awards table in Columns (g) and (l). Assuming the highest level of performance is achieved for each of the PSU awards included in Column (e), the value of the awards at grant date for each of the named executive officers would be as follows:

Name	Year	Maximum Value at Grant Date ($)
J. P. Bilbrey	2012	6,560,267
	2011	7,377,919
	2010	1,501,748
H. P. Alfonso	2012	1,855,291
	2011	1,468,555
	2010	1,227,476
M. G. Buck	2012	1,372,127
	2011	1,000,119
T. L. O’Day	2012	1,338,904
	2011	1,181,117
	2010	971,190
L. M. Turner	2012	878,697

Column (e) also includes the grant date fair value of RSU awards granted to the named executive officer. The unvested portion of these RSU awards is included in the amounts presented in Columns (g) and (h) of the Outstanding Equity Awards table. The number of shares acquired and value received by the named executive officers with respect to RSU awards that vested in 2012 is included in Columns (d) and (e) of the Option Exercises and Stock Vested table.

The assumptions used to determine the grant date fair value of awards listed in Column (e) are set forth in Note 17 to the Company’s Consolidated Financial Statements included in our 2012 Annual Report to Stockholders that accompanies this proxy statement.

(4)	Column (f) presents the grant date fair value of stock options awarded the executive for the years indicated and does not reflect the value of shares actually received or which may be received in the future with respect to such stock options. The assumptions we made to determine the value of these awards are set forth in Note 17 to the Company’s Consolidated Financial Statements included in our 2012 Annual Report to Stockholders that accompanies this proxy statement. The number and grant date fair value of stock options awarded to each named executive officer during 2012 appears in Columns (j) and (l) of the Grants of Plan-Based Awards table.

(5)	As discussed in the Compensation Discussion and Analysis and as shown in Column (g), the Committee determined that payments would be awarded under our annual incentive program, which we refer to as the One Hershey Incentive Program, or OHIP, to the named executive officers for 2012. Awards under the OHIP for 2012 are based on base salary paid in 2012.

(6)	Column (h) reflects the aggregate change in the actuarial present value of the named executive officer’s retirement benefit under the Company’s tax-qualified pension plan, the Compensation Limit Replacement Plan, or CLRP, and the Defined Benefit Supplemental Executive Retirement Plan, or DB SERP. The change in value calculation uses the same interest and mortality rate assumptions as the 2012 audited financial statements and measures the change in value between the pension plan measurement date in the 2011 and 2012 audited financial statements.

Mr. Alfonso, Mr. O’Day and Ms. Turner participate in the Defined Contribution Supplemental Executive Retirement Plan, or DC SERP, rather than the DB SERP. The DC SERP is established under the Company’s Deferred Compensation Plan. DC SERP contributions for Mr. Alfonso, Mr. O’Day and Ms. Turner are included in Column (i) as listed in footnote 7 below.

The named executive officers also participate in our non-qualified, non-funded Deferred Compensation Plan under which deferred amounts are credited with notional earnings based on the performance of one or more third-party investment options available to all participants in our 401(k). No portion of the notional earnings credited during 2012 was “above market” or “preferential.” Consequently, no Deferred Compensation Plan earnings are included in amounts reported in Column (h) above. See the Pension Benefits and the Non-Qualified Deferred Compensation tables for more information on the benefits payable under the qualified pension plan, DB SERP, CLRP and Deferred Compensation Plan to the named executive officers.

(7)	All other compensation includes 401(k) matching contributions, perquisites and other amounts as described below. Benefits based upon a percent of base salary are computed as a percent of pay received in a calendar year.

Name	Year	Amount ($)	Description
J. P. Bilbrey	2012	107,257 37,126 11,250 8,400 818 800	Supplemental 401(k) match Security services (See footnote 8) 401(k) match Company-paid financial counseling Supplemental retirement contribution Reimbursement of personal tax return preparation fee
	2011	83,305 76,218 11,025 10,010 800 764	Security services (See footnote 8) Supplemental 401(k) match 401(k) match Company-paid financial counseling Reimbursement of personal tax return preparation fee Supplemental retirement contribution
	2010	49,122 11,025 8,750 800 710	Supplemental 401(k) match 401(k) match Company-paid financial counseling Reimbursement of personal tax return preparation fee Supplemental retirement contribution
H. P. Alfonso	2012	144,667 40,830 11,250 7,563	DC SERP contribution Supplemental 401(k) match 401(k) match Company-paid financial counseling
	2011	150,758 43,248 11,025 10,303 800	DC SERP contribution Supplemental 401(k) match 401(k) match Company-paid financial counseling Reimbursement of personal tax return preparation fee
	2010	136,386 38,074 11,025 10,092 800	DC SERP contribution Supplemental 401(k) match 401(k) match Company-paid financial counseling Reimbursement of personal tax return preparation fee
M. G. Buck	2012	30,381 11,250 8,750 800 697	Supplemental 401(k) match 401(k) match Company-paid financial counseling Reimbursement of personal tax return preparation fee Supplemental retirement contribution
	2011	32,339 11,025 10,945 800 643	Supplemental 401(k) match 401(k) match Company-paid financial counseling Reimbursement of personal tax return preparation fee Supplemental retirement contribution

Name	Year	Amount ($)	Description
T. L. O’Day	2012	122,906 32,996 21,997 11,250 8,400 7,500 800

DC SERP contribution

Supplemental 401(k) match

Supplemental Core Retirement Contribution (See footnote 9)

401(k) match

Company-paid financial counseling

Core Retirement Contribution (See footnote 9)

Reimbursement of personal tax return preparation fee

	2011	132,162 36,553 24,369 11,025 10,825 7,350 425

DC SERP contribution

Supplemental 401(k) match

Supplemental Core Retirement Contribution (See footnote 9)

401(k) match

Company-paid financial counseling

Core Retirement Contribution (See footnote 9)

Reimbursement of personal tax return preparation fee

	2010	115,807 30,666 20,444 11,025 9,890 7,350 408

DC SERP contribution

Supplemental 401(k) match

Supplemental Core Retirement Contribution (See footnote 9)

401(k) match

Company-paid financial counseling

Core Retirement Contribution (See footnote 9)

Reimbursement of personal tax return preparation fee

L. M. Turner	2012	28,546 20,145 15,000 9,865 6,851	DC SERP contribution Relocation expenses and related taxes (See footnote 10) Company-paid financial counseling 401(k) match Core Retirement Contribution (See footnote 9)

(8)	From time to time the Company provides security services for Mr. Bilbrey when the Company determines that conditions warrant such services for the safety and protection of Mr. Bilbrey and his family. Under applicable SEC rules, these services are considered “other compensation” and the amount reported is the Company’s incremental cost for such services in 2012.

(9)	As are all new hires since January 1, 2007, Mr. O’Day and Ms. Turner are eligible to receive a contribution to their 401(k) account equal to 3% of base salary and OHIP up to the maximum amount permitted by the Internal Revenue Service, or IRS. We call this contribution the Core Retirement Contribution. They also are eligible to receive a Supplemental Core Retirement Contribution equal to the amount by which the Core Retirement Contribution exceeds the IRS limit.

(10)	Ms. Turner joined Hershey in July 2012. Company relocation benefits provided for Ms. Turner included $13,087 for automobile transportation, temporary living assistance and a miscellaneous allowance and $7,058 for reimbursement of certain taxes related to her relocation.

Grants of Plan-Based Awards

The following table and explanatory footnotes provide information with regard to the potential cash award that might have been earned during 2012 under the OHIP, and with respect to each PSU, stock option and RSU awarded to each named executive officer during 2012. The amounts that were earned under the OHIP during 2012 by the named executive officers are set forth in Column (g) of the Summary Compensation Table.

Grants of Plan-Based Awards

2012

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Under- lying Options(5) (#)	Exercise or Base Price of Option Awards(6) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(7) ($)
		Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
J. P. Bilbrey	02/21/2012	4,127	1,310,160	2,620,320	359	43,245	108,113	—	207,370	60.68	5,000,961
H. P. Alfonso	02/21/2012	1,418	450,000	900,000	102	12,230	30,575	—	59,830	60.68	1,428,094
M. G. Buck	02/21/2012	1,193	378,750	757,500	75	9,045	22,613	—	54,675	60.68	1,167,072
T. L. O’Day	02/21/2012	1,054	334,750	669,500	73	8,826	22,065	—	49,890	60.68	1,099,701
L. M. Turner	07/09/2012	432	137,019	274,038	40	4,852	12,130	28,000	28,015	72.44	2,747,604

(1)	All awards presented were made in accordance with the Company’s stockholder-approved Incentive Plan. Dates listed in Column (b) represent the Grant Date for PSUs reflected in Columns (f), (g) and (h), RSUs listed in Column (i), and the stock options listed in Column (j).

(2)	Except for Ms. Turner, the amounts shown in Columns (c), (d) and (e) represent the threshold, target and maximum potential amounts that might have been payable based on the OHIP targets approved for the named executive officers in February 2012. For Ms. Turner, the amounts shown in Columns (c), (d) and (e) represent the threshold, target and maximum potential amounts that might have been payable based on the OHIP target approved in July 2012 upon her hire. All the amounts shown in Columns (c), (d) and (e) are based upon base salary received in 2012.

The threshold amount is the amount that would have been payable had the minimum score been achieved. Target is the amount payable had the business and individual performance scores been 100% on all metrics. The maximum amount reflects the highest amount payable for maximum scoring on all metrics.

(3)	The number of units presented in Columns (f), (g) and (h) represents PSUs for the 2012-2014 performance cycle and, with the exception of Ms. Turner, for the 2012 adjusted earnings per share-diluted component of the 2011-2013 and the 2010-2012 performance cycles.

Each PSU represents the value of one share of our Common Stock. The number of PSUs earned for the 2012-2014 performance cycle will depend upon achievement against the following metrics:

•	Three-year relative TSR versus the financial peer group (50% of the target award);

•	Three-year compound annual growth in organic net sales outside the U.S. and Canada (15% of the target award);

•	Three-year compound annual growth in adjusted earnings per share-diluted measured against an internal target (15% of the target award); and

•	Annual growth in adjusted earnings per share-diluted measured against an internal target for each year of the three-year performance cycle (6 2/3% of the target award per year).

Payment, if any, will be made in shares of the Company’s Common Stock at the conclusion of the three-year performance cycle. The Committee will approve the targets for the annual adjusted earnings per share-diluted metrics at the beginning of each of the three years in the performance cycle. The minimum award as shown in Column (f) is the number of shares payable for achievement of the threshold level of performance on one of the metrics and the maximum award as shown in Column (h) is the number of shares payable for achievement of the maximum level of performance on all metrics.

More information regarding PSUs and the 2012 awards can be found in the Compensation Discussion and Analysis and the Outstanding Equity Awards table.

(4)	With the exception of Ms. Turner, none of the named executive officers received other stock awards in 2012. Ms. Turner, who joined the Company in July 2012, received RSUs to replace compensation forfeited at her prior employer.

(5)	The number of options awarded to each named executive officer on February 21, 2012, was targeted as one-half of the executive’s long-term incentive target percentage times his or her 2012 base salary divided by the Black-Scholes value of $10.53 for each option. The Black-Scholes value is based on the $60.68 exercise price for these options determined as the closing price of the Company’s Common Stock on the award date, February 21, 2012. The actual number of options awarded varied from the target level based on the executive’s performance evaluation for 2012. The options awarded to Ms. Turner on July 9, 2012, had an exercise price per share of $72.44 and a Black-Scholes value of $11.87 for each option.

All options awarded by the Company have a ten-year term and vest in 25% increments over four years. Unvested options are forfeited if the executive terminates his or her employment, unless the termination is due to the executive’s death, disability or retirement, in which case (i) options granted prior to April 28, 2011, continue to vest and are exercisable for five years following termination, and (ii) options granted on or after April 28, 2011, vest immediately and are exercisable for three or five years following termination (depending on the terms and conditions of the grant). Options granted in the year of retirement are prorated based upon the number of full calendar months worked in that year. In the event of a change in control, options granted prior to April 28, 2011, automatically vest upon the change in control and options granted on or after April 28, 2011, automatically vest unless a qualifying replacement award remains outstanding after the change in control, in which case options will vest in accordance with the original vesting schedule. Within the two-year period following a change in control, options will vest immediately if the executive’s employment is terminated without Cause or the executive resigns for Good Reason, both as defined in the EBPP 3A. No option may be exercised later than the option expiration date. More information regarding stock options and the 2012 awards can be found in the Compensation Discussion and Analysis and the Outstanding Equity Awards table below.

(6)	This column presents the exercise price for each option award based upon the closing price of the Company’s Common Stock on the New York Stock Exchange on the award date shown in Column (b).

(7)	Column (l) presents the aggregate grant date fair value of the target number of PSUs reported in Column (g), the grant date fair value of RSU awards reported in Column (i) and the stock options reported in Column (j) as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in determining these amounts are set forth in Note 17 to the Company’s Consolidated Financial Statements included in our 2012 Annual Report to Stockholders that accompanies this proxy statement.

Outstanding Equity Awards

The following table and explanatory footnotes provide information regarding unexercised stock options and unvested stock awards held by our named executive officers as of December 31, 2012. All values in the table are based on a market value for our Common Stock of $72.22, the closing price of our Common Stock on December 31, 2012, the last trading day of 2012, as reported by the New York Stock Exchange.

Outstanding Equity Awards

As of December 31, 2012

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options(2) (#) Exercisable	Number of Securities Underlying Unexercised Options(3) (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(6) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. P. Bilbrey	— 17,818 25,327 — — 24,750 19,700 15,750	207,370 53,457 75,983 52,633 24,213 — — —	— — — — — — — —	60.68 55.48 51.42 39.26 34.89 54.68 52.30 61.70	02/20/2022 05/17/2021 02/21/2021 02/22/2020 02/16/2019 04/22/2017 02/15/2016 02/14/2015	625 — — — — — — —	48,519 — — — — — — —	91,500 91,375 — — — — — —	6,608,130 6,599,103 — — — — — —
Total	103,345	413,656	—	—	—	625	48,519	182,875	13,207,233
H. P. Alfonso	— 12,663 35,765 67,091 41,255	59,830 37,992 35,765 22,364 —	— — — — —	60.68 51.42 39.26 34.89 35.87	02/20/2022 02/21/2021 02/22/2020 02/16/2019 02/12/2018	— — — — —	— — — — —	26,500 26,750 — — —	1,913,830 1,931,885 — — —
	15,700	—	—	46.64	08/05/2017	—	—	—	—
Total	172,474	155,951	—	—	—	—	—	53,250	3,845,715
M. G. Buck	— — — — 20,900 16,900	54,675 31,107 24,288 15,184 — —	— — — — — —	60.68 51.42 39.26 34.89 54.68 61.00	02/20/2022 02/21/2021 02/22/2020 02/16/2019 04/22/2017 04/18/2015	— — — — — —	— — — — — —	20,125 18,250 — — — —	1,453,428 1,318,015 — — — —
Total	37,800	125,254	—	—	—	—	—	38,375	2,771,443
T. L. O’Day	—	49,890	—	60.68	02/20/2022	—	—	18,375	1,327,042
	12,593	37,782	—	51.42	02/21/2021	—	—	22,125	1,597,868
	33,665	33,665	—	39.26	02/22/2020	—	—	—	—
	1,478	15,890	—	34.89	02/16/2019	—	—	—	—
	2,937	—	—	35.23	12/01/2018	—	—	—	—
Total	50,673	137,227	—	—	—	—	—	40,500	2,924,910
L. M. Turner	—	28,015	—	72.44	07/09/2022	28,000	2,044,560	14,000	1,011,080
Total	—	28,015	—	—	—	28,000	2,044,560	14,000	1,011,080

(1)

Columns (b) through (f) present information about stock options awarded to each named executive officer under the Incentive Plan. Each option award vests in increments of 25% on each of the first four anniversaries of the grant date, subject to earlier vesting in the event of a change in control for awards granted prior to April 28, 2011. Awards granted on or after April 28, 2011, will vest earlier if a qualifying replacement award is not outstanding after the change in control. Generally, upon termination of employment, vested options must be exercised and unvested options are cancelled, except in the case of retirement, death or disability in which case the options (i) continue to vest as scheduled (in the case of awards granted prior to April 28, 2011) or (ii) vest immediately (in the case of awards granted on or after April 28, 2011). Participants whose employment terminates due to retirement, death or disability may exercise vested options for up to three or five years (based on the terms and conditions of the grant) after termination of employment. Options granted in the year of retirement are prorated based upon the number of full calendar months worked in that year. If termination occurs within two years after a change in control for any reason other than for Cause or by the executive without Good Reason, any replacement awards relating to options granted on or after April 28, 2011, will vest in full and may be exercised for one year after termination. If an executive officer is under age 55 (and for options granted on or after April 28, 2011, has completed less than five years of service), and his or her employment is terminated for reasons other than for Cause or by the executive without Good Reason, the executive will be eligible to exercise all vested stock options and a prorated portion of his or her unvested stock options held on the date of separation from service for a period of 120 days following separation. No option may be exercised after its expiration date.

(2)	Options listed in Column (b) are vested and may be exercised by the executive at any time subject to the terms of the stock option.

(3)	Options listed in Column (c) were not vested as of December 31, 2012. The following table provides information with respect to the dates on which these options are scheduled to vest, subject to continued employment (or retirement, death or disability), prorating in the event of severance, and possible acceleration in the event of a change in control.

Grant Date	Future Vesting Dates	Number of Options Vesting
		J. P. Bilbrey	H. P. Alfonso	M. G. Buck	T. L. O’Day	L. M. Turner
07/09/2012	07/09/2013	—	—	—	—	7,003
	07/09/2014	—	—	—	—	7,004
	07/09/2015	—	—	—	—	7,004
	07/09/2016	—	—	—	—	7,004
02/21/2012	02/21/2013	51,842	14,957	13,668	12,472	—
	02/21/2014	51,843	14,958	13,669	12,473	—
	02/21/2015	51,842	14,957	13,669	12,472	—
	02/21/2016	51,843	14,958	13,669	12,473	—
05/18/2011	05/18/2013	17,819	—	—	—	—
	05/18/2014	17,819	—	—	—	—
	05/18/2015	17,819	—	—	—	—
02/22/2011	02/22/2013	25,328	12,664	10,369	12,594	—
	02/22/2014	25,327	12,664	10,369	12,594	—
	02/22/2015	25,328	12,664	10,369	12,594	—
02/23/2010	02/23/2013	26,316	17,882	12,144	16,832	—
	02/23/2014	26,317	17,883	12,144	16,833	—
02/17/2009	02/17/2013	24,213	22,364	15,184	15,890	—
Total per Executive		413,656	155,951	125,254	137,227	28,015

(4)	Column (g) for Mr. Bilbrey includes 625 unvested RSUs awarded Mr. Bilbrey from a grant in 2009. The 625 units vested on February 17, 2013. For Ms. Turner, Column (g) includes 28,000 unvested RSUs awarded Ms. Turner in 2012. These RSUs vest in increments of 7,000 units on August 9, 2013, July 9, 2014, July 9, 2015, and July 9, 2016.

(5)	Column (h) contains the value of the RSUs reported in Column (g) using the $72.22 closing price per share of our Common Stock on the New York Stock Exchange on December 31, 2012. Column (h) also includes accrued dividend equivalents through December 31, 2012, on the RSUs included in Column (g). Accrued dividend equivalents will be paid in cash upon vesting.

(6)	For each named executive officer, the first number in Column (i) is the maximum number of PSUs potentially payable for the 2012-2014 performance cycle that vests on December 31, 2014. With the exception of Ms. Turner, the second number in Column (i) is the maximum number of PSUs potentially payable for the 2011-2013 performance cycle that vests on December 31, 2013. Based on progress to date against goals, amounts presented in Column (i) for both performance cycles are at maximum, which is 250% of target. The actual number of PSUs earned, if any, will be determined at the end of each performance cycle and may be fewer than the number reflected in Column (i).

(7)	Column (j) contains the value of PSUs reported in Column (i) using the $72.22 closing price per share of our Common Stock on the New York Stock Exchange on December 31, 2012.

Option Exercises and Stock Vested

The following table and explanatory footnotes provide information with regard to amounts paid to or earned by our named executive officers during 2012 as a result of the exercise of stock options or the vesting of stock awards.

Option Exercises and Stock Vested

2012

Name	Option Awards(1)		Stock Awards(2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
J. P. Bilbrey	143,904	4,373,602	84,877	6,129,817
			4,375(3)	307,501
H. P. Alfonso	33,600	396,873	30,916	2,232,754
M. G. Buck	64,149	1,211,859	20,951(4)	1,513,081
T. L. O’Day	45,000	1,520,631	24,461	1,766,573
L. M. Turner	—	—	—	—

(1)	The values shown in Column (b) represent the number of stock options exercised by the named executive officers during 2012, and Column (c) represents the market value at the time of exercise of the shares purchased less the exercise price paid.

(2)	The values shown in Column (d) include the number of PSUs earned from the 2010-2012 performance cycle that ended on December 31, 2012, as determined by the Committee, or, in the case of Mr. Bilbrey, determined by the independent members of our Board. The results of the 2010-2012 performance cycle that ended on December 31, 2012, exceeded the financial targets established at the start of the performance cycle. The awards included in Column (d) reflect payment at 226.49% of target. Ms. Buck elected to defer payment of her award as described below. Messrs. Bilbrey, Alfonso, and O’Day received payment in Common Stock for their award in February 2013. In accordance with the terms of the PSU award, each PSU represents one share of our Common Stock valued in Column (e) at $72.22, the closing price of our Common Stock on the New York Stock Exchange on December 31, 2012.

For Mr. Bilbrey, Column (d) also includes the number of RSUs that vested in 2012 as a result of prior year awards. These awards are described in more detail in the following footnotes.

(3)	On February 17, 2012, 625 RSUs awarded to Mr. Bilbrey in 2009 vested. Mr. Bilbrey elected to defer 100% of this award. On the vesting date of these RSUs, Mr. Bilbrey received a cash payment of $2,406, which was equivalent to dividends that would have been earned had he held Common Stock instead of RSUs during the vesting period. Mr. Bilbrey utilized the net cash received after taxes to meet tax obligations on the deferred portion of his award, resulting in deferral of all 625 shares. Based on Mr. Bilbrey’s deferral election, these 625 RSUs will be paid as shares of Common Stock, net of applicable taxes, upon his separation from service from the Company, subject to the requirements of section 409A of the IRC.

On June 3, 2012, 3,750 RSUs awarded to Mr. Bilbrey in 2008 vested. Mr. Bilbrey elected to receive immediate payment in shares of the Company’s Common Stock. In addition, Mr. Bilbrey received cash payments of $19,519, which were equivalent to dividends that would have been earned had he held Common Stock instead of RSUs during the vesting period. Mr. Bilbrey liquidated 1,545 RSUs to meet tax obligations, resulting in his receipt of 2,205 shares of the Company’s Common Stock.

The value of the RSUs paid to or deferred by Mr. Bilbrey was based on the closing price of the Company’s Common Stock on the respective vesting dates. Required tax withholdings were deducted from all payments. Column (e) reflects the value of the 4,375 shares realized by Mr. Bilbrey and the cash equivalent of dividends payable on the RSUs vesting in 2012.

(4)	Ms. Buck elected to defer 100% of the shares payable to her from the 2010-2012 PSU cycle. The gross number of shares payable to her, 20,951, was reduced by required tax withholdings, resulting in deferral of 20,236 common stock units. Based on her election, these 20,236 common stock units will be paid as shares of Common Stock, net of applicable taxes, upon her separation from service from the Company, subject to the requirements of section 409A of the IRC.

Pension Benefits

Each of the named executive officers, with the exception of Mr. O’Day and Ms. Turner, is a participant in our tax-qualified defined benefit pension plan and is fully vested in his or her benefit under that plan. Mr. Bilbrey and Ms. Buck are eligible to participate in our non-qualified DB SERP. No benefit is payable under the DB SERP if the executive officer terminates employment prior to age 55 or if he or she does not have five years of service with the Company. As of December 31, 2012, Mr. Bilbrey had attained age 55 with five years of service.

The combination of the tax-qualified and DB SERP plans were designed to provide a benefit upon retirement at or after reaching age 60 based on a joint and survivor annuity equal to 55% of final average compensation for an executive officer with 15 or more years of service (reduced pro rata for each year of service under 15). Effective January 1, 2007, the benefit payable under the DB SERP to an executive officer who was age 50 or over as of January 1, 2007, was reduced by 10%, and the benefit payable to an executive officer who had not attained age 50 as of January 1, 2007, was reduced by 20%. The benefit payable to Mr. Bilbrey was reduced by 10% and the benefit payable to Ms. Buck was reduced by 20%.

Final average compensation is calculated as the sum of (i) the average of the highest three calendar years of base salary paid over the last five years of employment with the Company and (ii) the average of the highest three annual incentive program awards for the last five years of employment with the Company, whether paid or deferred. The benefit accrued under the DB SERP is payable upon retirement as a lump sum, a life annuity with 50% benefit continuation to the participant’s surviving spouse, or payment may be deferred in accordance with the provisions of the Company’s Deferred Compensation Plan. The lump sum is equal to the actuarial present value of the joint and survivor pension earned, reduced by the lump sum value of the benefits to be paid under the tax-qualified defined benefit pension plan and the value of the executive’s Social Security benefits. If the executive officer terminates employment after age 55 but before age 60, the benefit is reduced for early retirement at a rate of 5% per year for the period until the executive would have turned 60.

The CLRP provides eligible participants the defined benefit he or she would have earned under our tax-qualified defined benefit pension plan were it not for the legal limitation on compensation used to determine benefits. An executive officer who is a participant in the DB SERP is not eligible to participate in the CLRP, unless he or she (i) ceases to be designated by the Committee as eligible to participate in the DB SERP prior to his or her termination of employment with the Company or (ii) has his or her employment involuntarily terminated by the Company other than for Cause prior to vesting in the DB SERP. Executive officers meeting these criteria become eligible to participate in the CLRP and receive a benefit for all years in which they would have been a participant of the CLRP had they not been designated by the Committee to be eligible for the DB SERP.

Executive officers who are eligible for both the DC SERP (described under Non-Qualified Deferred Compensation below) and the tax-qualified defined benefit pension plan receive an additional credit under the CLRP equal to 3% of eligible earnings less the IRS annual limitation on compensation. Mr. Alfonso is the only named executive officer eligible for the CLRP. Upon separation, benefits under the CLRP are payable in a single lump sum or may be deferred into the Deferred Compensation Plan. A participant is eligible for his or her CLRP benefit upon separation from service (subject to the provisions of section 409A of the IRC) after five years of service or attaining age 55 (unless the participant is terminated for Cause). Payment is also made to the estate of a participant who dies prior to separation from service. Participants who become disabled are 100% vested in their benefit and continue to accrue additional benefits for up to two additional years.

The following table and explanatory footnotes provide information regarding the present value of benefits accrued under the tax-qualified defined benefit pension plan, as applicable, and the DB SERP or CLRP for each named executive officer as of December 31, 2012. The amounts shown for the DB SERP reflect the reduction for the present value of the benefits under the tax-qualified defined benefit pension plan and Social Security benefits.

Pension Benefits

2012

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
J. P. Bilbrey	Tax-Qualified Defined Benefit Pension Plan	9	120,189	—
	DB SERP	9	9,016,244	—
H. P. Alfonso	Tax-Qualified Defined Benefit Pension Plan	6	49,275	—
	CLRP	6	124,361	—
M. G. Buck	Tax-Qualified Defined Benefit Pension Plan	8	84,082	—
	DB SERP	8	2,536,397	—
T. L. O’Day	—	—	—	—
L. M. Turner	—	—	—	—

(1)	These amounts have been calculated using interest rate, mortality and other assumptions consistent with those used for financial reporting purposes as set forth in Note 14 to the Company’s Consolidated Financial Statements included in our 2012 Annual Report to Stockholders which accompanies this proxy statement. The actual payments would differ due to plan assumptions. The estimated vested DB SERP benefit as of December 31, 2012, for Mr. Bilbrey was $8,829,004. The amounts are based on final average compensation of each eligible executive officer under the terms of the DB SERP as of December 31, 2012.

Name	Final Average Compensation ($)
J. P. Bilbrey	1,969,609
H. P. Alfonso	—
M. G. Buck	918,799
T. L. O’Day	—
L. M. Turner	—

Non-Qualified Deferred Compensation

Our named executive officers are eligible to participate in The Hershey Company Deferred Compensation Plan. The Deferred Compensation Plan is a non-qualified, non-funded plan that permits participants to defer compensation that would otherwise be paid to them currently. The Deferred Compensation Plan is intended to secure the goodwill and loyalty of participants by enabling them to defer compensation when the participants deem it beneficial to do so and by providing a vehicle for the Company to provide, on a non-qualified basis, contributions that could not be made on the participants’ behalf to the tax-qualified 401(k). The Company credits the Deferred Compensation Plan with a specified percentage of compensation for executive officers participating in the non-qualified DC SERP.

Our named executive officers may elect to defer payments to be received from the DB SERP, DC SERP, CLRP, and the OHIP as well as PSU and RSU awards, but not stock options. Amounts deferred are fully vested and are credited to the individual’s account under the Deferred Compensation Plan. Participants elect to receive payment at termination of employment or some other future date. DB SERP and CLRP payments designated for deferral into the Deferred Compensation Plan are not credited as earned but are credited in full upon the participant’s retirement.

Payments are distributed in a lump sum or in annual installments for up to 15 years. All amounts are payable in a lump sum following a change in control. All elections and payments under the Deferred Compensation Plan are subject to compliance with section 409A of the IRC which may limit elections and require a delay in payment of benefits in certain circumstances.

While deferred, amounts are credited with notional earnings as if they were invested by the participant in one or more investment options offered by the Deferred Compensation Plan. The investment options under the Deferred Compensation Plan consist of investment in a deferred common stock unit account that we value according to the performance of our Common Stock (for awards paid in stock) or in mutual funds or other investments available to participants in our 401(k) (for awards paid in cash). The participants’ accounts under the Deferred Compensation Plan are adjusted daily, up or down, depending upon performance of the investment options elected.

Effective January 1, 2007, we began crediting the deferred compensation accounts of all employees, including the named executive officers, with the amount of employer matching contributions that exceed the limits established by the IRS for contribution to the 401(k). These amounts are credited in the first quarter of the year after they are earned. As shown in the footnotes to the Summary Compensation Table beginning on page 60, these amounts are designated as “Supplemental 401(k) match” and are included as “All Other Compensation” in the year earned. These amounts also are included in Column (c) of the Non-Qualified Deferred Compensation table in the year earned. All of the named executive officers are fully vested in the Supplemental 401(k) match credits presented and will be paid at a future date or at termination of employment, as elected by the officer.

Effective January 1, 2007, we began crediting the deferred compensation accounts of all employees hired on or after January 1, 2007, including eligible named executive officers, with the amount of core retirement contributions that exceed the limits established by the IRS for contribution to the 401(k). These amounts are credited in the first quarter of the year after they are earned. As shown in the footnotes to the Summary Compensation Table, these amounts are designated as “Supplemental Core Retirement Contribution” and are included as “All Other Compensation” in the year earned. These amounts also are included in Column (c) of the Non-Qualified Deferred Compensation table in the year earned. Mr. O’Day was the only named executive officer eligible for a Supplemental Core Retirement Contribution credit for 2012. He is fully vested in this benefit and will receive payment for this benefit at termination of employment subject to the provisions of section 409A of the IRC.

Mr. Alfonso, Mr. O’Day and Ms. Turner are eligible to participate in our DC SERP, a part of the Deferred Compensation Plan. The DC SERP provides annual allocations to the Deferred Compensation Plan equal to a percentage of compensation determined by the Committee in its sole discretion. In order to receive the annual DC SERP allocation, an executive officer must (i) defer in the 401(k) the maximum amount allowed by the Company or IRS and (ii) be employed on the last day of the plan year unless he or she terminates employment while at least age 55, retires, dies or becomes disabled. After completing five years of service with the Company, an executive officer is vested in 10% increments based on his or her age. An executive age 46 with five years of service is 10% vested and an executive age 55 with five years of service is 100% vested. Mr. Alfonso’s, Mr. O’Day’s and Ms. Turner’s annual DC SERP allocation is equal to 12.5% of base salary and OHIP award for the calendar year, whether paid or deferred. Mr. Alfonso is 100% vested in his DC SERP benefit. Mr. O’Day and Ms. Turner are not vested in any portion of their DC SERP benefit.

The following table and explanatory footnotes provide information relating to the activity in the Deferred Compensation Plan accounts of the named executive officers during 2012 and the aggregate balance of the accounts as of December 31, 2012.

Non-Qualified Deferred Compensation

2012

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year-End(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)
J. P. Bilbrey	1,559,953	107,257	912,115	—	5,725,755
H. P. Alfonso	—	185,498	198,164	23,557	1,703,952
M. G. Buck	1,052,798	30,381	711,348	—	4,460,413
T. L. O’Day	1,096,730	177,899	528,480	—	3,577,668
L. M. Turner	—	28,546	—	—	28,546

(1)	Column (b) reflects amounts that otherwise would have been received by Mr. Bilbrey, Ms. Buck and Mr. O’Day during 2012 as payment of PSU and RSU awards but were deferred under the Deferred Compensation Plan. Mr. Bilbrey deferred both PSU and RSU awards. Ms. Buck and Mr. O’Day deferred their PSU award.

Of the $1,559,953 deferred by Mr. Bilbrey, $38,038 represents the net amount after required taxes were deducted from Mr. Bilbrey’s 2009 RSU award that vested on February 17, 2012. Mr. Bilbrey utilized the net cash received in lieu of dividends on the RSUs to meet the tax obligations on the deferred award. The remaining $1,521,915 represents the net amount after required taxes were deducted from Mr. Bilbrey’s 2009-2011 PSU award that vested December 31, 2011. The value of these awards is not listed in the Summary Compensation Table of this proxy statement.

The $1,052,798 deferred by Ms. Buck represents the net amount after required taxes were deducted from Ms. Buck’s 2009-2011 PSU award that vested December 31, 2011. The value of this award is not included in the Summary Compensation Table of this proxy statement.

The $1,096,730 deferred by Mr. O’Day represents the net amount after required taxes were deducted from Mr. O’Day’s 2009-2011 PSU award that vested December 31, 2011. The value of this award is not included in the Summary Compensation Table of this proxy statement.

(2)	For Mr. Alfonso, Mr. O’Day and Ms. Turner, Column (c) reflects the DC SERP contribution earned in 2012. With the exception of Ms. Turner, this column also reflects the Deferred Compensation Plan Supplemental 401(k) match contributions earned by each of the named executive officers in 2012. For Mr. O’Day, Column (c) includes the Supplemental Core Retirement Contribution earned in 2012. These amounts are included in Column (i) of the Summary Compensation Table of this proxy statement.

(3)	Column (d) reflects the amount of adjustment made to each named executive officer’s account during 2012 to reflect the performance of the investment options chosen by the officer. Amounts reported in Column (d) were not required to be reported as compensation in our Summary Compensation Table.

(4)	Column (e) reflects payment to Mr. Alfonso of 375 previously deferred RSUs from a 2006 award plus earnings.

(5)	Column (f) reflects the aggregate balance credited to each named executive officer as of December 31, 2012, including the 2012 amounts reflected in Columns (b), (c) and (d). The following table indicates the portion of the Column (f) balance that reflects amounts disclosed in a Summary Compensation Table included in proxy statements for years prior to 2012.

Name	Amount Reported in Previous Years ($)
J. P. Bilbrey	1,037,789
H. P. Alfonso	905,957
M. G. Buck	375,671
T. L. O’Day	772,815
L. M. Turner	—

Potential Payments Upon Termination or Change in Control

We maintain plans covering our executive officers that will require us to provide incremental compensation in the event of involuntary termination of employment or a change in control. We describe these obligations below.

Overview

On August 7, 2012, the independent members of our Board of Directors, based on a recommendation from the Committee, authorized our entering into an employment agreement with Mr. Bilbrey, our President and CEO. The employment agreement provides for Mr. Bilbrey’s continued employment as President and CEO and as a member of the Board of Directors. The employment agreement does not have a specified term; Mr. Bilbrey’s employment is on an at-will basis. In the event Mr. Bilbrey’s employment is terminated by the Company without Cause or he resigns for Good Reason (in each case as defined in the employment agreement), Mr. Bilbrey will be entitled to certain severance benefits. In the event of his termination after a change in control, Mr. Bilbrey will be eligible to receive benefits under the EBPP 3A. He is not entitled to an excise tax gross-up. The employment agreement subjects Mr. Bilbrey to certain non-competition and non-solicitation covenants under the ECRCA (as described below) and to compensation recovery (clawback) to the extent required by applicable law and regulations.

Our other named executive officers also participate in the EBPP 3A. The EBPP 3A is intended to help us attract and retain qualified executive employees and maintain a stable work environment by making a provision for the protection of covered executives in connection with a change in control of Hershey or termination of employment under certain circumstances.

Each of our named executive officers was required to sign an Executive Confidentiality and Restrictive Covenant Agreement, or ECRCA, as a condition to receiving long-term incentive compensation awards such as stock options and PSUs. The ECRCA obligates the executive officer to not disclose or misuse our confidential and proprietary information or, for a period of 12 months following termination, carry on any activities that compete with our business.

Termination of employment and a change in control also impact PSUs, RSUs and stock option awards we have made, as well as benefits payable under our employee benefit plans.

The following narrative takes each termination of employment situation – voluntary resignation, discharge for Cause, death, disability, retirement, discharge without Cause, and resignation for Good Reason – and a change in control of the Company, and describes the additional amounts, if any, that the Company would pay or provide to Messrs. Bilbrey, Alfonso, and O’Day, Ms. Buck and Ms. Turner, or their beneficiaries as a result. The narrative below and the amounts shown reflect certain assumptions we have made in accordance with SEC rules. We have assumed that the termination of employment or change in control occurred on December 31, 2012 and that the value of a share of our Common Stock on that day was $72.22, the closing price on the New York Stock Exchange on December 31, 2012.

In addition, in keeping with SEC rules, the following narrative and amounts do not include payments and benefits which are not enhanced by the termination of employment or change in control. These payments and benefits include:

•	Benefits accrued under the Company’s broad-based, tax-qualified 401(k) and tax-qualified defined benefit pension plan;

•	Accrued vacation pay, health plan continuation and other similar amounts payable when employment terminates under programs generally applicable to the Company’s salaried employees;

•	Supplemental 401(k) match provided to the named executive officers on the same basis as all other employees eligible for Supplemental 401(k) match;

•	Vested benefits accrued under the DB SERP and account balances held under the Deferred Compensation Plan as described above beginning on pages 69 and 70; and

•	Stock options which have vested and become exercisable prior to termination of employment or change in control.

The payments and benefits described in the five bullet points above are referred to in the following discussion as the executive officer’s “vested benefits.”

Voluntary Resignation

We are not obligated to pay amounts over and above vested benefits to a named executive officer who voluntarily resigns. Vested stock options may not be exercised after the named executive officer’s resignation date unless the officer is age 55 or older and, in certain instances, has met minimum service requirements as described in Treatment of Stock Options upon Retirement, Death or Disability below.

Discharge for Cause

If we terminate a named executive officer’s employment for Cause, we are not obligated to pay the officer any amounts over and above the vested benefits. The named executive officer’s right to exercise vested options expires upon discharge for Cause, and amounts otherwise payable under the DB SERP are subject to forfeiture at the Company’s discretion. In general, a discharge will be for Cause if the executive has intentionally failed to perform his or her duties or engaged in illegal or gross misconduct that harms the Company. Effective in February 2011, the EBPP 3A was amended to provide that engaging in illegal conduct, gross negligence or willful misconduct, material dishonesty or violation of Company policies, or bad faith actions not in the best interests of the Company will be grounds for discharge for Cause.

Death or Disability

If an executive officer dies and has not met the vesting requirements to be eligible to receive a benefit from the DB SERP, no benefits are paid. Mr. Bilbrey is fully vested in his DB SERP benefits as of December 31, 2012.

A maximum monthly long-term disability benefit of $35,000 would be provided for Mr. Bilbrey and $25,000 for all other named executive officers in the event of long-term disability. Long-term disability benefits are payable until age 65. Long-term disability benefits are offset by other benefits such as Social Security. The maximum amount of the monthly long-term disability payments from all sources, assuming long-term disability on December 31, 2012, is set forth in the tables below. The additional lump sum DB SERP amount that would be payable for Mr. Bilbrey and Ms. Buck at age 65, attributable to vesting and benefit service credited during the disability period for the DB SERP, if the executive’s disability started on December 31, 2012, is shown on the table below. Mr. Alfonso participates in the CLRP which provides two additional years of credit after approval for long-term disability benefits. Mr. O’Day and Ms. Turner are eligible for the Supplemental Core Retirement Contribution and would receive up to two additional years of Supplemental Core Retirement Contribution credit after approval for long-term disability benefits payable up to age 65. Mr. Alfonso, Mr. O’Day and Ms. Turner participate in the DC SERP which provides up to two additional years of credit after approval for long-term disability benefits payable up to age 65. Those amounts are listed in the table below:

Name	Long-Term Disability Benefit
	Maximum Monthly Amount ($)	Years and Months to Age 65 (#)	Total of Payments to Age 65 ($)	Lump Sum DB SERP/ DC SERP Benefit ($)
J. P. Bilbrey	35,000	8 years 7 months	3,605,000	7,723,036	(1)
H. P. Alfonso	25,000	9 years 6 months	2,850,000	352,449	(2)
M. G. Buck	25,000	13 years 9 months	4,125,000	5,714,691	(1)
T. L. O’Day	25,000	1 year 6 months	450,000	685,560	(3)
L. M. Turner	25,000	9 years 10 months	2,950,000	241,496	(4)

(1)	Reflects additional lump sum amount of DB SERP benefit payable at age 65 attributable to vesting and benefit service credited during the disability period.

(2)	Reflects two additional years of CLRP and DC SERP credit.

(3)	Reflects one and one-half additional years of Supplemental Core Retirement Contribution and DC SERP credit and full vesting upon disability.

(4)	Reflects two additional years of Supplemental Core Retirement Contribution and DC SERP credit and full vesting upon disability.

Treatment of Stock Options upon Retirement, Death or Disability

In the event of retirement, death or disability, vested stock options remain exercisable for a period of three or five years but not later than the option expiration date. The exercise period is based upon the terms and conditions of the individual grant. For awards granted prior to April 28, 2011, retirement was defined as separation after attainment of age 55. For awards granted on or after April 28, 2011, retirement is defined as separation after attainment of age 55 with at least five years of service.

Options awarded prior to April 28, 2011, that are not vested at the time of retirement, death or disability will continue to vest over the five years following termination in accordance with the original vesting schedule established on the grant date. Options granted on or after April 28, 2011, that are not vested at the time of retirement, death or disability will vest in full and the options will remain exercisable for three or five years following termination. Options granted in the year of retirement are prorated based upon the number of full calendar months worked in that year.

The following table provides the number of unvested stock options as of December 31, 2012, that would have become vested and remained exercisable during the three-year or five-year periods following death or disability, or retirement, if applicable, on December 31, 2012, and the value of those options based on the excess of the fair market value of our Common Stock on December 31, 2012, over the option exercise price. Mr. Bilbrey and Mr. Alfonso were considered retirement eligible based on the provisions of all option awards on December 31, 2012.

Name	Stock Options
	Number(1) (#)	Value(2) ($)
J. P. Bilbrey	413,656	7,507,021
H. P. Alfonso	155,951	3,494,334
M. G. Buck	125,254	2,645,326
T. L. O’Day	137,227	3,064,368
L. M. Turner	28,015	—

(1)	Total number of unvested options as of December 31, 2012.

(2)	Difference between $72.22, the closing price for our Common Stock on December 31, 2012, and the exercise price for each option. Options, once vested, may be exercised at any time during the three or five years (based upon the provisions of the grant) after employment termination due to retirement after age 55 (and at least five years of service for options granted on or after April 28, 2011), death or disability, but not later than the option expiration date.

Mr. O’Day is considered retirement eligible for unvested stock options granted prior to April 28, 2011, but is not considered retirement eligible for awards granted on or after April 28, 2011, as he does not have five years of service. The amount shown for Mr. O’Day includes 49,890 stock options valued at $575,731 which he would forfeit upon voluntary separation. Ms. Turner is not considered retirement eligible for any of her unvested options because she does not have five years of service. Ms. Turner would forfeit 28,015 stock options upon voluntary separation. These options were granted at a higher price than the closing price of our Common Stock on December 31, 2012, and therefore had no value on December 31, 2012.

Treatment of RSUs upon Retirement, Death or Disability

Upon retirement any RSUs held by our named executive officers that are not vested are forfeited.

A prorated portion of unvested RSUs granted prior to April 28, 2011, will vest upon death or disability. The prorated number of RSUs is based upon the number of full and partial calendar months from the grant date to the date of death or disability divided by the full and partial calendar months from the grant date to the end of the restriction period, multiplied by the number of RSUs originally granted. Unvested RSUs granted on or after April 28, 2011, will vest in full upon death or disability. The following table summarizes the unvested RSU awards that would have vested on December 31, 2012, if the executive’s employment terminated that day due to death or disability.

Name	Restricted Stock Units
	Number(1) (#)	Value(2) ($)
J. P. Bilbrey	605	43,693
H. P. Alfonso	—	—
M. G. Buck	—	—
T. L. O’Day	—	—
L. M. Turner	28,000	2,022,160

(1)	Prorated number of unvested RSUs as of December 31, 2012, for Mr. Bilbrey. Ms. Turner’s RSUs were granted in July 2012 and are not subject to reduction upon death or disability.

(2)	Value of shares based on $72.22, the closing price for our Common Stock on December 31, 2012.

Discharge Not for Cause; Resignation for Good Reason

Under Mr. Bilbrey’s employment agreement and the EBPP 3A, as applicable, we have agreed to pay severance benefits of two times base salary in a lump sum if we terminate the executive officer’s active employment without Cause (one and one-half times base salary if the executive became a participant in EBPP 3A after February 22, 2011). We have agreed to provide to Mr. Bilbrey as additional severance payments an amount equal to two times his target award under the OHIP, and to other named executive officers, additional severance payments in the amount that the executive officer would have been eligible to receive under the OHIP for a period of two years (18 months for participants first covered by EBPP 3A after February 22, 2011) following termination. Under Mr. Bilbrey’s employment agreement and EBPP 3A, the executive would be entitled to receive a pro rata payment of the OHIP award, if any, earned for the year in which termination occurs. These benefits also are payable if the executive officer resigns from active employment for Good Reason. Good Reason will arise under Mr. Bilbrey’s employment agreement in the event of a diminution of his title, duties, responsibilities, a material breach of the employment agreement by the Company, any adverse amendment to the DB SERP or EBPP 3A affecting Mr. Bilbrey or his removal or failure to be reelected to the Board. Good Reason arises under the EBPP 3A if we appoint a new Chief Executive Officer, and during the first two years of his or her tenure, the executive officer’s position, authority, duties or responsibilities are diminished or base salary is reduced. If Mr. Bilbrey’s or an executive officer’s employment is terminated for reasons other than for Cause or if the executive officer terminates for Good Reason, the Company will continue the executive’s welfare benefits for a period of two years. For executives first covered by EBPP 3A after February 22, 2011, welfare benefit coverage will continue for 18 months. Ms. Turner is the only named executive officer first covered by EBPP 3A after February 22, 2011. Coverage for disability and participation in all tax-qualified retirement plans will not be continued.

If an executive officer is under age 55 and his or her employment is terminated for reasons other than for Cause, or if the executive officer terminates for Good Reason, the executive will be eligible to exercise all vested stock options and a prorated portion of his or her unvested stock options held on the date of separation from service for a period of 120 days following separation. If the executive officer is age 55 or older (with five or more years of service with respect to stock options granted on or after April 28, 2011) and his or her employment is terminated for reasons other than for Cause, or if the executive terminates for Good Reason, the executive will be entitled to exercise (provided any vesting requirement has been satisfied as of the date of exercise) any outstanding stock options until the earlier of three or five years (based on the provisions of the individual grant) from the date of termination or the expiration of the options. In addition, if an executive officer’s employment is terminated for reasons other than for Cause, or if the executive officer terminates for Good Reason, the executive will receive payment for a prorated portion of any unvested RSUs held on the date of separation from service.

The following table summarizes the incremental amounts that would have been payable to the named executive officer had his or her employment terminated on December 31, 2012, under circumstances entitling the officer to severance benefits as described above.

Name	Salary ($)	One Hershey Incentive Program at Target ($)	Value of Benefits Continuation(1) ($)	Total ($)
J. P. Bilbrey	2,183,600	2,620,320	22,612	4,826,532
H. P. Alfonso	1,200,000	900,000	32,972	2,132,972
M. G. Buck	1,010,000	757,500	31,356	1,798,856
T. L. O’Day	1,030,000	669,500	29,230	1,728,730
L. M. Turner(2)	712,500	427,500	7,655	1,147,655

(1)	Reflects projected medical, dental, vision and life insurance continuation premiums paid by the Company during the two years following termination for each executive except Ms. Turner.

(2)	Ms. Turner began participation in the EBPP 3A in July 2012. Benefits shown in the table above reflect a severance payment for 1.5 years of salary and an OHIP target payment for the same period. Value of Benefits Continuation includes projected medical, dental, vision and life insurance continuation premiums paid by the Company for a period of 1.5 years following termination.

Information with respect to stock options and RSUs held by each executive officer as of December 31, 2012, appears in the Outstanding Equity Awards table.

Change in Control

Special provisions apply if a change in control occurs. In general, a change in control will occur if the Milton Hershey School Trust no longer owns voting control of the Company and another person or group acquires 30% or more of the combined voting power of our voting stock; there is an unwelcome change in a majority of the members of our Board; or, if after consummation of a merger or similar business transaction or a sale of substantially all of our assets, the Milton Hershey School Trust does not own voting control of the merged or acquiring company.

The EBPP 3A provides the vesting and payment of the following benefits upon a change in control to each of the named executive officers:

•	An OHIP payment for the year of the change in control at the greater of target or the estimated payment based on actual performance to the date of the change in control;

•

For awards granted prior to April 28, 2011, full vesting for any PSU awards for the performance cycle ending in the year of the change in control. The cash payment will be based upon the greater of target or actual performance through the date of the change in control, with each PSU valued at the highest closing price for our Common Stock during the 60 days prior to the change in control;

•

For awards granted prior to April 28, 2011, full vesting of outstanding PSU awards that are in the second year of the performance cycle at the time of the change in control and prorated vesting of outstanding PSU awards that are in the first year of the performance cycle at the time of the change in control;

•	To the extent not vested, full vesting of benefits accrued under the DB SERP and the Deferred Compensation Plan; and

•	To the extent not vested, full vesting of benefits under the tax-qualified defined benefit pension plan and the 401(k).

Our Incentive Plan provides for full vesting of all outstanding stock options and RSUs (including accrued cash credits equivalent to dividends that would have been earned had the executive held Common Stock instead of RSUs) granted prior to April 28, 2011, upon a change in control.

The vesting and payment provisions applicable to PSUs, stock options and RSUs described above in the event of a change in control will not automatically apply to awards made on or after April 28, 2011. Under our Incentive Plan, if such awards are continued as a qualifying replacement award after the change in control, then no accelerated vesting or payment will occur because of the change in control. In the event of termination of employment within two years following the change in control for any reason other than termination for Cause or resignation without Good Reason, the replacement award will vest and become payable as described above.

The following table and explanatory footnotes provide information with respect to the incremental amounts that would have vested and become payable on December 31, 2012, if a change in control occurred on that date and any awards made on or after April 28, 2011, were continued as qualifying replacement awards.

Name	One Hershey Incentive Program Related Payment(1) ($)	PSU Related Payments(2) ($)	Vesting of Stock Options(3) ($)	Vesting of Restricted Stock Units(4) ($)	DB SERP/ DC SERP Benefits(5) ($)	Total(6) ($)
J. P. Bilbrey	—	523,650	4,219,101	48,519	—	4,791,270
H. P. Alfonso	—	332,401	2,803,896	—	—	3,136,297
M. G. Buck	—	577,906	2,014,377	—	3,857,279	6,449,562
T. L. O’Day	—	272,244	2,488,638	—	468,205	3,229,087
L. M. Turner	—	—	—	—	45,466	45,466

(1)	The amount of the OHIP award earned for 2012 was greater than target. Therefore no incremental amount attributable to that program would have been payable upon a change in control.

(2)	Amounts reflect vesting of PSUs awarded prior to April 28, 2011, as follows:

•

For the performance cycle ended December 31, 2012, at the greater of target or actual performance as of December 31, 2012, and the difference between a value per PSU of $74.64, the highest closing price for our Common Stock during the last 60 days of 2012, and a value per PSU of $72.22, the closing price of our Common Stock on the New York Stock Exchange on December 31, 2012; and

•

For the performance cycle ending December 31, 2013, at target performance as of December 31, 2012, with a value per PSU of $72.22, the closing price of our Common Stock on the New York Stock Exchange on December 31, 2012.

(3)	Reflects the value of unvested options that would vest upon a change in control based on the excess, if any, of the value of our Common Stock of $72.22 on December 31, 2012, over the exercise price for the options. Information regarding unvested options as of December 31, 2012, can be found in the Outstanding Equity Awards table.

(4)	Reflects the value of unvested RSUs and the accrued cash credits that would vest upon a change in control based on the market value of our Common Stock of $72.22 on December 31, 2012. The accrued cash credits are equivalent to dividends that would have been earned had the executive held Common Stock instead of RSUs. Information regarding unvested RSUs as of December 31, 2012, can be found in the Outstanding Equity Awards table.

(5)	Totals reflect full vesting of DB SERP and more favorable early retirement discount factors as provided under the EBPP 3A. Mr. Bilbrey is fully vested in his DB SERP benefit so no additional benefit is applicable. Mr. Alfonso is fully vested in his DC SERP benefit so no additional benefit is applicable. For Mr. O’Day, the amount includes the vesting of his DC SERP benefit. For Ms. Buck, the amount includes the vesting of her DB SERP benefit. For Ms. Turner, the amount includes the vesting of her DC SERP and other non-vested retirement benefits.

(6)	For any given executive, the total payments made in the event of termination after a change in control would be reduced to the “safe harbor” limit under IRC section 280G if such reduction would result in a greater after-tax benefit for the executive.

Discharge Not for Cause or Resignation for Good Reason after Change in Control

If the named executive officer’s employment is terminated by the Company without Cause or by the executive for Good Reason within two years after a change in control, we pay severance benefits to assist the executive in transitioning to new employment. Good Reason for this purpose means diminution of the executive’s position, authority, duties or responsibilities; a reduction in base salary; failure to pay current compensation or to continue in effect short- and long-term compensation and employee and retirement benefits; or the failure to fund a grantor trust to support payment of amounts under the EBPP 3A. The severance benefits under the EBPP 3A for termination after a change in control as of December 31, 2012, consist of:

•	A lump sum cash payment equal to two (or, if less, the number of full and fractional years from the date of termination to the executive’s 65th birthday, but not less than one) times:

-	the executive’s base salary; and

-

the highest annual incentive program payment paid or payable during the three years preceding the year of the change in control (but not less than the annual incentive program target for the year of the change in control);

•

For replacement awards relating to awards granted on or after April 28, 2011, full vesting for any PSU awards for the performance cycle ending in the year of the change in control. The cash payment will be based upon the greater of target or actual performance through the date of the change in control, with each PSU valued at the highest closing price for our Common Stock during the 60 days prior to the change in control;

•

For replacement awards relating to awards granted on or after April 28, 2011, full vesting of outstanding PSU awards at target that are in the second year of the performance cycle at the time of the change in control and prorated vesting of outstanding PSU awards at target that are in the first year of the performance cycle at the time of the change in control;

•

Continuation of medical and other benefits for 24 months (or, if less, the number of months until the executive attains age 65, but not less than 12 months), or payment of the value of such benefits if continuation is not permitted under the terms of the applicable plan;

•	Outplacement services up to $35,000 and reimbursement for financial counseling and tax preparation services for two years;

•	For participants in the DB SERP an enhanced benefit reflecting an additional two years of credit; and

•

For participants in the DC SERP an enhanced benefit reflecting a cash payment equal to the applicable percentage rate multiplied by his or her annual base salary and last annual incentive pay calculated as if such amounts were paid during the years in the executive’s severance period.

In February 2011, we amended the EBPP 3A to eliminate the excise tax gross-up for all participants.

Our Incentive Plan provides for full vesting of all unvested replacement awards relating to outstanding stock options and RSUs (including accrued cash credits equivalent to dividends that would have been earned had the executive held Common Stock instead of RSUs) granted on or after April 28, 2011, for a termination after a change in control. The table below summarizes the severance payments and all other amounts that would have vested and become payable if a change in control occurred and the executive officer’s employment terminated on December 31, 2012.

Name	Lump Sum Cash Severance Payment ($)	PSU Related Payments(1) ($)		Vesting of Stock Options(2) ($)	Vesting of Restricted Stock Units(3) ($)	Value of Medical and Other Benefits Continuation(4) ($)	Value of Financial Planning and Outplace- ment(5) ($)	Value of Enhanced DB SERP/ DC SERP and 401(k) Benefit(6) ($)	Total(7) ($)
J. P. Bilbrey	6,559,352	566,374	(8)	3,287,920	—	22,612	66,600	6,155,771	16,658,629
H. P. Alfonso	2,529,687	0	(9)	690,438	—	32,972	66,600	462,936	3,782,633
M. G. Buck	2,129,153	193,790		630,950	—	31,356	66,600	1,685,684	4,737,533
T. L. O’Day	1,556,490	176,939		575,731	—	20,820	66,600	283,174	2,679,754
L. M. Turner	1,520,000	134,811		—	2,044,560	10,414	66,600	228,000	4,004,385

(1)	Amounts reflect vesting of PSUs awarded on or after April 28, 2011, as follows:

•

For the performance cycle ending December 31, 2013, at target performance as of December 31, 2012, with the value per PSU of $72.22, the closing price of our Common Stock on the New York Stock Exchange on December 31, 2012; and

•

For the performance cycle ending December 31, 2014, one-third of the contingent target units awarded, at target performance as of December 31, 2012, with the value per PSU of $72.22, the closing price of our Common Stock on the New York Stock Exchange on December 31, 2012.

(2)	Reflects the value of unvested options that would vest upon the executive’s employment termination following a change in control based on the excess, if any, of the value of our Common Stock of $72.22 on December 31, 2012, over the exercise price for the options. Information regarding unvested options as of December 31, 2012, can be found in the Outstanding Equity Awards table.

(3)	Reflects the value of unvested RSUs that would vest upon the executive’s employment termination following a change in control based on the value of our Common Stock of $72.22 on December 31, 2012, as well as the accrued cash credits equivalent to dividends that would have been earned had the executive held Common Stock instead of RSUs. Information regarding unvested RSUs as of December 31, 2012, can be found in the Outstanding Equity Awards table.

(4)	Reflects projected health and welfare benefit continuation premiums paid by the Company over a 24 month period (or, if less, the number of months until the executive attains age 65 but not less than 12 months).

(5)	Value of maximum payment for financial planning and tax preparation continuation for two years following termination of employment plus outplacement services of $35,000.

(6)	For Mr. Bilbrey and Ms. Buck, this value reflects the amount of enhanced DB SERP and lump sum amount of employer 401(k) and supplemental 401(k) matching amounts over a two-year period. For Mr. Alfonso, the value reflects the lump sum amount of DC SERP, CLRP, and employer 401(k) and supplemental 401(k) matching amounts over a two-year period. For Mr. O’Day, the value reflects the amount of DC SERP, Core Retirement Contribution, Supplemental Core Retirement Contribution, and employer 401(k) and supplemental 401(k) matching amounts that would have been paid had he remained an employee until age 65. For Ms. Turner, the value reflects the lump sum amount of DC SERP, Core Retirement Contribution, Supplemental Core Retirement Contribution, and employer 401(k) and supplemental 401(k) matching amounts over a two-year period.

(7)	For any given executive the total payments made in the event of termination after a change in control would be reduced to the “safe harbor” limit under IRC section 280G if such reduction would result in a greater after-tax benefit for the executive.

(8)	For Mr. Bilbrey, the value reflects the incremental payment of a portion of the 2011-2013 PSUs awarded in recognition of his promotion to CEO in May 2011. As of December 31, 2012, Mr. Bilbrey, as a retiree, would receive no incremental benefit for PSUs awarded during 2012.

(9)	As of December 31, 2012, Mr. Alfonso, as a retiree, would receive no incremental benefit for PSU awards made after April 28, 2011.

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

What am I voting on?

You are being asked to vote on a proposal commonly known as a “say-on-pay” proposal, which gives you the opportunity to approve or not approve, on a non-binding advisory basis, our executive officer compensation program, policies and practices through the following resolution:

“RESOLVED, that the stockholders of The Hershey Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure set forth, pursuant to Item 402 of Regulation S-K, in the Company’s proxy statement for the 2013 annual meeting of stockholders.”

What factors should I consider in voting on this proposal?

We urge you to consider the various factors regarding our executive compensation program, policies and practices as detailed in the Compensation Discussion and Analysis, beginning on page 42.

As discussed at length in the Compensation Discussion and Analysis, we believe that our executive compensation program is competitive and governed by pay-for-performance principles. We emphasize compensation opportunities that reward results. Our stock ownership requirements and use of stock-based incentives reinforce the alignment of the interests of our executives with those of our long-term stockholders. In doing so, our executive compensation program supports our strategic objectives and mission.

Why is this proposal being submitted to the stockholders?

This “say-on-pay” proposal is being submitted to you to obtain the advisory vote of the stockholders in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act, section 14A of the Securities Exchange Act of 1934, as amended, and the SEC’s rules. The Dodd-Frank Act requires that public companies give their stockholders the opportunity to cast advisory votes relating to executive compensation at the first annual meeting of stockholders held after January 21, 2011, and no less frequently than once every three years thereafter. At the 2011 annual meeting, the Board of Directors recommended, and our stockholders approved, holding a “say-on-pay” vote every year. Accordingly, we will hold a “say-on-pay” vote annually until the 2017 annual meeting, when stockholders will be asked to vote again on how frequently we should hold the “say-on-pay” vote.

Is this vote binding on the Board of Directors?

Because your vote is advisory, it will not be binding upon the Board of Directors. However, as noted in the Compensation Discussion and Analysis, our Board of Directors (including our Compensation and Executive Organization Committee) will take into account the outcome of the vote when considering future decisions affecting executive compensation as it deems appropriate.

How many votes will be required for approval of Proposal No. 3?

Approval of Proposal No. 3, the advisory, non-binding “say-on-pay” proposal, requires that a majority of the votes of the shares of Common Stock and Class B Common Stock present and entitled to vote on the proposal are cast in favor of the proposal.

How does the Board of Directors recommend that I vote?

The Board of Directors unanimously recommends that stockholders vote FOR Proposal No. 3, the advisory resolution approving the compensation of the Company’s named executive officers as

described in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

What is section 16(a) of the Securities Exchange Act of 1934?

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and any person who is the beneficial owner of more than 10% of our outstanding Common Stock to file reports with the SEC showing their ownership and changes in ownership of Hershey securities. Based solely on our examination of these reports and on written representations provided to us, it is our opinion that all reports for 2012 were timely filed, except for a Form 4 filed by Humberto P. Alfonso on March 12, 2012 reporting the withholding of shares to cover tax liability on a payout of deferred RSUs and a Form 4 filed by Mr. Alfonso on May 3, 2012 reporting the disposition of shares held under the Company’s 401(k) Plan.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

What is being disclosed in this section?

SEC regulations require that we disclose any transaction, or series of similar transactions, since the beginning of 2012, or any currently proposed transactions, in which the Company was or is to be a participant, in which the amount involved exceeds $120,000 and in which any of the following persons had or will have a direct or indirect material interest:

•	Our directors or nominees for director;

•	Our executive officers;

•	Persons owning more than 5% of any class of our outstanding voting securities; or

•	The immediate family members of any of the persons identified in the preceding three bullets.

The SEC refers to these types of transactions as related person transactions and to the persons listed in the bullets as related persons. The SEC is concerned about related person transactions because such transactions, if not properly monitored, may present risks of conflicts of interest or the appearance of conflicts of interest.

Does the Company have a policy to review, approve or ratify related person transactions?

Our Board has adopted a Related Person Transaction Policy that governs the review, approval or ratification of related person transactions. The Related Person Transaction Policy may be viewed on the Company’s website, www.thehersheycompany.com, in the Investors section.

Under our policy, each related person transaction, and any significant amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of our

Board composed solely of independent directors who have no interest in the transaction. We refer to each such committee as a Reviewing Committee. The policy also permits the disinterested members of the full Board to act as a Reviewing Committee.

The Board has designated the Governance Committee as the Reviewing Committee primarily responsible for the administration of the Related Person Transaction Policy. In addition, the Board has designated special Reviewing Committees to oversee certain transactions involving the Company and Hershey Trust Company, the Milton Hershey School Trust and companies owned by the Milton Hershey School Trust, which we describe in further detail in the answer to the fourth question in this section below. Finally, the policy provides that the Compensation and Executive Organization Committee will review and approve, or review and recommend to the Board for approval, any employment relationship or transaction involving an executive officer of the Company and any related compensation.

When reviewing, approving or ratifying a related person transaction, the Reviewing Committee will examine several things, including the approximate dollar value of the transaction and all material facts about the related person’s interest in, or relationship to, the transaction. If the related person transaction involves an outside director or nominee for director, the Reviewing Committee also may consider whether the transaction would compromise the director’s status as an “independent director,” “outside director” or “non-employee director” under our Corporate Governance Guidelines and rules and regulations of the New York Stock Exchange, the Internal Revenue Code or the Securities Exchange Act of 1934, as amended.

Was the Company a participant in any related person transactions in 2012, or does the Company currently contemplate being a participant in any related person transactions in 2013, involving its directors, executive officers or their immediate family members?

We were not a participant in any related person transactions in 2012, and do not currently contemplate being a participant in any related person transactions in 2013, involving our directors, executive officers or their immediate family members.

Was the Company a participant in any related person transactions in 2012, or does the Company currently contemplate being a participant in any related person transactions in 2013, involving a stockholder owning more than 5% of any class of the Company’s voting securities?

We engage in certain transactions with Milton Hershey School, the Milton Hershey School Trust and companies owned by the Milton Hershey School Trust. As discussed in the next question, many of these transactions are immaterial, ordinary course transactions and are not considered related person transactions. However, from time to time we may engage in certain related person transactions with the Milton Hershey School Trust and its affiliates.

Our Board has directed that a special Reviewing Committee composed of the directors elected by the holders of the Common Stock voting separately as a class review and make recommendations to the Board regarding these transactions. However, the Board also has directed that, if there are no directors on the Board who were elected by the holders of our Common Stock voting separately, such transactions will be reviewed by the independent members of the Executive Committee who have no affiliation with the Milton Hershey School Trust or its affiliates. In addition to the process outlined above, the Board has authorized the independent directors having no affiliation with the Milton Hershey School Trust or its affiliates to designate another special Reviewing Committee to review these transactions.

We were not a participant in any related person transactions in 2012, and do not currently contemplate being a participant in any related person transactions in 2013, involving the Milton Hershey School Trust, its affiliates or any other stockholder owning more than 5% of any class of the Company’s voting securities.

Did the Company engage in other transactions with the Milton Hershey School Trust or its affiliates during 2012?

During 2012, we engaged in transactions in the ordinary course of our business with Milton Hershey School, the Milton Hershey School Trust, and companies owned by the Milton Hershey School Trust. These transactions involved the sale or purchase of goods and services. The transactions were primarily with Hershey Entertainment & Resorts Company, a company that is wholly-owned by the Milton Hershey School Trust. All sales and purchases were made on terms and at prices we believe were generally available in the marketplace and were in amounts that were not material to us or to the Milton Hershey School Trust. Therefore, they are not related person transactions and did not have to be approved under our Related Person Transaction Policy. However, because of our relationship with the Milton Hershey School Trust, we have elected to disclose the aggregate amounts of these transactions for your information. In this regard:

•	Our total sales to these entities in 2012 were approximately $1.6 million; and

•	Our total purchases from these entities in 2012 were approximately $2.7 million.

We do not expect that the types of transactions or the amount of payments will change materially in 2013.

We made a $200,000 contribution to the M. S. Hershey Foundation in 2012 to support The Hershey Story, The Museum on Chocolate Avenue, a facility recently constructed by the Foundation in Hershey, Pennsylvania, to honor the life and legacy of our founder, Milton S. Hershey. To date, we have contributed $1 million to the Foundation to support The Hershey Story. The Foundation was established by Mr. Hershey in 1935 to provide educational and cultural benefits for the residents of Derry Township, Pennsylvania, where the community of Hershey is located. The Foundation is separate from the Milton Hershey School Trust; however, it is governed by a board of managers appointed by Hershey Trust Company, as trustee for the trust established by Mr. Hershey to benefit the Foundation, from the membership of the board of directors of Hershey Trust Company. James M. Mead, an independent member of our Board of Directors and an independent member of the board of directors of Hershey Trust Company and the board of managers of Milton Hershey School, also is a member of the board of managers of the Foundation. Mr. Mead received no compensation for his service on the board of managers of the Foundation.

The Company leases to Hershey Entertainment & Resorts Company a portion of a building owned and occupied by the Company in Hershey, Pennsylvania. The leased area consists of approximately 22,500 square feet of storage space in the building that is not being utilized currently by the Company. The lease was first entered into on January 1, 2011, and had a term of one year. The lease permits Hershey Entertainment & Resorts Company to renew the lease for subsequent one-year terms and, if space is available, to request an increase in the area occupied. Hershey Entertainment & Resorts Company elected to renew the lease for additional one-year terms beginning January 1 of 2012 and 2013 with no changes to the occupied area. The lease is on terms we believe are generally available in the marketplace and is not material to us or Hershey Entertainment & Resorts Company. Rent during each calendar year of the lease was $90,000, which included a pro rata allocation of utilities, insurance, maintenance and other operating costs.

INFORMATION ABOUT THE 2014 ANNUAL MEETING

When is the 2014 annual meeting of stockholders?

Our 2014 annual meeting of stockholders will be held on April 29, 2014.

What is the deadline to submit a proposal for inclusion in the proxy materials for the 2014 annual meeting?

To be eligible for inclusion in the proxy materials for the 2014 annual meeting, a stockholder proposal must be received by our Corporate Secretary by the close of business on November 19, 2013, and comply in all respects with applicable rules of the SEC. Stockholder proposals should be addressed to The Hershey Company, Attn: Corporate Secretary, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810.

What procedure should I follow if I intend to present a proposal or nominate a director from the floor at the 2014 annual meeting?

A stockholder may present a proposal not included in our 2014 proxy materials from the floor of the 2014 annual meeting only if our Corporate Secretary receives notice of the proposal, along with additional information required by our by-laws, during the time period beginning at the close of business on December 31, 2013, and ending at the close of business on January 30, 2014. Notice should be addressed to The Hershey Company, Attn: Corporate Secretary, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810.

The notice must contain the following additional information:

•	The stockholder’s name and address;

•	The stockholder’s shareholdings;

•	A brief description of the proposal;

•	A brief description of any financial or other interest the stockholder has in the proposal; and

•	Any additional information that the SEC would require if the proposal were presented in a proxy statement.

A stockholder may nominate a director from the floor of the 2014 annual meeting only if our Corporate Secretary receives notice of the nomination, along with additional information required by our by-laws, during the time period beginning at the close of business on December 31, 2013, and ending at the close of business on January 30, 2014. The notice must contain the following additional information:

•	The stockholder’s name and address;

•	A representation that the stockholder is a holder of record of any class of our equity securities;

•	A representation that the stockholder intends to make the nomination in person or by proxy at the meeting;

•	A description of any arrangement the stockholder has with the individual the stockholder plans to nominate and the reason for making the nomination;

•	The nominee’s name, address and biographical information;

•	The written consent of the nominee to serve as a director if elected; and

•

Any additional information regarding the nominee that the SEC would require if the nomination were included in a proxy statement regardless of whether the nomination may be included in such proxy statement.

Any stockholder holding 25% or more of the votes entitled to be cast at the annual meeting is not required to comply with these pre-notification requirements.

By order of the Board of Directors,

Leslie M. Turner

Senior Vice President,

General Counsel and Secretary

March 19, 2013

THE HERSHEY COMPANY P.O. BOX 810 HERSHEY, PA 17033-0810

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on April 29, 2013. Have your proxy and voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - (800) 690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EDT on April 29, 2013. Have your proxy and voting instruction card in hand when you call and then follow the instructions from the telephone voting site.

VOTE BY MAIL

Mark, sign and date your proxy and voting instruction card and return it in the postage-paid envelope we have provided or return it to The Hershey Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

401(k) PLAN AND PR 401(k) PLAN PARTICIPANTS

Your voting instructions must be received no later than 11:59 p.m. EDT on April 25, 2013. Use any of the voting methods above to submit your voting instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M53457-P33583-Z59604                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY AND VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED

THE HERSHEY COMPANY			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each of the following nominees:
1.	Election of Directors:		☐	☐	☐
Nominees:
	01) P. M. Arway	06) J. M. Mead
	02) J. P. Bilbrey	07) J. E. Nevels
	03) R. F. Cavanaugh	08) A. J. Palmer
	04) C. A. Davis	09) T. J. Ridge
	05) R. M. Malcolm	10) D. L. Shedlarz
The Board of Directors recommends you vote FOR Proposals 2 and 3:								For	Against	Abstain
2.	Ratify the appointment of KPMG LLP as independent auditors for 2013.							☐	☐	☐
3.	Approve, on a non-binding advisory basis, a resolution approving executive compensation.							☐	☐	☐
The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.

NOTE: Please follow the instructions above to vote by Internet or telephone, or mark, sign (exactly as name(s) appear(s) above) and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Admission Ticket

THE HERSHEY COMPANY

2013 Annual Meeting of Stockholders

Tuesday, April 30, 2013

10:00 a.m. EDT

GIANT Center

550 West Hersheypark Drive

Hershey, PA 17033

Presenting this Admission Ticket at

HERSHEY’S CHOCOLATE WORLD visitors center

entitles you to 25% off selected items

from 9:00 a.m. until 5:00 p.m. EDT

on April 30, 2013.

Offer good on April 30, 2013, only.

Important Notice Regarding the Availability of Proxy Materials for the

2013 Annual Meeting of Stockholders to be held on April 30, 2013:

The 2013 Notice of Annual Meeting and Proxy Statement, 2012 Annual Report to Stockholders

and proxy card are available at www.proxyvote.com.

ÀFOLD AND DETACH HEREÀ	ÀFOLD AND DETACH HEREÀ
M53458-P33583-Z59604

THE HERSHEY COMPANY

STOCKHOLDER’S PROXY AND VOTING INSTRUCTION CARD

The undersigned hereby appoints J. P. Bilbrey and L. M. Turner, and each of them, as proxies, with full power of substitution, to attend The Hershey Company (the “Company”) Annual Meeting of Stockholders to be held at 10:00 a.m. EDT, April 30, 2013, at GIANT Center, 550 West Hersheypark Drive, Hershey, Pennsylvania, or at any adjournment thereof (“Annual Meeting”), and to vote all of the undersigned’s shares of the Company’s Common Stock in the manner directed on the reverse side of this card. The shares represented by this proxy, when executed properly, will be voted in the manner directed. If direction is not given but the card is signed, this proxy will be voted FOR the election of all nominees under Proposal 1, FOR Proposal 2, and FOR Proposal 3 as set forth on the reverse side, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

SPECIAL INFORMATION for participants in The Hershey Company 401(k) Plan (“401(k) Plan”) and The Hershey Company Puerto Rico 401(k) Plan (“PR 401(k) Plan”): This proxy also provides voting instructions for shares held on the record date for the Annual Meeting by Vanguard Fiduciary Trust Company (“Vanguard”),* as trustee of the 401(k) Plan or as custodian appointed by Banco Popular de Puerto Rico, trustee of the PR 401(k) Plan, as applicable. If you are a participant in either plan, this paragraph (and not the paragraph above) applies with respect to voting these plan shares. By marking and returning this card, you will direct Vanguard (i) how to vote the shares of Common Stock allocated to your account in that plan and (ii) how to vote a portion of the shares of Common Stock allocated to the accounts of other participants in that plan who have not submitted voting instructions by the voting deadline. If Vanguard receives your properly marked and executed card on or before April 25, 2013, Vanguard will vote these shares in the manner directed by you. If direction is not given or is received after April 25, 2013, Vanguard will vote these shares in the 401(k) Plan or PR 401(k) Plan, as applicable, in the same proportion, respectively, as the final aggregate vote of the 401(k) Plan or PR 401(k) Plan participants who submitted timely votes on the matter.

This proxy is solicited on behalf of the Board of Directors pursuant to a separate Notice of Annual Meeting and Proxy Statement dated March 19, 2013, receipt of which is hereby acknowledged. The shares of Common Stock represented by this proxy shall be entitled to one vote for each such share held. Except with regard to voting separately as a class on the election of R. M. Malcolm and A. J. Palmer, shares of Common Stock will vote together with shares of Class B Common Stock without regard to class.

THIS PROXY AND VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.

*  Vanguard Fiduciary Trust Company, in its capacity as trustee or custodian, has appointed Broadridge as agent to tally the vote.

THE HERSHEY COMPANY P.O. BOX 810 HERSHEY, PA 17033-0810	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on April 29, 2013. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - (800) 690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EDT on April 29, 2013. Have your proxy card in hand when you call and then follow the instructions from the telephone voting site.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Hershey Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M53459-P33583-Z59604 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE HERSHEY COMPANY				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote
FOR each of the following nominees:
1.	Election of Directors			☐	☐	☐
Nominees:
	01)	P. M. Arway	06) J. E. Nevels
	02)	J. P. Bilbrey	07) T. J. Ridge
	03)	R. F. Cavanaugh	08) D. L. Shedlarz
	04)	C. A. Davis
	05)	J. M. Mead
									For	Against	Abstain
The Board of Directors recommends you vote FOR Proposals 2 and 3:
2.	Ratify the appointment of KPMG LLP as independent auditors for 2013.								☐	☐	☐
3.	Approve, on a non-binding advisory basis, a resolution approving executive compensation.								☐	☐	☐
The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.

NOTE: Please follow the instructions above to vote by Internet or telephone, or mark, sign (exactly as name(s) appear(s) above) and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Admission Ticket

THE HERSHEY COMPANY

2013 Annual Meeting of Stockholders

Tuesday, April 30, 2013

10:00 a.m. EDT

GIANT Center

550 West Hersheypark Drive

Hershey, PA 17033

Presenting this Admission Ticket at

HERSHEY’S CHOCOLATE WORLD visitors center

entitles you to 25% off selected items

from 9:00 a.m. until 5:00 p.m. EDT

on April 30, 2013.

Offer good on April 30, 2013, only.

Important Notice Regarding the Availability of Proxy Materials for the

2013 Annual Meeting of Stockholders to be held on April 30, 2013:

The 2013 Notice of Annual Meeting and Proxy Statement, 2012 Annual Report to Stockholders

and proxy card are available at www.proxyvote.com.

ÀFOLD AND DETACH HEREÀ	ÀFOLD AND DETACH HEREÀ
M53460-P33583-Z59604

THE HERSHEY COMPANY

CLASS B COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, having received the Notice of Annual Meeting and Proxy Statement of The Hershey Company (the “Company”) dated March 19, 2013, appoints J. P. Bilbrey and L. M. Turner, and each of them, as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of the Company’s Class B Common Stock at the Annual Meeting of Stockholders to be held at 10:00 a.m. EDT, April 30, 2013, at GIANT Center, 550 West Hersheypark Drive, Hershey, Pennsylvania, or at any adjournment thereof.

The shares represented by this proxy will be voted in the manner directed herein by the undersigned stockholder(s), who shall be entitled to cast ten votes for each such share held. If direction is not given but the card is signed, this proxy will be voted FOR the election of all nominees under Proposal 1, FOR Proposal 2, and FOR Proposal 3 as set forth on the reverse side, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

This proxy is continued on the reverse side.